UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Willis Towers Watson Public Limited Company

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2020 Year-End Proxy Statement

Willis Towers Watson Public Limited Company

Willis Towers Watson

Notice of Annual General Meeting of Shareholders

Date and Time: Tuesday, May 11, 2021 at 9:00 a.m. EDT. Registration begins at 8:30 a.m. EDT

Location:	Willis Towers Watson Public Limited Company, 1450 Brickell Avenue, Suite 1600, Miami, Florida 33131; and Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland (participation by technological means)

We are pleased to invite you to join Willis Towers Watson Public Limited Company’s 2021 Annual General Meeting of Shareholders.

Items of business:

1)	Election of nine directors

2)	Advisory (non-binding) vote to ratify the appointment of the independent auditors and binding vote to fix the independent auditors’ remuneration

3)	Advisory (non-binding) vote to approve named executive officer compensation

4)	Renewal of the Board’s existing authority to issue shares under Irish law

5)	Renewal of the Board’s existing authority to opt out of statutory pre-emption rights under Irish law

Who can vote:

●	Only shareholders of record on March 11, 2021 are entitled to receive notice of, and to attend and vote at, the meeting and any adjournment or postponement of the meeting.

How to vote:

●

Shareholders may vote by mail, over the Internet, by telephone, or in person at the annual meeting. See “Additional Information — Information about the Proxy Materials and the 2021 Annual General Meeting of Shareholders” in this Proxy Statement for more information.

Attending the meeting:

●

Shareholders entitled to attend and vote at the Annual General Meeting may attend at the Miami offices of Willis Towers Watson, 1450 Brickell Avenue, Unit 1600, Miami, Florida 33131, or may participate in the meeting in Ireland by technological means, which will be available at the offices of Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the time of the meeting (and such participation shall constitute presence in person at the Annual General Meeting).

●

We understand that Irish law requires companies to hold shareholder meetings at a physical location. However, in light of COVID-19, we strongly encourage our shareholders to vote by proxy prior to 11:59 p.m. EDT on May 10, 2021. With respect to shares held through a Company employee share plan, shareholders must vote by proxy prior to 11:59 p.m. EDT on May 6, 2021. Depending on concerns about and developments relating to the outbreak of COVID-19, the Board could determine to change the date, time and/or format of the meeting, subject to Irish law requirements. The Company would publicly announce any such changes and how to participate in the meeting by press release and additional proxy materials filed with the U.S. Securities and Exchange Commission (“SEC”) as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with Irish law and SEC rules and requirements. The Company will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the meeting. The Company also intends to comply with any public health guidelines applicable to Miami, Florida or Dublin, Ireland, which may impact the meeting.

●

Shareholders who wish to attend the meeting in person should review “Additional Information — Information about the Proxy Materials and the 2021 Annual General Meeting of Shareholders — What do I need in order to be admitted to the Annual General Meeting of Shareholders?” and “—Are any special measures being taken at the Annual General Meeting as a result of the current COVID-19 outbreak” in this Proxy Statement. You will need proof of record or beneficial ownership of the Company’s ordinary shares as of that date in order to enter the meeting.

Date of mailing:

●

This Proxy Statement, the Company’s Annual Report on Form 10-K and the Irish Statutory Accounts are available at www.proxyvote.com. These materials were mailed or made available to shareholders on or about March 24, 2021.

Your vote is important. We urge you to participate in deciding the items on the agenda and to read this Proxy Statement and accompanying materials for additional information concerning the matters to be considered at this meeting. Shareholders present at the meeting will have an opportunity to ask questions regarding the Irish Statutory Accounts and related reports to the representatives of our independent auditors. The only matters that will be addressed at the Annual General Meeting of Shareholders will be the items of business on the agenda included in this Proxy Statement.

On behalf of the Board of Directors,

Nicole Napolitano

Company Secretary & General Counsel, Corporate Governance

March 24, 2021

Important Notice Regarding the Availability of Proxy Materials for the Company’s Annual General Meeting of Shareholders to be held on May 11, 2021. This Proxy Statement, the Company’s Annual Report on Form 10-K and the Irish Statutory Accounts are available at www.proxyvote.com.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proxy Statement Highlights

The below provides an overview of each of the proposals being presented at the Company’s 2021 Annual General Meeting of Shareholders. For more complete information, please review the respective proposals in their entirety.

Items of Business:		Page number	Board vote recommendation

1.	Elect Directors To elect the nine persons named in this Proxy Statement to serve as directors for a one-year term	1	FOR

2.	Ratify the Appointment of the Independent Auditors in an Advisory (Non-binding) Vote and Fix the Independent Auditors’ Remuneration in a Binding Vote To ratify, on a non-binding advisory basis, the selection of (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte Ireland LLP to audit our Irish Statutory Accounts, and to authorize the Board, acting through the Audit Committee, to fix the remuneration of the independent auditors on a binding basis	29	FOR

3.	Approve Named Executive Officer Compensation in an Advisory (Non-binding) Vote To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers	33	FOR

4.	Renew the Board’s Existing Authority to Issue Shares under Irish Law Renew the Board’s authority to issue up to approximately 33% of the Company’s issued ordinary share capital as of March 11, 2021, for a period expiring 18 months from the passing of the resolution	87	FOR

5.	Renew the Board’s Existing Authority to Opt Out of Statutory Pre-emption Rights under Irish Law Renew the Board’s authority to issue, free of pre-emptive rights, up to 5% of the Company’s issued ordinary share capital as of March 11, 2021 (and an additional 5% provided the Company uses it only in connection with an acquisition or approved capital acquisition) for a period expiring 18 months from the passing of the resolution	88	FOR

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	i

Proxy Statement Highlights		i

Proposal No. 1:	Elect Directors	1

Corporate Governance		13

Proposal No. 2:	Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit Committee, to Fix the Independent Auditors’ Remuneration	29

Proposal No. 3:	Advisory (Non-binding) Vote on Named Executive Officer Compensation	33

Executive Compensation: Compensation Discussion and Analysis		34

Compensation Committee Report		59

Compensation Committee Interlocks and Insider Participation		59

Compensation Tables		60

Securities Authorized for Issuance under Equity Compensation Plans		86

Proposal No. 4:	Renew the Board’s Existing Authority to Issue Shares under Irish Law	87

Proposal No. 5:	Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	88

Additional Information:		90

Security Ownership of Certain Beneficial Owners and Management		90

Incorporation by Reference		92

Information about the Proxy Materials and the 2021 Annual General Meeting of Shareholders		92

Shareholder and Other Proposals for the 2022 Annual General Meeting		98

Disclaimer Regarding Forward-Looking Statements		99

ii	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors

Willis Towers Watson Public Limited Company was formed on January 4, 2016 upon completion of the merger (the “Merger”) between Willis Group Holdings Public Limited Company (“legacy Willis Group”) and Towers Watson & Co. (“legacy Towers Watson”). We are a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. We have more than 45,000 employees and service clients in more than 140 countries and territories. In this Proxy Statement, we refer to Willis Towers Watson as the “Company,” “we” and “our.”

Our Board of Directors (the “Board”) is responsible for overseeing our global business in a manner consistent with its fiduciary duties. This oversight requires highly skilled individuals with various qualities, attributes and professional experience. The Corporate Governance and Nominating Committee (the “Governance Committee”) continuously assesses the Board’s size and composition to determine if it is effective and represents the long-term interests of shareholders.

As discussed further below, the Governance Committee believes that the slate of nominees as a whole reflects the collective knowledge, integrity, reputation and leadership abilities, and the diversity of skills and experience and attributes that are appropriate for the Company’s governance. At the Governance Committee’s recommendation, the Board has nominated all current directors to hold office until the next Annual General Meeting of Shareholders unless they are removed or resign before that meeting.

The Board unanimously recommends a vote “FOR” the election of each of the directors.

Required Vote

Our directors are elected by way of separate resolutions, each of which requires the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting of Shareholders, and hold office until the next Annual General Meeting of Shareholders unless they are removed or resign before that meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board.

Diversity

We are committed to maintaining diversity on our Board as provided in our Corporate Governance Guidelines. Both the Board and the Governance Committee believe that Board diversity is important to ensure a balanced Board with a rounded perspective. Diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. We believe that our commitment is demonstrated by the current composition of our Board, the diversity of gender, ethnicity and nationality (as self-identified), and the varied backgrounds and skill sets of our current directors and nominees:

●	88.8% of the Board is independent;

●	33.3% of the Board is female, including the Compensation Committee Chairman;

●	33.3% of the Board has non-U.S. citizenship, including the Audit Committee Co-Chairman and Risk Committee Chairman; and

●	22.2% of the Board is of Asian (Chinese and Indian) descent.

Board Evaluation Process

The Governance Committee considers the Board’s size, composition and effectiveness throughout the year. This includes a robust and constructive annual evaluation process, which the Board recognizes is an essential component of good corporate governance and Board effectiveness.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 1

Proposal No. 1: Elect Directors (continued)

The Governance Committee oversees the process and format of the evaluations of the Board and its Committees. As the process is dynamic, the format may change from year-to-year at the discretion of the Governance Committee to ensure that honest and actionable feedback is solicited and obtained from the directors. As the Board manages evolving expectations for how boards should meet their oversight duties and assess their own performance, the format of the evaluations may vary from written questionnaires analyzed by the office of the Corporate Secretary to interviews by the Governance Committee Chairman or a third-party facilitator.

On March 9, 2020, the Company and Aon plc (“Aon”), entered into a Business Combination Agreement, providing for the combination of the two companies (the “Business Combination Agreement”). In the event that the Aon business combination does not close in 2021, the annual evaluation will be conducted later this year.

Typically, the annual evaluation involves a multi-step process, as set forth below, that aims to generate robust comments and discussion at all levels of the Board and each Committee, with topics ranging from Board composition to processes to materials:

●

Step 1: The Governance Committee reviews and approves the process and outline for questions (whether in the form of written questionnaires or questions to be used for open dialogue), including whether to appoint a third-party facilitator.

●	Step 2: Directors provide responses to the questions, which address a variety of topics including, among other things:

O	Board composition and structure;

O	meetings, materials and topics;

O	Board interaction with management;

O	continuing education; and

O	effectiveness of the Board.

●	Step 3: The evaluation results are then discussed in closed-session discussions:

O	with the Governance Committee, which reviews the results of the full Board as well as each Committee evaluation;

O	by each Committee, with discussions being led by the independent Committee Chairmen; and

O	by the full Board, with discussions being led by the Non-Executive Chairman. Each Committee Chairman also reports to the full Board regarding the discussions held at the Committee closed sessions.

●	Step 4: Based on evaluation results, the Non-Executive Chairman and Committee Chairmen work to implement changes in practices or procedures, as appropriate.

The evaluation process has resulted in enhancements or changes to, among other things, meeting materials, meeting topics, meeting structure, committee structure and composition and the evaluation process itself.

Qualifications

When recommending an individual for new or continued membership on the Board, the Governance Committee considers each nominee’s individual qualifications in light of the overall mix of attributes represented on the Board, and the Company’s current and future needs. In its assessment of each nominee, the Governance Committee considers, at a minimum, the person’s integrity, experience, reputation, judgment, independence, maturity, skills and personality, commitment and, for current directors, his or her performance on the Board and its Committees. Extensive knowledge of our business and

2	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

industry is also a key quality for directors. The Governance Committee believes each of the director nominees possesses extensive knowledge of the Company’s business and industry, which uniquely positions each of them to oversee the Company’s long-term strategy.

The Governance Committee also considers each director’s ability to devote the time and effort necessary to fulfill responsibilities to the Company and, for current directors, whether each director has attended at least 75% of the aggregate of the total number of meetings held by the Board and any committee on which he or she served. In 2020, all directors satisfied these criteria.

The Governance Committee believes service on other public or private boards in markets around the world also enhances a director’s knowledge and board experience. It considers the experience of a director on other boards and board committees in both nomination decisions and in recommending the membership slate for each of the Company’s Board Committees.

The Governance Committee believes that leadership experience, including through employment as CEO of a public company or membership on the board of directors of a public company, is important to the Board’s ability to oversee management. Additionally, because of the Company’s global reach, international experience or knowledge of or experience in a key geographic area is important. In light of its public and global nature (including conducting business in different countries and currencies), the Company also seeks a high level of financial literacy and experience for the Board and its Committees. As the Company’s business also requires continuous compliance with the regulatory requirements of various agencies, legal or governmental expertise is helpful. The Governance Committee also believes that the Company distinguishes itself from its competitors through marketing and, as a result, a strong marketing perspective is also beneficial.

In assessing whether directors and director nominees have sufficient time to devote to Board duties and responsibilities, the Governance Committee considers, among other things, the number of other public company boards of directors on which a director serves as well as other commitments. Pursuant to the Corporate Governance Guidelines, each director (other than the CEO), may serve on no more than three public company boards of directors in addition to the Board (four boards in total). None of the Company’s directors would be considered “overboarded” under the terms of the Guidelines. The Board believes that an executive position at a special purpose acquisition company without operations differs from a full-time executive position at a public company with operations. Further, the Board believes that each director has demonstrated the ability to devote sufficient time and attention to Board and Committee duties, and otherwise fulfill the responsibilities required of directors.

The Board evaluates each director nominee and each director’s continued service on the Board, based on his or her own merits, knowledge, experience and attributes. For this reason, the Board has not adopted a mandatory retirement age as it believes that doing so might hinder the selection or continued service of a director who would serve as an asset to the Board.

We have highlighted some key qualifications, attributes, skills and experiences that were considered by the Governance Committee for each nominee. The absence of a particular bullet point does not mean that a director does not possess other important qualifications or skills.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	3

Proposal No. 1: Elect Directors (continued)

Independent Director;

Audit Committee Member;

Corporate Governance &

Nominating Committee

Member

Director qualification highlights include:

•  Marketing experience

•  International business experience

•  Relevant public company board and committee experience

Anna C. Catalano

Anna Catalano, 61, has served on the Board since January 4, 2016. Prior to that, starting in July 2006, Ms. Catalano served on the legacy Willis Group Board and as a member of the Corporate Governance and Nominating Committee and the Compensation Committee. Ms. Catalano was Group Vice President, Marketing for BP plc from 2001 to 2003. Prior to that, she held various executive positions at BP and Amoco, including Group Vice President, Emerging Markets at BP; Senior Vice President, Sales and Operations at Amoco; and President of Amoco Orient Oil Company.

Ms. Catalano currently serves on the public company boards of Kraton Corporation (Compensation and Governance Committees), HollyFrontier Corporation (Compensation and Governance Committees) and Frontdoor, Inc. (Compensation Committee). Ms. Catalano also serves as a director on the board of the National Association of Corporate Directors (NACD) Texas/TriCities Chapter and the NACD Corporate Directors Institute, a sister organization of NACD and the entity responsible for overseeing NACD Directorship Certification. In addition, she is an advisory board member for the World Innovation Network in Chicago, Illinois, and until recently, served on the national board of the Alzheimer’s Association and on the board of the Houston Grand Opera. Ms. Catalano previously served as a director of Mead Johnson Nutrition Company, and on the company’s Governance and Science and Nutrition Committees, from 2010 through its 2017 merger with Reckitt Benckiser when the company delisted from the NYSE. She also served as a director of Chemtura Corporation and on the company’s Compensation, Governance and Environmental/Health/Safety Committees. Ms. Catalano holds a B.S. degree in Business Administration from the University of Illinois, Champaign-Urbana.

The Board has concluded that Ms. Catalano should continue to serve on the Board due to, among other things, her significant experience in global business marketing and operations. Ms. Catalano’s more than 25 years in senior and executive global marketing and operations positions at BP and Amoco, including her significant role in repositioning the BP brand, and other positions brings to the Board deep experience in international business operations, marketing and communications. Ms. Catalano is also a frequent speaker on strategic and global branding and was recognized by Fortune Magazine as among the “Most Powerful Women in International Business.” The Board also believes that Ms. Catalano’s service on public company boards and various committees, including compensation and governance, provides significant insight into public company governance.

4	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Independent Director;

Non-Executive Chairman

of the Board;

Corporate Governance and Nominating Committee Chairman;

Compensation Committee Member

Director qualification highlights include:

•  CEO/management experience

•  Relevant board and committee experience

•  Financial and legal expertise

Victor F. Ganzi

Victor F. Ganzi, 74, has served on the Board since January 4, 2016 and as Non-Executive Chairman of the Board since January 1, 2019. Since the Merger, he has served as Chairman of the Audit & Risk Committee (from January 2016 through May 2018) and as Chairman of the Audit Committee (from May 2018 through the end of 2018). Prior to the Merger, Mr. Ganzi served on the legacy Towers Watson board of directors, where he served as Chairman of the Audit Committee and as a member of the Nominating and Governance Committee since January 2010.

Mr. Ganzi is presently a consultant and corporate director, serving on the public company board of Angion Biomedia Corp., a late-stage biopharmaceutical company, and on the boards of numerous private and not-for-profit organizations, including PGA Tour, Inc., Partnership to End Addiction, the Whitney Museum of American Art and the Madison Square Boys and Girls Club. Mr. Ganzi previously served as the President and CEO of The Hearst Corporation, a private diversified communications company, from 2002 to 2008. He served as Hearst’s Executive Vice President from 1997 to 2002 and as its COO from 1998 to 2002. Prior to joining Hearst in 1990, Mr. Ganzi was the managing partner at the international law firm of Rogers & Wells (now part of Clifford Chance) and, prior to that, practiced as a certified public accountant in taxation at a Big Four accounting firm. Mr. Ganzi previously served as a director of several public companies, including Gentiva Health Services, Inc., Wyeth and Hearst-Argyle Television, Inc. Mr. Ganzi graduated summa cum laude from Fordham University with a B.S. in Accounting, received a J.D. degree from Harvard Law School and holds an L.L.M. in Taxation from New York University.

The Board has concluded that Mr. Ganzi should continue to serve on the Board due to, among other things, his significant management, strategic and operational experience gained from a multitude of leadership roles, including as CEO, COO and General Counsel of a large international media company. The Board believes that Mr. Ganzi’s extensive legal and financial career, including his various executive officer positions and his service on numerous company boards, provides significant insight into executive management, legal and regulatory oversight, and financial and risk management, among other things.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	5

Proposal No. 1: Elect Directors (continued)

Executive Director; CEO

Director qualification highlights include:

•  CEO/management experience

•  Extensive industry and business knowledge gained from both a management and director perspective

•  International business experience

•  Relevant board and committee experience

John J. Haley

John J. Haley, 71, has served as CEO and on the Board since January 4, 2016, and prior to that, as CEO and Chairman of the legacy Towers Watson board of directors starting in January 2010 and as President starting in October 2011. Prior to his roles at legacy Towers Watson, Mr. Haley served as President and CEO of Watson Wyatt beginning on January 1, 1999, as Chairman of the board of Watson Wyatt beginning in 1999 and as a director of Watson Wyatt beginning in 1992. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and CEO of Watson Wyatt, he was the Global Director of the Benefits Group at Watson Wyatt.

Mr. Haley serves as a director of the public company board of MAXIMUS, Inc. and on the boards of New World Symphony and the Miami Cancer Institute. Mr. Haley is a Fellow of the Society of Actuaries, and a member of the American Academy of Actuaries and the Conference of Consulting Actuaries. He previously served on the board of Hudson Global, Inc., an executive search, specialty staffing and related consulting services firm. Mr. Haley is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He holds an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

The Board has concluded that Mr. Haley should continue to serve on the Board due to, among other things, his significant experience with and considerable knowledge of Willis Towers Watson, which he gained through a combined 40 years of service as an employee, manager, officer and director of Willis Towers Watson, legacy Towers Watson and legacy Watson Wyatt. This includes over 20 years of experience as CEO. The Board believes that Mr. Haley’s substantive expertise in employee benefits and actuarial consulting, including his education and affiliations as a Fellow of the Society of Actuaries and member of American Academy of Actuaries and the Conference of Consulting Actuaries, provides significant insight into Willis Towers Watson’s business and management of a global business.

6	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Independent Director; Compensation Committee Chairman;

Risk Committee Member

Director qualification highlights include:

•  Relevant board and committee experience

•  Financial expertise

•  International experience

Wendy E. Lane

Wendy E. Lane, 69, has served on the Board and as Chairman of the Compensation Committee since January 4, 2016. Prior to that, starting in April 2004, Ms. Lane served on the legacy Willis Group board of directors and as Chairman of the Compensation Committee and a member of the Audit Committee, the Strategic Alternatives, CEO Search and Executive Committees.

Ms. Lane currently serves as a director of the public company board of CoreLogic, Inc., a leading provider of consumer, financial and property data, analytics and business intelligence. In 2020, Ms. Lane joined the board of NextPoint Acquisition Corp., a special purpose acquisition company focused on the financial services industry and traded on the Toronto Stock Exchange. She also serves as a director of Al Dabbagh Group, a private Saudi Arabian company (established and chairs the Audit and Risk Committee). Ms. Lane previously served on the boards of seven additional public companies, including MSCI, Inc., where she served on the Compensation Committee, Laboratory Corporation of America where she served on the Nominating and Corporate Governance Committee and chaired the Audit and Compensation Committees, and UPM Kymmene Corporation, a Finnish public company, where she served on the Audit Committee.

In addition to her public company and international board experience, Ms. Lane has served as Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm, serving in these and other positions from 1981 to 1992. Prior to that, Ms. Lane was an investment banker at Goldman, Sachs & Co. Ms. Lane holds a B.A. from Wellesley College in Mathematics and French and an M.B.A. from Harvard Business School.

The Board has concluded that Ms. Lane should continue to serve on the Board due to, among other things, her significant experience in finance, strategic planning, corporate transactions and risk management from her more than 15 years in investment banking, including financings, mergers and acquisitions, and advisory projects. In addition, Ms. Lane’s extensive service on the boards of public and private companies located across the globe adds significant value to the Board on corporate strategy, governance and finance matters as well as international experience and perspectives. The Board believes that Ms. Lane’s broad range of experience with public company boards around the world provides significant insight into the governance, audit, risk and compensation matters of Willis Towers Watson.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	7

Proposal No. 1: Elect Directors (continued)

Independent Director;

Audit Committee

Co-Chairman;

Risk Committee Member

Director qualification highlights include:

•  CEO/management experience

•  International business experience

•  Relevant board and committee experience

Brendan R. O’Neill

Brendan R. O’Neill, 72, has served on the Board since January 4, 2016 and as Chairman of the Audit Committee since January 2019 (and as Audit Committee Co-Chairman since September 2020). Prior to that, starting in January 2010, Dr. O’Neill served on the legacy Towers Watson board and as Chairman of the Nominating and Governance Committee and as a member of the Compensation Committee. Dr. O’Neill previously served as a director of Watson Wyatt from July 2006 to 2009.

In addition to serving on the Willis Towers Watson Board, Dr. O’Neill serves on the board of Willis Limited, the principal subsidiary of Willis Towers Watson regulated by the Financial Conduct Authority, the financial services industry regulator in the U.K. Dr. O’Neill serves on the Willis Limited Audit Committee and Enterprise Risk Management Committee.

Dr. O’Neill currently serves on the board of The Institute of Cancer Research and previously served on the public company boards of Tyco International Ltd., Informa plc, Aegis Group plc and Endurance Specialty Holdings Ltd, and on the private company board of Drambuie Ltd. In addition, from 2003 until 2006, Dr. O’Neill served as an independent director for a range of companies.

Dr. O’Neill served as CEO and Director of Imperial Chemical Industries PLC (“ICI”), a manufacturer of specialty products and paints, until April 2003. Dr. O’Neill joined ICI in 1998 as its COO and Director, and was promoted to CEO in 1999. Prior to Dr. O’Neill’s career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O’Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He holds an M.A. in Natural Sciences from the University of Cambridge and a Ph.D. in Chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.).

The Board has concluded that Dr. O’Neill should continue to serve on the Board due to, among other things, his significant experience as CEO and as a senior executive of a number of U.K.-headquartered global businesses, including ICI, a former constituent of the FTSE 100 Index. The Board believes that Dr. O’Neill’s accounting and financial background and his service on international public company boards, including both Irish and U.K. companies, provide significant insight into international business management, strategy and oversight. In addition, Dr. O’Neill’s simultaneous Willis Towers Watson and Willis Limited board service is instrumental in facilitating communication between the boards of the two companies.

8	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Independent Director;

Compensation Committee

Member;

Risk Committee Member

Director qualification highlights include:

•  CEO/management and public company CFO experience

•  International business experience

•  Relevant board and committee experience

Jaymin B. Patel

Jaymin B. Patel, 53, has served on the Board since January 4, 2016. Prior to that, starting in July 2013, Mr. Patel served on the legacy Willis Group board and as a member of the Compensation Committee.

Mr. Patel currently serves as a director of the public company boards of Bally’s Corporation, a gaming corporation, and Clarim Acquisition, an e-commerce special purpose acquisition company, where he also serves as president. Additionally, Mr. Patel is the Executive Chairman of Cloud Agronomics Inc., an agriculture technology company providing geospatial imaging and next generation analytics on crop performance and yields. He is also an operating partner and board member of Grow Materials LLC, a recycled materials company that manages plastic waste through innovative engineering, supply chain and technology solutions, and as the chair of the board of trustees of the Community College of Rhode Island Foundation. Until August 1, 2018, Mr. Patel served as the CEO and director of Brightstar Corporation, a $10-billion leading provider of services and distribution for the global wireless industry. Prior to joining Brightstar in 2015, Mr. Patel served as the President and CEO of GTECH Corporation, a division of GTECH S.p.A. (now International Game Technology PLC listed on the NYSE), a leading commercial operator and provider of technology in regulated worldwide gaming markets. Before becoming CEO of GTECH Corporation, then a subsidiary of Lottomatica Group S.p.A. in 2008, Mr. Patel held various executive positions at GTECH, including President and COO (2007), Senior Vice President and CFO (2000-2007), Vice President, Financial Planning and Business Evaluation (1998-2000) and Finance Director, European and African Operations (1995-1997). From August 2006 until April 2007, Mr. Patel also served as CFO of Lottomatica S.p.A. (now IGT PLC). Prior to joining GTECH, Mr. Patel worked at PricewaterhouseCoopers in London. Mr. Patel served as a member of the Board and the Executive Management Committee of GTECH S.p.A. (now IGT PLC) until March 2015. Mr. Patel holds a B.A. with honors from Birmingham Polytechnic in the United Kingdom and qualified as a Chartered Accountant with PricewaterhouseCoopers in London.

The Board has concluded that Mr. Patel should continue to serve on the Board due to, among other things, his significant experience as a CEO and a senior executive in other roles, including his various leadership roles at GTECH Corporation where he grew the company’s footprint as a global business in developing countries, including across the Latin America, Eastern Europe and Asia Pacific regions. Further, the Board believes that Mr. Patel’s experience as CFO of a public company and service on the board of an Italian public company provide significant insight into, among other things, financial and international business management, governance and compensation matters. Additionally, the Board considered Mr. Patel’s recent appointments, including as president and director of a special purpose acquisition company, which has no operations and has the sole purpose of effecting a business combination, and continues to believe that Mr. Patel has the ability to devote sufficient time to the Board, Compensation Committee and Risk Committee, as evidenced by his 100% attendance at Board, Committee and shareholder meetings as well as his active participation.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	9

Proposal No. 1: Elect Directors (continued)

Independent Director;

Compensation Committee

Member;

Corporate Governance &

Nominating Committee

Member

Director qualification highlights include:

•  CEO/management experience

•  Relevant board and committee experience

•  Marketing experience

Linda D. Rabbitt

Linda D. Rabbitt, 72, has served on the Board since January 4, 2016. Prior to that, starting in July 2010, Ms. Rabbitt served on the legacy Towers Watson board and as the Lead Director and a member of the Compensation Committee and the Nominating and Governance Committee. She also previously served as a director of Watson Wyatt from 2002 to 2009.

Ms. Rabbitt is the founder and Chairman of Rand Construction Corporation, a commercial construction company founded in 1989 that specializes in building renovation and tenant build-outs. Ms. Rabbitt served as CEO of Rand Construction Corporation from 1989 through the end of 2018. Prior to founding Rand Construction Corporation, Ms. Rabbitt was the co-founder and co-owner of Hart Construction Company, Inc., a commercial tenant construction company. From 1981 to 1985, Ms. Rabbitt was with KPMG (formerly Peat Marwick), where she was Director of Marketing from 1982 to 1985. Ms. Rabbitt previously served as a director of Brookfield Properties, a commercial real estate company, and as a Class C director of the Federal Reserve Bank of Richmond and served as Chairman of the board from January 2013 through December 2014.

Ms. Rabbitt currently serves as a director of the Greater Washington Board of Trade and the Economic Club of Washington, D.C. She previously served as a director of Leadership Greater Washington and as a trustee of George Washington University, and is a past Chairman and the current Treasurer of the Federal City Council. Ms. Rabbitt holds a B.A. from the University of Michigan, Ann Arbor and an M.A. from George Washington University.

The Board has concluded that Ms. Rabbitt should continue to serve on the Board due to, among other things, her significant experience gained from being the founder and CEO of a prominent construction business and building and growing the company’s business. The Board believes that Ms. Rabbitt’s significant leadership and management experience, combined with her prior role at a global auditing/consulting firm, provides significant insight into business development, marketing, management and risk oversight.

10	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Independent Director;

Audit Committee

Co-Chairman;

Corporate Governance &

Nominating Committee

Member

Director qualification
highlights include:

•  CEO/management experience

•  Relevant board and committee experience

•  Financial expertise

Paul D. Thomas

Paul D. Thomas, 64, has served on the Board since January 4, 2016 and as Co-Chairman of the Audit Committee since September 2020. Prior to that, starting in January 2010, Mr. Thomas served on the legacy Towers Watson board and as a member of the Audit Committee and the Risk Committee.

From November 2016 through March 2019, Mr. Thomas served as Senior Advisor of ProAmpac, a leading global flexible packaging company. Mr. Thomas retired on March 31, 2016 from his role as senior executive with the Rank Group NA, a position he had held since January 2011. He was previously the CEO of Reynolds Packaging Group from February 2008 through January 2011, when Alcoa sold the Reynolds Packaging Group business to the Rank Group. Mr. Thomas joined Alcoa in 1978 and, prior to the sale of its packaging businesses, most recently served as Executive Vice President for Alcoa and Group President for its Packaging and Consumer businesses. His prior roles included Executive Vice President responsible for the Alcoa Rolled and Engineered Products Group and Executive Vice President for People and Culture. Mr. Thomas holds a B.S. in Metallurgical Engineering and Material Sciences from Lehigh University and an Executive M.B.A. from the University of Tennessee.

The Board has concluded that Mr. Thomas should continue to serve on the Board due to, among other things, his significant experience as CEO or a senior executive at various large global companies, including his service as senior executive of the Rank Group NA, CEO of Reynolds Packaging Group and Executive Vice President of Alcoa. The Board believes that Mr. Thomas’s relevant management and Committee experience provides significant insight into financial and risk management as well as global strategy and operations.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	11

Proposal No. 1: Elect Directors (continued)

Independent Director; Risk Committee Chairman; Audit Committee Member; Director qualification highlights include: • CEO/management experience • International business experience • Financial expertise

Wilhelm Zeller

Wilhelm Zeller, 76, has served on the Board since January 4, 2016 and as Chairman of the Risk Committee since May 2018. Prior to that, starting in January 2010, Mr. Zeller served on the legacy Towers Watson board and as the Chairman of the Risk Committee and a member of the Compensation Committee.

Mr. Zeller is presently a consultant and corporate director, serving on the private company board of EIS Group Limited and the not-for-profit boards of MHH Plus Foundation and Siegmund Seligmann Foundation, and on the public company board of Axis Capital Holdings Limited through December 2020. Mr. Zeller previously served as the CEO of Hannover Re Group from 1996 until his retirement in June 2009. Prior to joining Hannover Re, Mr. Zeller served as a member of the executive board of Cologne Re and then a member of the executive council of General Re Corporation, Cologne Re’s new principal shareholder. He holds a B.A. in Business Administration from the University of Applied Sciences in Cologne, Germany.

The Board has concluded that Mr. Zeller should continue to serve on the Board due to, among other things, his significant experience managing international reinsurance operations, including his 13-year service as the CEO of one of the largest global reinsurance companies. The Board believes that Mr. Zeller’s management and directorship experience in the international insurance and reinsurance industry provides significant insight into the insurance industry as well as global management, strategy and risk management.

12	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance

The Company believes good governance is critical to achieving long-term shareholder value. We are committed to governance policies and practices that serve the long-term interests of the Company and its shareholders.

Corporate Governance Highlights

●	Split CEO and Chairman roles for the last several years.

●	Mr. Victor Ganzi has served as the independent Non-Executive Chairman of the Board since January 2019.

●	Formal CEO succession planning process.

●	Share ownership guidelines for directors and executive officers.

●	Directors and employees prohibited from hedging Company shares.

●	Directors and executive officers prohibited from having margin accounts and pledging Company shares.

●	Majority voting for directors in uncontested elections; directors that do not receive a majority vote are not elected to the Board.

●	Active Board participation in succession and strategic planning.

●	Annual Board and Committee self-evaluations.

●	Semi-annual shareholder engagement.

●	No poison pill.

●	Shareholders holding 10% of the Company’s share capital can convene a special meeting.

●	Conditional director resignations required for the Governance Committee’s and the Board’s consideration in the event a director experiences materially changed circumstances.
●	Limit on the number of public boards on which directors may serve and assessment of a director’s continued service if he or she accepts membership on another public board.

O	For all directors other than the CEO, maximum of three other public company boards (in addition to WTW).

O	For the CEO, maximum of one other public company board (in addition to WTW), with the consent of the Governance Committee.

●	Majority of directors required to be independent; other than the CEO, the current slate is wholly comprised of independent directors.

●	Annual elections of directors.

●	Annual review of Board Committee composition.

●	Regular executive sessions of independent directors.

●	Proxy access proactively implemented.

●	Onboarding and regular continuing director education.

●	A diverse Board (as self-identified), including the following:

O	33.3% of the Board is female, including the Compensation Committee Chairman;

O	33.3% of the Board has non-U.S. citizenship, including the Audit Committee Chairman and Risk Committee Chairman; and

O	22.2% of the Board is of Asian (Chinese and Indian) descent.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	13

Corporate Governance (continued)

Board and Committee Member Independence

Based on the recommendation of the Governance Committee, the Board has determined that, with the exception of Mr. Haley, (i) each of the current directors and director nominees shown above and (ii) each of the Board Committee members is independent under the relevant SEC rules, NASDAQ listing standards and the Board’s Director Independence Standards. The Board’s Director Independence Standards are part of the Company’s Corporate Governance Guidelines, which were adopted by the Board and which comply with the requirements of NASDAQ listing standards.

As discussed above, each director has significant experience and affiliations with other organizations that bring relevant expertise to the oversight of the Company. In evaluating the independence of each director, the Governance Committee considered that, in the ordinary course of business, the Company provides services (such as insurance broking or consulting services) to, receives services from, or provides charitable donations to, certain organizations affiliated with the directors by virtue of their directorship, employment status or share ownership. In addition, in the ordinary course of business and on an arm’s-length basis, certain directors receive broking services from the Company on a personal basis. The Governance Committee determined that, in all of the above cases, the transactions do not impair the relevant director’s independence under the applicable SEC rules, NASDAQ listing standards or the Board’s Director Independence Standards.

Board Meetings and Attendance

The Board met formally 12 times in 2020. Additionally, the Board met informally with management on several occasions during the course of the year to discuss, among other things, strategic, operational and management issues. All directors standing for re-election attended at least 75% of the aggregate of the total number of Board meetings and of any Committee on which they served in 2020.

The independent directors held separate executive sessions without management either before or after each of the Board’s regularly scheduled meetings in 2020.The Non-Executive Chairman of the Board chaired each executive session. Neither the CEO nor any member of management at any level attends the executive sessions of the independent directors unless invited to discuss a particular matter.

All directors are expected to make every effort to attend each Annual General Meeting of Shareholders. All directors standing for re-election participated in the 2020 Annual General Meeting of Shareholders as well as the Special Meetings of Shareholders in connection with the Aon transaction.

Board Leadership Structure

As noted above, the members and chairs of each of the Board Committees are independent based on SEC, NASDAQ and governance standards. As a result, independent directors directly oversee such critical matters as the compensation policy for executive officers, nomination and corporate governance practices, and the integrity of financial statements and internal controls over financial reporting.

The Board has determined that the Company and its shareholders are currently best served by having the roles of Chairman and CEO undertaken by different individuals. In the event they are not, the Corporate Governance Guidelines provide for the appointment of a Presiding Independent Director.

Mr. Ganzi has served as the Independent Non-Executive Chairman of the Board since January 1, 2019 and was re-elected by the Board to serve for an additional one-year term. Pursuant to the Company’s Corporate Governance Guidelines, the Non-Executive Chairman:

●	convenes and presides at executive sessions of the independent and non-management directors;

●	serves as principal liaison on Board-related issues between the independent and non-management directors and the CEO and provides the CEO with feedback from executive sessions;

14	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

●	prior to Board meetings, discusses with the CEO the information to be provided to directors and reviews and approves such information;

●

approves Board meeting agenda items and, with the CEO, proposes for Board approval the Board’s calendar, including the number and frequency of Board meetings, to ensure there is sufficient time for discussion of all agenda items;

●	recommends to the Board the retention of outside advisors and consultants who report directly to the Board on Board-related issues;

●	consults with the Governance Committee on the appointment of chairs and members for Board Committees;

●	is available for consultation and communication with shareholders in appropriate circumstances, as instructed by the Board; and

●	performs such other functions and responsibilities as requested by the Board from time to time.

Director Orientation and Continuing Education

Director Orientation: Our robust orientation program familiarizes new directors with the Company’s businesses, strategies and policies, and assists new directors in developing company and industry knowledge to optimize their service on the Board. The orientation also provides new directors with an understanding of their fiduciary duties and other requirements associated with serving on the Board of an Irish-domiciled company with shares listed on NASDAQ.

Continuing Education: Regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attending qualifying academic or other independent programs.

Willis Towers Watson Board Committees

Critical matters such as the compensation policy for executive officers, nomination and corporate governance practices, and the integrity of financial statements and internal controls over financial reporting, and enterprise-wide risk management are overseen by the Board and its Committees, which are comprised solely of independent directors.

The Board Committees, members and a description of each Committee’s function are set forth below in further detail. Our Corporate Governance Guidelines and all Board Committee Charters can be found in the “Investor Relations — Corporate Governance” section of our website at www.willistowerswatson.com. Copies are also available free of charge on request from the Company Secretary.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	15

Corporate Governance (continued)

Board Committee Slates

The current Board Committees are comprised as follows:

	Audit	Compensation	Corporate Governance & Nominating	Risk

Anna C. Catalano	X		X

Victor F. Ganzi		X	X*

John J. Haley

Wendy E. Lane		X*		X

Brendan R. O’Neill	X*			X

Jaymin B. Patel		X		X

Linda D. Rabbitt		X	X

Paul D. Thomas (1)	X*		X

Wilhelm Zeller	X			X*

*	Designates Committee Chairman

(1)	In September 2020, Mr. Thomas was appointed as Audit Committee Co-Chairman.

General Description of Board Committee Responsibilities

The Audit Committee generally assists the Board with overseeing the following:

●	the integrity of the Company’s financial statements;

●	the selection and oversight of the independent auditors, including their compensation and retention;

●	the Company’s compliance with financial, legal and regulatory requirements;

●	the independent auditors’ qualifications and independence;

●	the performance of the independent auditors and the Company’s internal audit function;

●	the establishment and maintenance of proper internal accounting controls and procedures;

●	the treatment of concerns regarding accounting or auditing matters as reported under the Company’s whistleblower policy; and

●	the review of the Company’s corporate and tax arrangements and structures in connection with the Directors’ Compliance Statement contained in the Irish Statutory Accounts.

The Audit Committee provides an avenue for communication among internal audit, the independent auditors, management and the Board. The members of management that join the Committee meetings include, among others, the Chief Financial Officer, the Controller, the General Counsel as well as the Heads of Internal Audit, Compliance and Risk. In addition, the Audit Committee discusses with management and, if appropriate, the independent auditors, matters such as the guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage the Company’s exposure to risk relating to audit, financial disclosure, tax matters, pension matters and foreign exchange hedging. With respect to compliance, the Audit Committee discusses with the Chief Compliance Officer the compliance and regulatory risks of the Company, and receives a report outlining the main activities of the compliance function, material regulatory interactions review, progress against the annual compliance plan and the adequacy of resources. The Committee also discusses with the General Counsel any significant legal matters that may have a material effect on the Company.

16	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

Dr. O’Neill and Mr. Thomas are independent audit committee financial experts, as defined by Regulation S-K, and all Audit Committee members are financially sophisticated under NASDAQ listing standards in light of their financial experience. In 2020, the Audit Committee met formally four times. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss and review financial matters related to the Company and its SEC filings (including earnings releases). The Committee also frequently meets in executive sessions, including separate meetings with management, the internal auditors and external auditors.

The Risk Committee generally assists the Board with the following:

●	monitoring oversight of the Company’s enterprise risk management;

●	overseeing management’s approach to risk identification, risk tolerance, risk assessment and risk management for strategic, operational and financial risks facing the Company;

●

overseeing the development of plans for risk mitigation for the most significant risks to the Company and monitoring management’s implementation of such plans, and the effectiveness generally of risk mitigation strategies and activities;

●	reviewing new material transactions, products or services requiring Board approval;

●	reviewing and making recommendations regarding the adequacy of the Company’s resources to perform its risk management responsibilities; and

●	conferring annually with the Company’s Compensation Committee concerning the risk assessment of the Company compensation programs as required by SEC regulations.

The Risk Committee’s focus on risk includes, among other items, business, strategic, operational, regulatory, major financial risk exposures and the steps management has taken to monitor and control such risks, including cybersecurity risks (it being acknowledged that other Board Committees have responsibility with respect to the oversight of audit, compensation and human capital, and governance risks, as set forth in their Charters). In 2020, the Risk Committee met formally four times. After regularly scheduled meetings, the Committee also met in executive session. The members of management that join the Committee meetings include the General Counsel, the Chief Financial Officer and the Heads of Risk, Compliance and Internal Audit.

The Compensation Committee generally assists the Board with the following:

●

establishing, in consultation with senior management, the Company’s general compensation philosophy and overseeing the development and implementation of compensation programs in accordance with the philosophy;

●

reviewing and approving annual corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives, and (either as a Committee or together with the other independent directors) determining and approving the CEO’s compensation based on this evaluation, which compensation shall be ratified by the Board;

●

with respect to the executive officers other than the CEO, after consideration of the CEO’s recommendations, reviewing and approving annual corporate goals and objectives relevant to their compensation, evaluating their performance in light of those goals and objectives and determining and approving their compensation;

●	reviewing and approving compensation policies applicable to the executive officers;

●	evaluating executive compensation competitive practices and trends;

●	reviewing and approving incentive compensation plans for the executive officers, and equity-based plans, subject to any necessary shareholder approval;

●	in consultation with senior management, overseeing regulatory compliance with respect to compensation matters;

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	17

Corporate Governance (continued)

●	reviewing and discussing with senior management the Compensation Discussion and Analysis and approving its inclusion in the Company’s Proxy Statement and Annual Report on Form 10-K;

●	reviewing the results of the “say-on-pay” and “say-on-frequency” proposals included in this Proxy Statement and the appropriate response;

●	making recommendations to the Board on the compensation for non-employee directors, Board Committee Chairmen and Board Committee members;

●	making recommendations to the Board on director and executive officer share ownership guidelines and monitor compliance therewith;

●	annually evaluating the independence of the Committee’s compensation consultants, legal counsel and/or other advisors, taking into consideration the factors enumerated in NASDAQ listing standards;

●

reviewing the nature of services provided by the Committee’s compensation consultant, any remuneration provided to such consultant and evaluating, in accordance with SEC rules, whether any conflict of interest exists with respect to such consultant;

●	reviewing an assessment of the Company’s compensation programs to determine whether they create risks that would be reasonably likely to have a material adverse effect on the Company; and

●

providing input and advice on the implementation of the Company’s talent strategy, including recruiting and development strategies, inclusion and diversity initiatives and the development of senior leaders.

In 2020, the Compensation Committee met formally four times. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss compensation-related matters and acted from time to time by unanimous written consent. After regularly scheduled meetings, the Committee also met in executive session, which included meetings with the compensation consultant.

The Corporate Governance and Nominating Committee generally assists the Board with the following:

●	recommending to the Board, in light of the Board’s qualifications, the director nominees to stand for election by shareholders and in the event of any director vacancy;

●	developing and recommending director independence standards to the Board, periodically reviewing those standards and evaluating directors’ independence;

●

developing and recommending to the Board the director selection process for identifying, considering and recommending candidates to the Board and director qualification standards for use in selecting new nominees and periodically reviewing the process and standards;

●

reviewing the appropriateness of continued service on the Board of members whose circumstances have changed, including if members contemplate accepting a directorship at another company or an appointment to an audit committee of another company;

●	making recommendations to the Board on matters relating to director tenure, which may include the retirement of Board members, term limits or a mandatory retirement age;

●	establishing, overseeing and recommending the purpose, structure and operations of the various Board Committees, and the qualifications and criteria for membership on each Board Committee;

●	recommending to the Board, from time to time, changes the Committee believes is desirable to the size of the Board or any Committee thereof;

●

recommending to the Board a nominee for Chairman (or, if applicable, recommending to the independent and non-management directors a nominee for Presiding Independent Director) and recommending to the Board the nominees and the Chairman for each Board Committee;

●	reviewing periodically and recommending changes to the Board, from time to time, to the Company’s Corporate Governance Guidelines;

18	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

●	reviewing the orientation process for all new directors and a continuing education program for all directors;

●

developing a policy with regards to the Committee’s consideration of any director candidates recommended by the Company’s shareholders and consider director candidates recommended by the Company’s shareholders in accordance with such policy;

●

administering and overseeing, on behalf of the Board, the evaluation process for the overall effectiveness of the Board (including the effectiveness of the Board Committees and the Board’s performance of its governance responsibilities);

●	reviewing succession plans prepared by management for all senior management;

●	reviewing the Company’s environmental, social and governance disclosure in the Proxy Statement;

●	approving any charitable contributions over a threshold delegated by the Board;

●

reviewing any Company shareholder engagement plans, including referring to another Board Committee for review, if appropriate, or otherwise making recommendations to the Board with respect to shareholder proposals properly submitted for inclusion in the Proxy Statement or for consideration at an annual general meeting of shareholders; and

●	reviewing government relations activities and overseeing any policies regarding political activity.

The Governance Committee believes in fostering strong governance practices and, from time to time, reviews governance principles set out by investors or other outside groups.

In 2020, the Governance Committee met formally four times. After each regularly scheduled meeting, the Governance Committee also met in executive session. In addition to holding formal meetings, the Committee members also met informally during the course of the year to discuss governance-related matters.

CEO Succession Planning

Prior to the announcement of the Aon transaction in March 2020, the Board, acting through the Governance Committee, had been actively engaged in CEO succession planning. There was a formal process where management had engaged a third party to help assess the experience and attributes of potential candidates. The Committee had regularly met with the CEO and the Chief Human Resources Officer to discuss the process, candidate ideas and progress, and the full Board had regularly received updates and discussed the process. This search has been put on hold pending the transaction with Aon.

Director Nomination and Selection Process

The Governance Committee identifies potential director nominees by preparing a candidate profile based upon the current Board’s strengths and needs, including based on the Company’s strategy and goals for the future, and through a variety of sources, including by engaging search firms or utilizing the professional networks of the Board and senior management. Nominees must meet minimum qualification standards with respect to a variety of criteria including integrity, reputation, judgment, knowledge, experience, maturity, skills and personality, commitment and independence. The Governance Committee may also take into consideration additional factors that it may deem appropriate, which may include, among other factors, diversity, experience with business and other organizations, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committee thereof.

With feedback from the Board members, members of the Governance Committee initiate contact with preferred candidates and, following feedback from interviews conducted by Governance Committee and Board members, recommend candidates to join the Board. The Governance Committee has the authority

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	19

Corporate Governance (continued)

to retain a search firm to assist with this process. The Governance Committee considers candidates nominated by shareholders and ensures that such nominees are given appropriate consideration in the same manner as other candidates. Recommendations may be submitted to any member of the Governance Committee pursuant to the procedures set forth below under “Communications with Shareholders and Other Constituencies” by writing to the Company Secretary at corporatesecretary@willistowerswatson.com.

The Board’s Role in Risk Oversight

The Company’s management is responsible for the day-to-day management of risks and the Board, including through its Committees, is responsible for understanding and overseeing the various risks facing the Company. Effective risk oversight is an important priority of the Board.

The Board implements its risk oversight function both as a whole and through delegation to its Committees, which meet regularly and report back to the Board. To ensure that the Board executes on its priority with an appropriate focus on risk generally, it separated the Risk Committee from the Audit Committee in 2018. The Board has delegated to the Risk Committee, through its Charter, the primary responsibility of assisting the Board in its oversight of the framework, policies and practices used by the Company to identify, assess and manage key strategic and operational risks facing the Company, including risks relating to information security, errors and omissions and conflicts of interest. The Board has also delegated to its other Committees the oversight of risks within their areas of responsibility and expertise. For information on the Board Committees, their responsibilities and areas of risk oversight, see the section above entitled “— General Description of Board Committee Responsibilities.”

In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Company believes that its Board leadership and Committee structure supports the risk oversight function of the Board. Moreover, the Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its Committees providing oversight in connection with those efforts. Management regularly communicates with the Board, its Committees and individual directors about significant risks identified and how they are being managed. The Board also oversees management’s crisis preparedness plan and the execution of any such plan if needed.

To learn more about risks facing the Company, you can review the factors included in Part I, “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as updated by subsequent filings by the Company with the SEC. The risks described in such filings are not the only risks facing the Company. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect the Company’s business, financial condition or results of operations in future periods.

Environmental, Social and Governance (“ESG”) Oversight and Activities

In 2019, the Company formed a cross-functional management committee to coordinate and communicate on the Company’s ESG initiatives. Information on our ESG commitments and the various ESG-related awards we have received is available on our website at https://www.willistowerswatson.com/en-US/About-Us/environmental-social-and-governance, which information is not part of or incorporated by reference into this Proxy Statement.

20	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

With respect to Board oversight of ESG matters in general, the Board takes an approach that the most appropriate Committee should maintain oversight over a particular issue rather than concentrating all ESG initiatives into any one Committee. The Committees report to the Board as appropriate. For example:

●

The Risk Committee has the primary responsibility of assisting the Board in its oversight of the framework, policies and practices used by management to identify, assess and manage key strategic and operational risks facing the Company. The Risk Committee considers enterprise risk a key area for regular quarterly review; as such, it reviews business continuity risks, including climate-related risks, if identified as having a material impact on the business strategy or operations.

●

The Governance Committee reviews ESG disclosure in the proxy statement and discusses with management on an annual basis, its corporate social responsibility initiatives, which include the Company’s environmental sustainability program and charitable contributions.

●	The Compensation Committee reviews talent and culture, including inclusion and diversity, as well as social initiatives such as Gender Pay Gap.

●	The Audit Committee reviews the ESG disclosure included in our Irish Statutory Accounts.

ESG Commitments

Our clients, colleagues and other stakeholders expect us to conduct our business with integrity and in an environmentally and socially responsible manner with the highest ethical standards. We take these expectations seriously and have embraced principles that are aligned with our business priorities, are consistent with our commitment to ethical and sustainable practices and demonstrate our respect for those communities in which we operate across the globe.

Accordingly, we are committed to:

●

Demonstrating that we are a responsible and ethical business partner by conducting our business based on our Code of Conduct and our Company values, which emphasize managing all relationships with fairness, decency and good citizenship.

●

Partnering with our clients and communities to help address their social and economic challenges. For example, we are a founding member of the Insurance Development Forum, a public/private partnership led by the insurance industry and international organizations (such as the United Nations and the World Bank) that aims to optimize and extend the use of insurance and its related risk management capabilities to build greater resilience and protection for people, communities, business, and public institutions that are vulnerable to disasters and their associated economic shocks.

●

Enabling our colleagues to reach their full potential by fostering a culture of mutual respect and security, an inclusive and diverse work environment, regular formal engagement via company-wide surveys and other mechanisms, an array of professional development opportunities, safe working conditions and fair hiring and labor standards. Each year our leaders adopt diversity and inclusion-focused objectives through the company, and we continue to look for ways to ensure an objective and fair process that mitigates human biases in all of our talent programs and processes. Examples of our inclusion and diversity activities include:

O	Globally:

●	For the sixth year running, we were a global festival partner of the Dive In festival for inclusion and diversity in insurance, holding events across the company globally.

●

For the third year running, we were included in the Bloomberg Gender-Equality Index, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation, and transparency.

O	In the U.S.: We have been recognized by the Human Rights Campaign Foundation as a “Best Place to Work” for LGBT+ equality since 2015.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	21

Corporate Governance (continued)

O	In the U.K.: We are a member of Stonewall’s Diversity Champions program, an employers’ forum for sexual orientation and gender identity equality.

●

Strengthening our communities through philanthropic activities, including Matching Gifts and Volunteer Day Programs that provide our colleagues with paid opportunities to volunteer their time and amplify their charitable giving through gift matching.

●

Minimizing our environmental impact and carbon emissions through improvements to energy efficiency in our operations, reducing our need for business travel through the use of virtual meeting technologies, promoting recycling, minimizing the waste we send to landfill, purchasing environmentally-responsible office supplies and encouraging our colleagues to adopt environmentally-responsible habits.

●

Improving our suppliers’ ESG impacts by increasing our demand for and use of goods that are developed in a sustainable way and contribute to a reduced carbon footprint, tracking supplier diversity, including ESG questions and evaluation criteria within our procurement processes, and aiming to have in place a form of supplier contract that stipulates all operations must be conducted in full compliance with all applicable laws in connection with the contract.

●

Being closely involved with various governments, intergovernmental organizations and civil societies on climate policy and research and sharing the collective ambition of an orderly transition towards sustainable and resilient economies and communities.

●

Participating in a variety of collaborations and memberships, including as proud members of the insurance industry initiative ClimateWise, supporters of the Taskforce on Climate-Related Financial Disclosures (“TCFD”), and leaders of the Coalition for Climate Resilient Investment.

Additionally, to reinforce our commitments, we have in place our ESG Taskforce to provide central governance over our ESG efforts across the organization and to ensure our commitments are aligned with the Company’s strategic priorities. The ESG Taskforce is sponsored by our General Counsel, Chief Financial Officer and Chief Administrative Officer, and comprises representatives from across the business segments and corporate functions.

To learn more about ESG, including our TCFD Statement, visit: https://www.willistowerswatson.com/en-US/About-Us/environmental-social-and-governance. The information on, or accessible through, our website is not part of or incorporated by reference into this Proxy Statement.

22	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

Non-Employee Director Compensation

Willis Towers Watson’s non-employee director compensation takes into account, among other things, the Company’s size and complexity as well as the compensation paid by its peer companies and other similarly situated Irish-domiciled, U.S.-listed companies. In 2019, the Board made certain changes to the compensation of the non-employee directors and committee members following a review of director compensation practices of the Company and its peers and taking into account the circumstances involved in being on an Irish-domiciled company board and considering recommendations of the Compensation Committee’s independent compensation consultant, including as reflected in the table below, which outlines the fees paid to the non-employee directors for each term of service.

All Non-Employee Directors

●  $125,000 cash fee, payable 100% in equity at the non-employee director’s election; and

●  time-based restricted share units equal to $160,000 that vest in full on the earlier of (x) the one-year anniversary of the grant date and (y) the next subsequent annual general meeting of shareholders following the grant date.

Non-Executive Chairman of the Board	● $150,000, payable 50% in equity and 50% in cash, or 100% in equity at the Non-Executive Chairman’s election.

Audit Committee Chairman	● $25,000† cash fee

All Other Audit Committee Members	● $15,000 cash fee

Compensation Committee Chairman	● $20,000† cash fee

All Other Compensation Committee Members	● $12,500 cash fee

Governance Committee Chairman	● $17,000† cash fee

All Other Governance Committee Members	● $10,000 cash fee

Risk Committee Chairman	● $20,000† cash fee

All Other Risk Committee Members	● $12,500 cash fee

†	Includes Committee membership fee.

Other than the Non-Executive Chairman, whose term of service is January 1 through December 31, the term of service for the Board and its Committees runs from the date of the Annual General Meeting of Shareholders to the date of the next meeting the subsequent year. The Board unanimously agreed to provide that equity awards granted to the non-employee directors on the date of the 2021 Annual General Meeting of Shareholders as well as the cash fees payable as a result of the directors’ re-elections would vest on a pro-rata basis based on the period served through the effective time of the business combination. Such treatment is in lieu of the terms of the Business Combination Agreement with Aon, which provided for full vesting of all non-employee director equity awards upon the effective date of the business combination.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	23

Corporate Governance (continued)

The following table sets forth cash and other compensation paid or accrued to the non-employee directors of Willis Towers Watson during 2020.1

Willis Towers Watson Non-Employee Director	Fees Earned or Paid in Cash ($)	Share Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Anna C. Catalano (3)	150,000	160,000	—	310,000

Victor F. Ganzi (4)	76,375	435,000	—	511,375

Wendy E. Lane (5)	157,500	160,000	—	317,500

Brendan R. O’Neill (6)	162,500	160,000	—	322,500

Jaymin B. Patel (7)	150,000	160,000	—	310,000

Linda D. Rabbitt (8)	147,500	160,000	—	307,500

Paul D. Thomas (9)	153,049	160,000	—	313,049

Wilhelm Zeller (10)	81,875	285,000	—	366,875

(1)

On June 10, 2020, each of the non-employee directors received 803 restricted share units (“RSUs”), except for Mr. Ganzi who received 2,184 RSUs in connection with his Non-Executive Chairman fee and his base director fee equity election and Mr. Zeller who received 1,431 RSUs, pursuant to his base director fee equity election. The RSUs vest in full on June 10, 2021. The share award value shown is the full fair value as of the date of grant.

(2)

The Company reimburses directors for reasonable travel and related expenses incurred in connection with their participation in Board or Board Committee meetings. The Company also hired auditors in Dublin, Ireland to prepare the directors’ Irish 2020 tax returns, whose fees are expected to be less than €10,000 in the aggregate.

(3)	The above fees reflect Ms. Catalano’s role as a member of both the Audit Committee and the Governance Committee.

(4)	The above fees reflect Mr. Ganzi’s role as the Chairman of the Governance Committee and a member of the Compensation Committee.

(5)	The above fees reflect Ms. Lane’s role as the Chairman of the Compensation Committee, and her additional role as a member of the Risk Committee.

(6)

The above fees reflect Mr. O’Neill’s role as Chairman of the Audit Committee, and his additional role as a member of the Risk Committee. In 2020, Mr. O’Neill also served as a board member of Willis Limited, the Company’s principal insurance brokerage subsidiary outside of the United States, pursuant to which he received an annual cash fee of £50,000.

(7)	The above fees reflect Mr. Patel’s role as a member of the Compensation Committee, and his additional role as a member of the Risk Committee.

(8)	The above fees reflect Ms. Rabbitt’s role as a member of the Compensation Committee, and her additional role as a member of Governance Committee.

(9)

The above fees reflect Mr. Thomas’s role as Co-Chairman of the Audit Committee effective September 2020 (prior to that time, Mr. Thomas served as a member of the Audit Committee), and his additional role as a member of the Governance Committee.

(10)	The above fees reflect Mr. Zeller’s role as the Chairman of the Risk Committee, and his additional role as a member of the Audit Committee.

24	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

Share Ownership Guidelines

Under our share ownership guidelines, non-employee directors are required to accumulate Willis Towers Watson shares equal to five times the directors’ annual cash retainer of $125,000 (i.e., $625,000) within eight years of (i) their appointment to the board of their respective legacy company (for legacy Willis Group or legacy Towers Watson directors who serve on the Board) or (ii) their appointment to the Board. The threshold dollar amount is intended to ensure alignment with the Company’s long-term strategy and the time period is intended to attract and retain qualified new board members and candidates. Ordinary shares, deferred shares, share equivalents, RSUs and restricted shares count toward satisfying the guidelines, but options to purchase shares do not. Each director is prohibited from transferring these shares until six months after he or she leaves Board service (other than to satisfy tax obligations on the vesting/distribution of existing equity awards), but is permitted to transfer any shares in excess of this amount. If, as a result of share price decline subsequent to a non-employee director meeting the ownership requirement, the non-employee director no longer satisfies the ownership requirement, he or she is not required to buy additional shares to meet the ownership requirement. In the event a non-employee director has not met the share ownership requirement, he or she is prohibited from transferring any Willis Towers Watson shares (other than to satisfy tax obligations on the vesting/distribution of existing equity awards). In the case of financial hardship, the ownership guidelines may be waived in the discretion of the Compensation Committee until the hardship no longer applies or such other appropriate time as the Compensation Committee determines. All current non-employee directors have satisfied their share ownership requirements.

The following table sets forth the non-employee directors’ equity ownership as of December 31, 2020.

Non-Employee Director	Shares	RSUs

Anna C. Catalano	5,244	803

Victor F. Ganzi	19,251	2,184

Wendy E. Lane	6,916	803

Brendan R. O’Neill	12,309	803

Jaymin B. Patel	4,697	803

Linda D. Rabbitt	12,996	803

Paul D. Thomas	10,222	803

Wilhelm Zeller	7,726	1,431

For more information regarding the number of shares beneficially owned by each director as of March 11, 2021, see the section entitled “Additional Information — Security Ownership of Certain Beneficial Owners and Management — Directors, Director Nominees, Named Executive Officers and Other Executive Officers.”

Review and Approval of Related Person Transactions

The Company has adopted written policies and procedures governing the review and approval of transactions between the Company and any of its directors or executive officers, director nominees, any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities or their immediate family members (each, a “Related Person”) to determine whether such persons have a direct or indirect material interest. The Company’s directors, director nominees and executive officers complete an annual director and officer questionnaire, which requires the disclosure of Related Person transactions. In addition, directors, director nominees and executive officers are obligated to advise the Audit Committee of any Related Person transaction of which they are aware, or become aware, and, in the event that any such transactions involve difficult or complex

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	25

Corporate Governance (continued)

issues, the directors and executive officers are obligated to advise the General Counsel. Further, transactions that are determined to be directly or indirectly material to a Related Person are disclosed in the Company’s Proxy Statement or Annual Report on Form 10-K in accordance with SEC rules. The Audit Committee reviews and approves or ratifies any Related Person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Audit Committee considers, among other factors it deems appropriate:

●	the position within or relationship of the Related Person with the Company;

●	the materiality of the transaction to the Related Person and the Company, including the dollar value of the transaction, without regard to profit or loss;

●

the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

●	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Persons;

●	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and

●

the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

Any member of the Audit Committee who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote regarding the approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting at which the Audit Committee considers the transaction.

2020 Related Person Transactions under Item 404 of Regulation S-K

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A with the SEC reporting that, as of December 31, 2020, BlackRock and certain of its subsidiaries were beneficial owners of more than 5% of our outstanding shares. During 2020, BlackRock Advisors (UK) provided services to Willis Group Services Limited with respect to Willis Pension Trustees Limited and the UK pensions scheme trust. BlackRock received approximately £484,483 for such services, which were provided in the ordinary course of business on an arm’s-length basis.

No other transactions are required to be disclosed under Item 404 of Regulation S-K.

Code of Conduct

We have adopted a Code of Conduct applicable to all our directors, officers and employees, including our CEO, the CFO, the Principal Accounting Officer and all those involved in the Company’s accounting functions. Our Code of Conduct can be found in the “Investor Relations — Corporate Governance” section of our website at www.willistowerswatson.com. It is also available free of charge on request from the Company Secretary at corporatesecretary@willistowerswatson.com. We intend to post on our website any amendments to, or waivers of, a provision of our Code of Conduct in accordance with Item 406 of Regulation S-K.

Communications with Shareholders and Other Constituencies

The CEO is responsible for establishing effective communications with the Company’s stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the

26	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

communities in which it operates. It is the policy of the Company for the CEO to appoint individuals to communicate and interact fully with these stakeholders. The Chairman or another spokesperson chosen by the Board will speak for the Board when the Board determines it is appropriate for the Board to have a distinct and separate spokesperson. Often the Board will look to senior management to speak for the Company; however, the Board is also committed to engaging with shareholders to promote open and sustained dialogue in a manner consistent with the Company’s communications policies and procedures.

Non-employee directors are not precluded from communicating directly with shareholders or other constituencies about Company matters, although directors are expected to coordinate with the Chairman and senior management before doing so. An interested person may communicate with independent directors or the non-management directors as a group by writing to the Company Secretary at corporatesecretary@willistowerswatson.com. The Company Secretary will forward the communication to the director(s) to whom it is addressed.

All communications should include the following information:

●	if the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds;

●	if the person submitting the communication is not a security holder and is submitting the communication as an interested party, the nature of the person’s interest; and

●	the address, telephone number and e-mail address, if any, of the person submitting the communication.

Please note that communications may be shared with Company management.

Please see the section “Additional Information — Shareholder and Other Proposals for the 2022 Annual General Meeting” at the end of this Proxy Statement for shareholders seeking to present a proposal for inclusion in the Company’s proxy materials for the 2022 Annual General Meeting of Shareholders.

Shareholder Outreach Program

The Company frequently engages with shareholders. During the spring and fall of each year, we reach out to a majority of our shareholders and then discuss the feedback with our Board. The purpose of our year-round outreach is to foster relations with our shareholders by enhancing communications on corporate governance, executive compensation and environmental and social issues and providing our shareholders with a forum to discuss any questions they may have or voice any criticisms.

For example, similar to the last several years, in our spring outreach during the 2020 proxy season, we contacted shareholders representing over 60% of our outstanding shares. This past year, shareholders holding approximately 40% of our outstanding shares responded to the outreach. Our focus during our proxy season outreach is to explain the proposals included within the Proxy Statement and the rationale for the executive compensation program, corporate governance structure and other ESG initiatives. Shareholders were generally supportive of the Board’s proposals, which we believe is also evidenced by our 2020 Say-on-Pay proposal to approve the NEOs’ compensation having received approximately 96.8% of the votes cast in favor at the 2020 Annual General Meeting of Shareholders. Additionally, after our 2020 AGM, we conducted a separate shareholder outreach over the summer in connection with the special meetings held on August 26, 2020 in connection with various approvals regarding the pending Aon transaction. At the special court-ordered meeting of shareholders, 80.17% of the shareholders of record as of the applicable record date voted in favor of the proposal to approve the Aon transaction. At the extraordinary general meeting of shareholders, over 93% of the shareholders of record as of the applicable record date voted in favor of each of the proposals presented. Given these two significant shareholder outreaches, we did not conduct a formal outreach program in the fall.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	27

Corporate Governance (continued)

The Governance and Compensation Committees are both involved in the outreach program. Generally, we review our outreach plans and the results of our outreach efforts and discuss any significant feedback with both Committees (and the full board, as appropriate). While we did not make any material changes to our compensation program or governance structure or policies specifically as a result of the outreach this year, the Committees continue to value and consider shareholder feedback, among other factors, in their evaluation of the Company’s executive compensation program and corporate governance structure.

Vote Required for Special Meetings

Shareholders holding 10% of the Company’s share capital have the ability to convene a special meeting.

28	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit Committee, to Fix the Independent Auditors’ Remuneration

For the fiscal year ending December 31, 2021, the Willis Towers Watson Audit Committee approved, and the Board ratified, the appointment of (i) Deloitte & Touche LLP, Independent Registered Public Accounting Firm, to audit the financial statements of Willis Towers Watson and (ii) Deloitte Ireland LLP, Independent Statutory Audit Firm, to audit the Irish Statutory Accounts of Willis Towers Watson. Deloitte & Touche LLP and Deloitte Ireland LLP are the respective U.S. and Irish member firms of the Deloitte Touche Tohmatsu Limited network.

We are seeking ratification of both of these appointments in a non-binding advisory vote from our shareholders at the 2021 Annual General Meeting of Shareholders. We are not required to have our shareholders ratify the appointments of our independent auditors, but we are nonetheless doing so because we believe it to be a matter of good corporate governance practice. If our shareholders do not ratify the appointments, it will be regarded as notice to the Board and the Audit Committee to consider selecting different firms. Even if the appointments are ratified, the Audit Committee may select different independent auditors at any time if it determines that such selections would be in the best interest of Willis Towers Watson and our shareholders.

The Board unanimously recommends that you vote, on a non-binding advisory basis, “FOR” the ratification of the appointment of (i) Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm and (ii) Deloitte Ireland LLP as the Company’s Statutory Audit Firm for the Irish Statutory Accounts; and, on a binding basis, the authorization of the Board, acting through the Audit Committee, to fix the independent auditors’ remuneration.

A majority of the votes cast by shareholders at the 2021 Annual General Meeting of Shareholders is required for the proposals. We expect that one or more representatives of Deloitte & Touche LLP and Deloitte Ireland LLP will be present at the 2021 Annual General Meeting of Shareholders. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to appropriate questions.

The Audit Committee reviews the auditors’ independence and performance in deciding whether to retain them or engage different independent auditors. In the course of this review, the Committee considers, among other things, the auditors’:

●	independence and process for maintaining independence;

●	historical and recent performance on the audit;

●	capability and expertise in handling the breadth and complexity of our worldwide operations;

●	appropriateness of fees for audit and non-audit services; and

●	status as a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”).

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	29

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit Committee, to Fix the Independent Auditors’ Remuneration (continued)

Fees Paid to the Independent Auditors

The fees that the Company incurs for audit, audit-related, tax and other professional services reflect the complexity and scope of the Company’s operations, including:

●	operations of the Company’s subsidiaries in multiple, global jurisdictions in more than 140 countries;

●	the complex, often overlapping regulations to which the Company and its subsidiaries are subject in each of those jurisdictions; and

●	the operating companies’ responsibility for preparing audited financial statements.

The following fees have been, or will be, billed by Deloitte & Touche LLP or its respective affiliates for professional services rendered to Willis Towers Watson for the fiscal years ended December 31, 2020 and December 31, 2019 ($ in thousands).

	2020	2019
Audit fees (1)	$15,641	$15,815
Audit-related fees (2)	2,000	1,600
Tax fees (3)	227	262
All other fees (4)	22	59
Total fees	$17,890	$17,736

(1)

Fees for the audits of annual financial statements of Willis Towers Watson, reviews of the financial statements included in the quarterly reports for that fiscal year and statutory audits for subsidiary undertakings.

(2)

Fees for assurance and audit-related services that are traditionally performed by the Company’s independent auditor, such as employee benefit plan audits, review of SEC filings and attest services not required by statute or regulation.

(3)	Tax fees comprise fees for various tax compliance, consultation and planning services.

(4)

All other fees includes other permitted services, which in (i) 2020 consisted of research, subscription-based fees and presentations and (ii) 2019 consisted of accounting advisory services and research subscription-based fees and presentations.

Audit Committee Pre-approval Process

The Audit Committee has adopted a policy regarding the pre-approval of services provided by the Company’s independent auditors, which can be found in the “Investor Relations — Corporate Governance” section of the Company’s website at www.willistowerswatson.com. This policy requires all services provided by the Company’s independent auditors, both audit and permitted non-audit services, to be pre-approved by the (i) Audit Committee, (ii) the Chairman of the Audit Committee or (iii) in the Chairman’s absence, any other independent member of the Committee ((ii) and (iii) defined as a “designated member”). The decisions of a designated member of the Audit Committee shall be reported to the Audit Committee at its next regularly scheduled meeting.

The pre-approval of audit and permitted non-audit services may be given at any time before engagement for a specified service. Further, the policy outlines the audit and non-audit services that have been pre-approved by the Audit Committee. Pre-approval fee levels for these services to be provided by the independent auditor will be established by the Audit Committee at an annual fee meeting and pre-approved

30	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit Committee, to Fix the Independent Auditors’ Remuneration (continued)

for the 12 months thereafter. All other services not listed in the policy must be specifically pre-approved by the Audit Committee or a designated member. For pre-approved services that arise between regularly scheduled Committee meetings and exceed the pre-approval fee levels set in the annual fee meeting, the Audit Committee has pre-approved an additional pre-established fee level, which is to be administered by the Controller. The Audit Committee approved all services described in the “— Fees Paid to the Independent Auditors” section above in accordance with this policy.

Audit Committee Report

The Audit Committee is currently composed of four non-employee directors: Brendan R. O’Neill (Co-Chairman), Paul D. Thomas (Co-Chairman), Anna C. Catalano, and Wilhelm Zeller. Messrs. O’Neill and Thomas are independent audit committee financial experts, as defined by Regulation S-K, and all Audit Committee members are considered to be financially sophisticated under NASDAQ listing standards in view of their respective financial expertise.

The Audit Committee operates under a Charter, which is described in detail under “Corporate Governance — Willis Towers Watson Board Committees.” Among its other responsibilities described in its Charter referenced above, the Audit Committee assists the Board in its oversight of the quality and integrity of the Company’s financial reporting, internal controls over financial reporting, financial management processes and risk management at the Company and subsidiary level as well the appointment, retention, performance and compensation of the Company’s independent auditor. The Audit Committee meets with members of management, including the Chief Financial Officer, the Controller, the General Counsel as well as the Heads of Internal Audit, Compliance and Risk. The Audit Committee’s focus on risk relates to major financial risk exposure, pertaining to, among other items, regulatory, audit, financial disclosure, tax matters, pension matters and foreign exchange hedging, and the steps management has taken to monitor and control such risks. Executive management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements in accordance with auditing standards of the PCAOB and expressing an opinion as to the conformity of the annual financial statements with U.S. generally accepted accounting principles (“GAAP”). With respect to compliance, the Audit Committee discusses with the Chief Compliance Officer the compliance and regulatory risks of the Company, and receives a report outlining the main activities of the compliance function, material regulatory interactions review and progress against the annual compliance plan.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2020, with management and the independent auditors. These discussions included the quality, the clarity of the disclosures and the appropriateness of the accounting principles and underlying estimates and other communications required to be discussed under PCAOB standards. The Audit Committee has also discussed with the auditors, the auditors’ independence from Willis Towers Watson and its management, including the written disclosures and the report received from the auditors regarding the auditors’ communications with the Audit Committee concerning independence as required by the PCAOB in Rule 3526, Communication with Audit & Risk Committees Concerning Independence. The independent auditors and the Company’s internal auditors had full access to the Audit Committee, including at regular meetings without management present.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing their oversight function, members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with GAAP or that the financial statements are presented in accordance with GAAP.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	31

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit Committee, to Fix the Independent Auditors’ Remuneration (continued)

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities referred to above, the Audit Committee agreed that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors of Willis Towers Watson Brendan R. O’Neill (Co-Chairman), Paul D. Thomas (Co-Chairman), Anna C. Catalano and Wilhelm Zeller

32	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 3: Advisory (Non-binding) Vote on Named Executive Officer Compensation

Recognizing that executive compensation is an important matter for our shareholders, and in accordance with SEC rules, we are asking our shareholders to approve an advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this Proxy Statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the results of the vote when considering future executive compensation arrangements.

We encourage our shareholders to read the Compensation Discussion and Analysis, which immediately follows this proposal. The Compensation Discussion and Analysis describes in more detail our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our shareholders to review the 2020 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers.

Accordingly, we ask our shareholders to vote “FOR” the following resolution, which requires the affirmative vote of a majority of the votes cast:

“RESOLVED, that the shareholders of Willis Towers Watson Public Limited Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2021 Annual General Meeting of Shareholders in accordance with the SEC’s rules, including in ‘Executive Compensation: Compensation Discussion and Analysis,’ ‘Compensation Tables — Summary Compensation Table’ and related tables and disclosure.”

The Board of Directors unanimously recommends a vote “FOR” the advisory (non-binding) resolution approving the overall executive compensation of Willis Towers Watson’s named executive officers, described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	33

Executive Compensation: Compensation Discussion and Analysis

The Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy and provides an overview and analysis of (i) our 2020 compensation programs and policies for our named executive officers (“NEOs”); (ii) the material compensation decisions made by the Compensation Committee under those programs and policies as reflected in the executive compensation tables that appear following this CD&A; and (iii) the material factors that the Compensation Committee considered and the process it utilized in making those decisions.

Our Named Executive Officers

Our 2020 NEOs, as defined under applicable SEC rules, are:

●	John Haley (CEO)

●	Michael Burwell (CFO)

●	Julie Gebauer (Head of Human Capital & Benefits (“HCB”))

●	Carl Hess (Head of Investment, Risk & Reinsurance (“IRR”))

●	Gene Wickes (Head of Benefits Delivery & Administration (“BDA”))

Executive Compensation Overview

Key 2020 Company Highlights

Aon Business Combination Update

On March 9, 2020, the Company announced its intention to combine with Aon pursuant to the Business Combination Agreement. On August 26, 2020, the Company’s shareholders and Aon’s shareholders both approved the business combination at a Special Meeting. The closing is currently expected to occur in the first half of 2020, subject to certain outstanding regulatory approvals.

COVID-19 Response: Health, Safety and Well-Being

The Company mobilized incident management teams to ensure employee safety and client service continuity in the early stage of the COVID-19 pandemic. The Company moved from 10% to 95% remote working through technology enhancements, full access to flexible work-life arrangements and open communication. The Company collected feedback and well-being ideas to help our colleagues adapt and chartered a multi-faceted team to develop a structured approach to the “new normal.” In under four weeks, the Company addressed well-being, travel guidance, remote office equipment provisioning, collaboration tools and manager resources – all to help colleagues adapt. The Company also set policies to guide future return-to-office approaches for 46,000 colleagues in 140 countries. Recognizing colleagues’ varied situations, their feedback was sought on these efforts. The June all-colleague survey, with high participation, showed strong support for our efforts, with over 90% of staff feeling connected to their teams, getting access to their managers and appreciating the flexibility. Work has since shifted to “reimagining the workplace”, using lessons from the crisis to define the evolving role offices will play in how our work is done. For information regarding the impact of COVID-19 on our business and additional measures we have taken in response, see Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Risks and Uncertainties of the COVID-19 Pandemic” in our Annual Report on Form 10-K, filed with the SEC on February 23, 2021. In addition, risks relating to COVID-19 and other human resources risks are discussed under “Risk Factors” in our Form 10-K.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Solid Financial Performance Despite COVID-19 Challenges

Company performance during 2020 demonstrated the resilience of Willis Towers Watson’s diversified portfolio of products and services amid a challenging global environment caused by the COVID-19 pandemic. Despite these unprecedented challenges, the Company has sought to continue to serve our clients, protect our colleagues, and safeguard our business fundamentals.

At the onset of the COVID-19 pandemic, the Company implemented a comprehensive set of global processes to stabilize business operations. This included the activation of a global business continuity and incident management plan to restrict travel, limit office access, and transition our global workforce to a work-from-home protocol with split team operations for our essential workers.

The Company regularly considered the impact of the pandemic on our business and stress tested the rigor of our business resilience, continuity plans, forecasting, and liquidity management. Throughout 2020, the Company took decisive measures to reinforce working capital discipline, reduce discretionary spending, and prepare for different economic scenarios. These actions combined with the commitment of our colleagues helped Willis Towers Watson deliver solid financial results in 2020.

Certain key highlights of our financial results are described below.

Financial Results1

Revenue

●	Generated revenue of $9.35 billion or an increase of 3% (4% increase constant currency, 2% increase organic) as compared to revenue for the prior year.

●

Demonstrated growth and resilience despite the challenging economic environment, with revenue growth of 31% (31% increase constant currency, 10% increase organic) in our BDA segment, 1% (1% increase constant currency, 4% increase organic) in our IRR segment, 1% (1% increase constant currency, 1% increase organic) in our Corporate Risk & Broking segment and -1% (1% decline constant currency, 0% organic revenue) in our HCB segment.

●

Increased income from operations in each of our segments for the year and margin improvement across HCB, CRB, and IRR. BDA’s margin was materially flat compared to the prior year due to the timing of the TRANZACT acquisition, which occurred in the third quarter of 2019. The prior year margin benefited from the inclusion of TRANZACT’s seasonally strongest quarters, while the current year margin reflects a full year of TRANZACT’s results.

As reported, $USD million, except %	FY2020

	Revenue	Operating Margin %	Margin Year-over-year

Human Capital & Benefits	3,278	26%	+30 bps

Corporate Risk & Broking	2,977	21%	+160 bps

Investment, Risk & Reinsurance	1,651	28%	+200 bps

Benefits Delivery & Administration	1,359	24%	-10 bps

[1]	See pages 51-57 of our Annual Report on Form 10-K, filed with the SEC on February 23, 2021, for a reconciliation of GAAP to non-GAAP figures identified in this CD&A.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Profitability

●	Produced income from operations of $1.2 billion or 12.6% of revenue, versus income from operations of $1.3 billion or 14.7% of revenue for the same period in the prior year.

●

Achieved adjusted operating income of $1.9 billion or 20.1% of revenue, versus adjusted operating income of $1.8 billion or 20.3% of revenue for the same period in the prior year. The 20 basis-point decline in margin reflects the negative impact of having included a partial-year of operations for TRANZACT, which was acquired in the prior year, and the divestiture of Max Matthiessen, which occurred in the current year.

●	Reported diluted earnings per share (“EPS”) of $7.65, representing a 5% decrease from the prior year.

●	Reported adjusted diluted EPS of $11.70, representing a 7% increase from the prior year.

Operating Margin & Adjusted Operating Margin

	FY20	FY19	Margin Change Year-over-year

Operating Margin %	12.6%	14.7%	-210 bps

Adjusted Operating Margin %	20.1%	20.3%	-20 bps

Diluted Earnings Per Share & Adjusted Earnings Per Share

	FY20	FY19	% Change Year-over-year

Diluted EPS	$7.65	$8.02	-5%

Adjusted Diluted EPS	$11.70	$10.96	+7%

Long-Term Shareholder Value2

●

Sustained long-term value creation for the Company during a time of unprecedented economic and health challenges by taking proactive measures to further reinforce business fundamentals, reduce discretionary spend, strategically plan and operate our businesses for the periods during and after the pandemic, manage business planning, and manage liquidity and cash.

●	Entered the pending business combination with Aon to accelerate innovation in product, solutions, and services to serve our clients’ evolving needs and challenges.

●	Generated total shareholder return (assuming dividend reinvestment) of 5.8% for 2020.

[2]	See pages 51-57 of our Annual Report on Form 10-K, filed with the SEC on February 23, 2021, for a reconciliation of GAAP to non-GAAP figures identified in this CD&A.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Cumulative Total Return

Capital Return to Common Shareholders

●	Generated cash flow from operating activities of $1.8 billion, up 64% over prior year.

●	Produced free cash flow of $1,551 million, up 86% over prior year. Increase in free cash flow was driven by material reduction in discretionary spending and continued working capital improvements.

●

Returned $346 million cash to shareholders in 2020 through cash dividends. Given certain prohibitions in the transaction agreement in connection with our pending business combination with Aon, no share repurchases were made during 2020.

+21% 4-Year CAGR

FY16 to FY20, annual free cash flow

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Executive Compensation: Compensation Discussion and Analysis (continued)

$3.3 Billion

Cash Returned to Shareholders

FY16 to FY20, as reported, USD millions

*2017 Includes $177 million payment for share cancellation related to legal settlement

+9% 4-Year CAGR

Meaningful Dividend Growth

FY16 to FY21e, quarterly cash dividends

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Executive Compensation: Compensation Discussion and Analysis (continued)

2020 Compensation Program Summary

2020 NEO Pay at a Glance

Consistent with our goals and overall compensation philosophy of appropriately incenting our executives, the Compensation Committee has adopted a compensation program that incorporates a mix of fixed and at-risk pay incentives. Total direct compensation awarded to our NEOs in 2020 consists of base salary, Short-Term Incentive (“STI”) awards and Long-Term Incentive (“LTI”) awards based on performance.

Base Salary + STI Award + LTI Award = Total Direct Compensation

NEO	2020 Base Salary	2020 STI Award (1)	2020 LTI Award (2)	2020 Total Direct Compensation	% Change vs. 2019
Mr. Haley	$1,200,000	$3,110,400	$9,600,000	$13,910,400	5.1%
Mr. Burwell	$750,000	$1,215,000	$1,500,000	$3,465,000	7.4%
Ms. Gebauer	$650,000	$726,570	$975,000	$2,351,570	5.2%
Mr. Hess	$650,000	$758,160	$975,000	$2,383,160	3.3%
Mr. Wickes	$650,000	$673,920	$975,000	$2,298,920	(3.4%)

(1)

In light of the COVID-19 pandemic, the Compensation Committee adopted changes to the Company’s 2020 STI Program design, as discussed in the section entitled “— 2020 Compensation Action Highlights — Changes to STI Program Design Amid the Global COVID-19 Pandemic.” The NEOs’ 2020 STI awards ranged from 124.2% to 129.6% of the target award.

(2)

The amounts in the 2020 LTI Award column reflect the target value of the LTI award granted to each NEO. Note that these values differ from the values shown in the section entitled “Compensation Tables — Summary Compensation Table” which reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Mr. Haley was granted a 2020 LTI award in accordance with the terms of his employment agreement. All other NEOs were granted 2020 LTI awards with target values ranging from 150% to 200% of their 2020 base salaries and were 100% performance-based restricted share units (“PSUs”).

For more information regarding the details of the above and other compensation earned by the NEOs in 2020, NEO pension benefits and Mr. Haley’s employment agreement, see the discussion under “Our Executive Compensation Program in Detail” and the Summary Compensation Table under “Compensation Tables” below.

2020 Compensation Action Highlights

●

CEO 2020 Compensation Key Features: The key features of Mr. Haley’s 2020 compensation include those set forth below. These terms were included in the employment agreement amendment previously approved by the Compensation Committee in 2018 and included in the Company’s Say-on-Pay proposal last year:

O	an annual base salary of $1.2 million;

O	a target annual cash STI award of 200% annual base salary with a maximum opportunity equal to 350% annual base salary;

O

a PSU award with a target value of $9.6 million on the date of grant, on the same terms and conditions as the awards made to the other NEOs (i.e., 100% PSUs with a performance metric of three-year TSR measured against the S&P 500); and

O

deferred compensation contributions provided in recognition that, as part of his continued service as CEO, Mr. Haley will need to continue to delay the payment of significant retirement benefits which he has already earned and which he would otherwise be fully eligible to receive based on his age and service with the Company.

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Executive Compensation: Compensation Discussion and Analysis (continued)

As disclosed previously, the target value of the total compensation package for Mr. Haley was designed to align Mr. Haley’s compensation opportunity with approximately 85% of the target pay for the CEOs of our most direct competitors, Aon and Marsh & McLennan Companies, Inc. When designing the compensation package, the Compensation Committee and Board of Directors believed that this pay opportunity was appropriate to ensure the continuation of Mr. Haley’s services and recognized the continued “at-risk” structure of Mr. Haley’s compensation. They believe that this positioning is appropriate for the size and scope of the organization and Mr. Haley’s long experience and prior track record as CEO.

●

2020 CEO Employment Agreement Amendment: In light of the anticipated timing for the closing of the pending business combination with Aon, the Board determined to extend Mr. Haley’s employment agreement, which would have terminated on December 31, 2020 on substantially the same terms as the existing agreement, with defined pro-rata compensation for partial-year employment. Pursuant to an amendment, dated June 12, 2020, the key features are as follows:

O

Mr. Haley will serve as the Company’s CEO through the “effective date” as defined under the Business Combination Agreement with Aon or such later time as may be agreed. If such effective date does not occur before December 31, 2021, Mr. Haley’s employment will terminate on that date.

O	Mr. Haley’s base salary for 2021 will continue to be $1,200,000 (the same amount as provided for 2020).

O

Mr. Haley’s target STI award will continue to be $2,400,000, or 200% of base salary, (the same amount as provided for 2020). It will vest on a pro-rata monthly basis as to one-twelfth (1/12) thereof for each full and partial calendar month of Mr. Haley’s continued employment during 2021, subject to achievement of the performance metrics for the full calendar year. If Mr. Haley’s employment is terminated by the Company without cause or by Mr. Haley for good reason in 2021 (each as defined in the employment agreement amendment approved in 2018), Mr. Haley’s severance payment will not include any entitlement to the balance of the 2021 STI award for the period following the date of termination, as previously would have been the case.

O

Mr. Haley will continue to receive a $520,000 deferred compensation contribution on December 31, 2020 as contemplated under prior amendment, but clarified the contribution was not subject to the condition that he retire from the Company on such date.

O

Mr. Haley will receive a grant of PSUs on January 1, 2021 with a target value equal to $9.6 million (the same amount as his 2020 LTI award). The PSUs will generally be subject to the same terms and conditions as awards made to other executive officers in 2021, but will vest based on continued service on a pro-rata monthly basis as to one-twelfth (1/12) thereof for each full and partial calendar month of Mr. Haley’s continued employment during 2021. Vesting of the PSUs will be conditioned upon achieving the applicable performance goals for the full performance period; provided that if the effective date of the business combination with Aon occurs prior to December 31, 2021, the performance period will terminate and performance will be measured at the greater of the target or actual level of performance, as contemplated by the Business Combination Agreement. On January 1, 2021, Mr. Haley received his 2021 LTI award on the same performance conditions as 2020 (i.e., 100% PSUs with a performance metric of three-year TSR (or TSR through the business combination effective date, if earlier), measured against the S&P 500).

O

The occurrence of the effective date and resulting change in Mr. Haley’s position as contemplated by the Business Combination Agreement will be deemed to constitute good reason for Mr. Haley to terminate his employment under the employment agreement. If Mr. Haley terminates his employment for good reason, or his employment is terminated by the Company without cause, he will be entitled to the severance payments and benefits provided under his employment agreement.

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Executive Compensation: Compensation Discussion and Analysis (continued)

For a full description of Mr. Haley’s amended employment agreement, see the section entitled “Compensation Tables — Named Executive Officers’ Employment Agreements.”

●

Changes to STI Program Design Amid the Global COVID-19 Pandemic: Prior to the COVID-19 pandemic, the Compensation Committee approved a 2020 STI program that was largely consistent with 2019. In light of the significant business uncertainty that was created by the COVID-19 pandemic, on June 5, 2020, the Compensation Committee adopted changes to the 2020 STI Program that eliminated: (i) separate business segment, geography and corporate function performance components and (ii) defined performance metric payout grids at the enterprise level. Instead, the Committee decided to apply the same component weightings and performance measures for all Operating Committee members (80% enterprise financial performance and 20% individual performance). The enterprise financial performance component was calculated in a different method than previous years, as described below, and reflected in the calculation used for the broader base of employees receiving STI compensation. The objectives of these changes were to: (i) reduce the potential volatility in payout levels and uneven effects among business units caused by the unanticipated and uncontrollable business impacts of the pandemic; (ii) align the rewards of executive officers from different business units to promote an even more unifying, team mindset to help in response to the pandemic; and (iii) more fully align the rewards for the senior executive team with the rest of the Company’s employees during this period of economic uncertainty. For more information regarding the Company’s STI Program, see “Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2020 Compensation — Short-Term Incentive Compensation” below.

●

Adoption of Severance Plans: With the exception of Mr. Haley, all NEOs participate in the new executive severance plans adopted on March 8, 2020. The executive severance plans provide for the payment of severance benefits if a participant’s employment is involuntarily terminated without “cause” (and other than due to the participant’s death or permanent disability) and also if a participant resigns for “good reason” in connection with a “change in control.” For more information regarding the executive severance plans, see the discussion under “— Payments on Change of Control and Termination — Other Named Executive Officers” below.

Compensation Practices at a Glance

We developed and maintain a comprehensive compensation and governance framework that we believe is aligned with market practices and standards.

What We Do:

✓	Annual “say-on-pay” vote (as recommended by the Board and management and as supported by a majority of shareholders).

✓	Independent compensation consultant selected, engaged and overseen by the Compensation Committee.

✓	A substantial majority of total compensation for executives is tied to performance.

✓	All annual LTI equity awards for executive officers are subject to performance-based vesting requirements.

✓	Dividend equivalents accrued on PSUs are only paid if and when the underlying shares vest.

✓	Additional time-based vesting requirement after performance under LTI award is achieved.

✓	Compensation recoupment policy applicable to executive officers’ cash and equity incentive awards.

✓	All LTI awards subject to double-trigger vesting upon change of control.

✓	Minimal perquisites for executives.

✓	Significant share ownership guidelines for executive officers and non-employee directors.

✓	Compensation Committee oversight of risks associated with compensation policies and practices.

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Executive Compensation: Compensation Discussion and Analysis (continued)

What We Don’t Do:

x	No backdating of share options and no option repricing without shareholder approval.

x	No excise tax gross-ups.

x	No share reserve automatic replenishment (evergreen) provision in any share-based plans.

x	No hedging by directors and executive officers or pledging by directors and employees of Company shares.

Shareholder Engagement

The Company frequently engages with shareholders. During the spring and fall of each year, we reach out to a majority of our shareholders and then discuss the feedback with our Board. The purpose of our year-round outreach is to foster relations with our shareholders by enhancing communications on corporate governance, executive compensation and environmental and social issues and providing our shareholders with a forum to discuss any questions they may have or voice any criticisms.

For example, similar to the last several years, in our spring outreach during the 2020 proxy season, we contacted shareholders representing over 60% of our outstanding shares. This past year, shareholders holding approximately 40% of our outstanding shares responded to the outreach. Our focus during our proxy season outreach is to explain the proposals included within the Proxy Statement and the rationale for the executive compensation program, corporate governance structure and other ESG initiatives. Shareholders were generally supportive of the Board’s proposals, which we believe is also evidenced by our 2020 Say-on-Pay proposal to approve the NEOs’ compensation having received approximately 96.8% of the votes cast in favor at the 2020 Annual General Meeting of Shareholders. Additionally, after our 2020 AGM, we conducted a separate shareholder outreach over the summer in connection with the special meetings held on August 26, 2020 in connection with various approvals regarding the pending Aon transaction. At the special court-ordered meeting of shareholders, 80.17% of the shareholders of record as of the applicable record date voted in favor of the proposal to approve the Aon transaction. At the extraordinary general meeting of shareholders, over 93% of the shareholders of record as of the applicable record date voted in favor of each of the proposals presented. Given these two significant shareholder outreaches, we did not conduct a formal outreach program in the fall.

The Governance and Compensation Committees are both involved in the outreach program. Generally, we review our outreach plans and the results of our outreach efforts and discuss any significant feedback with both Committees (and the full board, as appropriate). While we did not make any material changes to our compensation program or governance structure or policies specifically as a result of the outreach this year, the Committees continue to value and consider shareholder feedback, among other factors, in their evaluation of the Company’s executive compensation program and corporate governance structure.

Our Executive Compensation Program in Detail

Our Pay Philosophy

The main objectives of the Company’s executive compensation program are to attract, motivate and retain highly qualified executives and align their interests with our strategy of maximizing shareholder value. In

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Executive Compensation: Compensation Discussion and Analysis (continued)

addition, the Compensation Committee believes it is important for the Company’s executive officers’ interests to be aligned with each other to drive profitable growth.

The Compensation Committee has placed an emphasis on variable pay; 91% of Mr. Haley’s target total direct compensation is performance-based and, on average, 72% of the other NEOs’ target total direct compensation is performance-based. The Compensation Committee does not have an explicit pay positioning strategy relative to market, but rather evaluates a number of factors, including role, tenure, experience, contribution and performance, among other factors, in determining appropriate target pay opportunities.

Although the Compensation Committee looks at each component of compensation (base salary, STI, LTI and pension) separately, it also looks at the total rewards package to ensure competitiveness, incenting top performance, internal equity among the executive team members and shareholder alignment. The below table reflects the 2020 compensation design for the NEOs after the Compensation Committee adopted changes to address the economic uncertainty of the COVID-19 pandemic.

Components of the Named Executive Officers’ 2020 Compensation

Type	Component	Objective	Additional Detail

Variable Compensation	Short-Term Incentive Awards

•  Incent and reward the NEOs for their contribution in generating exceptional annual performance, both financially and strategically at the enterprise and individual levels

•  Incent collaboration among NEOs across different business units

•  Manage through uncertainty resulting from the global COVID-19 pandemic

•  Promote an even more unifying company mindset with the broader employee population

•  Under the 2020 STI Program, all executive officers are eligible to receive an annual STI award with a target value expressed as a percentage of his or her base salary (ranging from 80% to 200%). The awards are weighted (i) 80% upon enterprise financial performance and (ii) 20% upon individual performance.

•  Paid entirely in cash

Long-Term Incentive Awards

•  Align NEOs’ interests with those of our shareholders

•  Incent long-term decision making and meaningful value creation

•  Reward exceptional performance for executive officers

•  Retain high-performing executives

•  Grants under the 2020 LTI Program made 100% in the form of PSUs

•  The 2020 LTI Program includes a multi- year performance period to better align pay with long-term performance

•  Earned PSUs will be determined based on three-year TSR Compounded Annual Growth Rate (CAGR) relative to the S&P 500

•  Dividends accrue on PSUs in the form of additional shares but are only payable to the same extent and at the same time the underlying shares vest

Fixed Compensation	Base Salary	• Provide market-competitive fixed pay reflective of an executive’s role, responsibilities, and individual performance • Attract and retain highly talented executives	• Salary adjustments made only to reflect changes in responsibilities or when market or internal conditions warrant
	Pension Benefits	• Encourages sustained service and retention and provides future retirement security • Qualified and non-qualified defined benefit plans utilizing stable value plan formula	• Applies primarily to executive officers in the U.S. • Non-qualified plan allows for participation by all eligible U.S. employees and provides an opportunity for participants to receive equity

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Executive Compensation: Compensation Discussion and Analysis (continued)

The discussion below provides additional detail about each component of the Company’s compensation program.

Base Salary

The Compensation Committee strives to set base salary at a competitive level based on an executive’s position and the relevant markets in which such executive operates. The Compensation Committee generally does not provide annual merit increases to executives, but rather rewards exceptional performance through STI and/or LTI awards. Adjustments to base salaries are made by the Compensation Committee to reflect changes in responsibilities or when competitive market or internal conditions warrant.

Short-Term Incentive Compensation

STI awards are an integral component of the NEOs’ total compensation and, in the past, have been consistently based on specific enterprise financial results, business segment or geography financial results or corporate function performance, and individual executive officer performance against strategic objectives. They are intended to deliver exceptional pay for exceptional performance and provide a well-timed link between recent performance and individual compensation.

Each NEO is eligible to receive an annual STI award with a target value expressed as a percentage of his or her base salary. The targets were established by the Compensation Committee based on an evaluation of each executive officer’s total compensation and market practice.

Executive Officer Role	Target STI (% of Base Salary)

CEO	200%

CFO	125%

Business Segment Leaders	80-90%

Geography Leaders	80-100%

Function Leaders (excluding CFO)	80%

2020 STI Program Design

Prior to the COVID-19 pandemic, the Compensation Committee approved a 2020 STI Program that was largely consistent with 2019, with enterprise, segment/geography, functional and individual components. The performance metrics included total adjusted revenues and adjusted net income at the enterprise level, and total adjusted revenues and adjusted operating income at the segment/geography level. The only change from the 2019 design was that the Committee added a new free cash flow metric for the enterprise performance results for 2020.

In light of the significant business uncertainty that was created by the COVID-19 pandemic, in June 2020, the Compensation Committee adopted changes to the 2020 STI Program (and has determined to continue the changed design for 2021). More specifically, the Committee eliminated: (i) separate business segment, geography and functional performance components and (ii) defined performance metric payout grids at the enterprise level. Instead, the Committee decided to apply the same component weightings and performance measures for all Operating Committee members. The Committee placed a greater emphasis on financial performance than individual achievement, which was further aligned to the bonus funding for the broader employee base. The objectives of these changes were to: a) reduce the potential volatility in payout levels driven by unanticipated and uncontrollable business impacts of the pandemic, b) align the rewards of executive officers from different business and geographic units to promote an even more

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Executive Compensation: Compensation Discussion and Analysis (continued)

unifying team mindset to help in response to the pandemic and c) more fully align the rewards for the senior executive team with the rest of the Company’s employees during this period of economic uncertainty.

2020 STI Component	Weighting (as % of Total STI Award)

Enterprise Financial Performance	80%

Individual Performance	20%

2020 STI Awards

The following table sets forth the STI awards approved by the Compensation Committee and paid in cash to the NEOs for the fiscal year ended December 31, 2020.

Summary of 2020 STI Awards for NEOs
NEO	2020 Base Salary ($)	2020 STI Target as % of Base Salary	2020 STI Target Opportunity ($)	Total 2020 STI Award ($)	Total 2020 STI Award as % of STI Target

Mr. Haley	1,200,000	200%	2,400,000	3,110,400	129.6%

Mr. Burwell	750,000	125%	937,500	1,215,000	129.6%

Ms. Gebauer	650,000	90%	585,000	726,570	124.2%

Mr. Hess	650,000	90%	585,000	758,160	129.6%

Mr. Wickes	650,000	80%	520,000	673,920	129.6%

The Total 2020 STI Awards reflect the NEOs’ 2020 STI Target Opportunity as impacted by the 2020 bonus pool funding percentage for the broader employee base (i.e., 108%). The bonus pool for the broader employee population is based on total enterprise financial performance, including adjusted net income and revenue growth, which is evaluated in comparison to budget and prior year results. The Company determines what it believes is a reasonable level of total discretionary compensation funding (including bonuses) that balances both colleague rewards, as well as return on investment to shareholders. The discretionary compensation funding is reflected in the Company’s financial statements which are reviewed with the Audit Committee.

The Compensation Committee concluded that the enterprise financial performance component of the NEO’s STI awards had been fully achieved and approved the NEOs’ 2020 STI awards by applying the broader employee base bonus pool funding percentage of 108% to the enterprise financial performance component of the award. The application of the overall bonus funding percentage to the NEOs’ STI awards, rather than the historic enterprise/segment/geography/function split that had been determined at the beginning of the year (prior to the COVID-19 pandemic), was discussed in the Company’s Form 8-K filed with the SEC on June 5, 2020. The rationale for the change was that the overall funding percentage for STI awards for executive officers (as a percentage of target) would be closer to the funding percentage for STI awards made to the broader base of employees eligible for such awards and that executive officers from different business and geographic units, all impacted differently by the pandemic, would be more closely aligned. As explained above, the approach was intended to promote an even more unifying, team mindset, thereby helping the Company manage the economic uncertainty created by the COVID-19 pandemic.

When assessing the individual performance of each NEO, the Compensation Committee and Mr. Haley (and, in the case of Mr. Haley, solely the Compensation Committee) considered the achievements of a range of factors. As described below, these included, among other things, overall enterprise level

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Executive Compensation: Compensation Discussion and Analysis (continued)

contributions through leadership of his or her respective business segment or function, particularly in light of the economic uncertainty created by the COVID-19 pandemic, quality of underlying financial achievement, and contributions towards the pending business combination with Aon. Because the 2020 STI Program design was tied to the promotion of enterprise achievement, the Compensation Committee applied the enterprise-wide bonus funding percentage of 108% to the level of achievements set forth in the table below.

The Compensation Committee also included inclusion and diversity objectives as part of each NEO’s 20% individual performance component, which are reflected in the achievements below. For a more detailed discussion of the Company’s commitment to inclusion and diversity, see the “Human Capital” section in Part I, Item 1 of our Annual Report on Form 10-K, filed with the SEC on February 23, 2021.

NEO	Considerations

Mr. Haley

•  Continued strong leadership of the Company during the year amid the global COVID-19 pandemic

•  Signed an agreement and received shareholder approval to complete a transformative business combination transaction with Aon, subject to additional conditions yet to be satisfied

•  Active leadership and significant progress on integration planning in connection with the pending business combination with Aon

•  Established the business stabilization team (the “BST”), which continues to stabilize clients, employees and the business as a whole in the face of uncertainties due to the COVID-19 pandemic and the pending Aon transaction

•  Strengthened his executive team and its commitments to inclusion and diversity

•  Supported new sales and existing client retention, including through his significant presence at external events and a strong focus on innovation

•  Mr. Haley’s individual performance result for his 2020 STI award was 200%

Mr. Burwell

•  Strong leadership of the Finance function amid the uncertainties created by the global COVID-19 pandemic and pending business combination with Aon, and at the Company level to drive attainment of almost two times improvement in Free Cash Flow for the year

•  Drove Company IT changes to support rapid shift to remote working in response to the global COVID-19 pandemic and executed outsourcing of IT service delivery to Atos

•  Worked with the BST and led efforts to gain efficiencies in procurement, real estate and other key overhead areas

•  Supported key mergers and acquisitions, including the sale of Max Matthiessen as well as negotiation and ongoing integration planning in connection with the pending business combination with Aon

•  Personal commitment to inclusion and diversity efforts and initiatives to improve racial and gender equality, including championing diverse recruiting protocols, setting specific and robust development plans and goals, and committing to sponsorship and mentorship of female and minority colleagues

•  Mr. Burwell’s individual performance result for his 2020 STI award was 200%

Ms. Gebauer

•  Strong leadership of the HCB segment during the year amid the uncertainties created by the global COVID-19 pandemic and pending business combination with Aon

•  Personal leadership and significant contributions in integration planning in connection with the pending business combination with Aon, including development of post-announcement communications and colleague engagement strategy and personally leading town halls to provide updates and address colleague questions and concerns

•  Personal leadership in inclusion and diversity efforts and initiatives to improve racial and gender equality, in race-related dialogues at the Company level, and in the formulation of Operating Committee commitments to improving racial equality, which efforts led to an improvement in female representation at leadership levels in the HCB segment, in which her unit excels

•  Led strong focus on cross-segment HCB leadership, helping to optimize talent and drive overall colleague engagement within the HCB segment and more broadly during a challenging time by improving alignment and engagement of HCB leaders, enhancing colleague development opportunities and continuing to improve inclusivity

•  Ms. Gebauer’s individual performance result for her 2020 STI award was 175%

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Executive Compensation: Compensation Discussion and Analysis (continued)

NEO	Considerations

Mr. Hess

•  Strong leadership of the complex IRR segment during the year amid the uncertainties created by the global COVID-19 pandemic and pending business combination with Aon

•  Played a critical role on the BST as lead sponsor of the Company’s procurement efforts and chairing the cross-segment IT initiatives related to gaining IT infrastructure efficiencies, including reducing IT storage costs by approximately 75%

•  Served on the integration steering committee for the pending business combination with Aon and as the executive sponsor for the joint company innovation white paper

•  Supported IRR mergers and acquisitions, including overseeing the sale of Max Matthiessen

•  Personal leadership and commitment to improving inclusion and diversity at all levels, including senior level hiring, by championing diverse recruiting protocols, setting specific and robust development plans and goals and committing to sponsorship and mentorship of female leaders

•  Mr. Hess’s individual performance result for his 2020 STI award was 200%

Mr. Wickes

•  Chaired the BST from its inception, setting the pace and tone for the team’s efforts and leading weekly discussions of the team’s insights and recommendations at Operating Committee meetings

•  In response to the global COVID-19 pandemic, led significant repositioning of the BDA segment operating model, moving significant portions of staff to a work-from-home model, while preserving client service levels and maintaining health and safety

•  Acted as a confidential advisor on various Human Resources integration-related matters

•  Completed TRANZACT integration and satisfied business and financial goals amid the COVID-19 pandemic

•  Personal commitment to inclusion and diversity efforts and initiatives to improve racial and gender equality within the BDA segment, including championing diverse recruiting protocols, efforts in developing a strong and diverse leadership bench, setting specific and robust development plans and goals, implementing training and development programs and opportunities to accelerate advancement of minority colleagues and committing to sponsorship and mentorship of female and minority colleagues

•  Mr. Wickes’ individual performance result for his 2020 STI award was 200%

Long-Term Incentive Compensation

LTI compensation is a significant element of our executive officer compensation and is granted in the form of equity awards under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). The NEOs’ 2020 LTI awards (including the CEO’s) were consistent with the design of the NEOs’ 2019 LTI awards.

2020 LTI Program

Pursuant to Mr. Haley’s employment agreement, on February 25, 2020 he received a 2020 LTI award with a target value of $9.6 million. The other NEOs received their 2020 LTI Awards on July 20, 2020. There were no changes to the NEOs’ LTI targets for the 2020 performance year. Mr. Burwell had a 2020 LTI target of 200% of his annual base salary and Messrs. Hess and Wickes and Ms. Gebauer each had a 2020 LTI target of 150% of his or her respective annual base salary.

The NEOs’ 2020 LTI awards (including the CEO’s) were granted on the same performance and payout terms as the 2019 and 2018 LTI awards. To align management’s and shareholders’ interests, the awards were 100% performance-based in the form of PSUs and were structured similarly to the awards granted under the 2019 LTI Program. The Compensation Committee and management conduct an annual review of the appropriateness of the performance metrics for the LTI awards. For the 2020 LTI awards, the Compensation Committee maintained a performance metric of three-year relative TSR measured against the S&P 500. The Compensation Committee selected relative TSR as it is aligned with the shareholder experience, requiring that we outperform the market to earn incentives above target. The S&P 500 was selected as a performance-benchmark as the Company has too few direct competitors to establish meaningful benchmarks for performance, and the Compensation Committee believes that the executives should be rewarded for outperforming the broader stock market returns, as represented by the S&P 500.

Earned PSUs will vest on February 25, 2023 for Mr. Haley and on July 20, 2023 for all other NEOs after a three-year performance period that runs from January 1, 2020 to December 31, 2022 (or the Aon business combination effective date, if earlier).

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Executive Compensation: Compensation Discussion and Analysis (continued)

The number of PSUs that will become eligible to vest under the award is based on a sliding scale reflecting the achievement of the applicable performance target relating to the Company’s TSR over the performance period (measured as a compounded annual growth rate (“CAGR”)) relative to the TSR of the S&P 500 constituents as of the last day of the performance period, as set forth in the table below.

Performance Level	Company’s TSR CAGR Percentile Rank Relative to the S&P 500	Payout (as % of Target Number of PSUs Granted)

Maximum	75th Percentile	200%

Target	50th Percentile	100%

Threshold	25th Percentile	50%

Below Threshold	Below 25th Percentile	0%

The PSUs are subject to the continued employment of the NEO during the vesting period, unless the NEO meets the retirement vesting eligibility requirements under the terms of the program (as Messrs. Haley, Hess and Wickes and Ms. Gebauer do). In the event of the NEO’s termination of service on or after the first year of the performance period (December 31, 2020) and prior to the vesting date due to a “qualifying retirement”, the earned PSUs shall vest on the vesting date, subject to the NEO’s compliance with the restrictive covenants and other obligations contemplated in the award agreement. “Qualifying retirement” generally means a voluntary termination of service by the NEO after attaining the age of 55 and completing 15 years of service with the Company, or any affiliate or predecessor company thereof, provided that the Compensation Committee has not determined that a basis exists for the NEO’s termination of service for “cause” at the time of such termination. Separately, in the event of an NEO’s termination of service without “cause” or a resignation for “good reason” (as these terms are defined in the award agreements) within 24 months following a change of control of the Company (which would include the business combination with Aon), any earned PSUs will fully vest. Vested PSUs, and the dividend equivalents that accrue with respect to the PSUs, are payable in Company shares within a short period following the vesting date or accelerated vesting event, if applicable.

CEO 2021 LTI Award

Pursuant to the third amendment to Mr. Haley’s employment agreement dated June 12, 2020, he was granted a 2021 LTI award with a target value of $9.6 million, effective as of January 1, 2021. The 2021 LTI award was granted based on the same performance metrics and structure (i.e., 100% PSUs with a performance metric of three-year TSR measured against the S&P 500) and the same terms and conditions as the 2020 LTI award described above (including the involuntary termination and retirement vesting acceleration provisions) other than as noted below. The 2021 LTI award, which was granted in the form of PSUs, has a performance period commencing January 1, 2021 and ending December 31, 2023, or if earlier, the effective date of the business combination. Mr. Haley’s award is eligible to vest on a pro-rata monthly basis as to 1/12th of the number of earned PSUs for each full and partial calendar month he remains employed in calendar year 2021.

2021 Cash Retention Awards for NEOs (other than the CEO)

On February 2, 2021, the Compensation Committee approved retention agreements for certain executives, including Messrs. Burwell, Wickes and Hess who will not be continuing on in the combined company, in order to further incentivize their continued employment to assist with the Company’s continuing business through the anticipated closing of the business combination of the Company and Aon. The retention agreements provide for the payment of cash awards to the executives upon his successful completion of his duties through the closing of the business combination, subject to the condition that such closing occurs no later than July 20, 2021, when equity awards under the 2020 LTI Program would be expected to be granted to the NEOs (other than Mr. Haley), consistent with prior year grants. Under the retention agreements, Messrs. Burwell, Wickes and Hess are each eligible to earn a cash amount of up to $750,000, $487,500, and $487,500, respectively, based on the number of whole and partial months the executive is

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Executive Compensation: Compensation Discussion and Analysis (continued)

employed with the Company from January 1, 2021 through the date of the closing of the business combination. The payment of a cash award under the retention agreement is in lieu of, and in satisfaction of, any right to be awarded a 2021 share-based award the executive may have under his employment agreement or terms governing his compensation.

If the Company terminates the executive’s employment without “cause” prior to the closing of the business combination, the executive will be entitled to receive the cash award that was eligible to be earned under the retention agreement, subject to potential reduction depending on the number of whole and partial months the executive is employed through the termination date. If the executive resigns for any reason, or his employment is terminated for “cause,” the executive will not be eligible to receive any portion of the cash award. “Cause” is generally defined in the retention agreements as including the executive’s gross or chronic neglect or negligence in the performance of his employment duties, the executive’s willful misconduct in connection with his employment which is injurious to the Company or its affiliates, the executive’s conviction of any criminal act, breach of any restrictive covenants and other obligations applicable to the executive, or the executive’s material violation of any written Company policy.

Retirement and Savings Plans

In 2020, all of the NEOs participated in qualified and supplemental non-qualified defined benefit plans sponsored by the Company in the United States. The Company’s sponsorship of such plans is consistent with its belief that defined benefit plans continue to represent a crucial and viable means to encourage sustained service with the Company and to provide for the future retirement security of our associates. When the Compensation Committee assesses the competitiveness of executive compensation for the Company’s executives, it considers the impact of changes in pension value to positioning of total compensation.

Effective July 1, 2017, changes became effective for the Willis Towers Watson Pension Plan for U.S. Employees (“Willis Towers Watson Pension Plan”) (previously named the Towers Watson Pension Plan) and Towers Watson Supplemental Executive Retirement Plan (“Towers Watson SERP”). The Towers Watson SERP was frozen effective July 1, 2017. Eligible employees, including those who were earning benefits under the Willis Towers Watson Pension Plan and Towers Watson SERP as of December 31, 2016, began earning benefits under the Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees (“WTW Stable Value Excess Plan”) as of July 1, 2017. This excess plan is a share plan rather than a pension plan. For information regarding 162(m)-related amendments to the WTW Stable Value Excess Plan, see “— Plan Amendments Related to Section 162(m)” below.

Legacy Towers Watson employees earning a benefit in the Willis Towers Watson Pension Plan as of December 31, 2016 (i.e., Messrs. Haley, Hess and Wickes and Ms. Gebauer) began earning benefits under a stable value formula with a lump sum benefit payable at 65 based upon a formula ranging from 11.5% to 15% (depending on credited service) of each year’s covered pay up to the Social Security wage base and from 16.5% to 20% (depending on credited service) of each year’s covered pay in excess of the wage base. Other U.S. employees not earning a benefit in the Willis Towers Watson Pension Plan as of December 31, 2016 (i.e., Mr. Burwell) also became eligible to participate in the plan under a separate stable value formula within the Willis Towers Watson Pension Plan. Note that Mr. Burwell became eligible to participate in the plan in September 2018, after a mandatory one-year waiting period. These employees will be eligible for a lump sum benefit payable at age 65 based on a stable value formula with benefits ranging from 9.5% to 12.5% (depending on credited service after January 1, 2017) of covered pay up to the Social Security wage base and ranging from 14.5% to 17.5% of covered pay in excess of the Social Security wage base. Employees not earning a benefit in the plan as of December 31, 2016 are required to make employee contributions of 2% of covered pay to the plan in order to be eligible to participate beginning July 1, 2017.

Prior to the changes above, the Company’s defined benefit plans provided benefits using a stable value formula for service rendered on or after January 1, 2012. Under this formula, the qualified and supplemental non-qualified plans provided each eligible participant with a lump sum benefit payable equal

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Executive Compensation: Compensation Discussion and Analysis (continued)

to 15% of each covered year’s pay up to the Social Security wage base, and 20% of each covered year’s pay in excess of the wage base, with pay for these purposes consisting of salary, bonuses and, for non-executives, any overtime wages. The lump sum will be reduced for benefit commencement prior to age 62. Participants in the qualified pension plan may, in most instances, choose to receive the value of their lump sum benefit as an annuity at the time of retirement.

For U.S. employees, a 401(k) Plan is available for saving towards retirement pursuant to which matching contributions were made. For U.K. employees, a defined contribution plan, the Willis Group Personal Pension Plan (which replaced the Willis Stakeholder Pension Scheme as of February 1, 2015), is available for new employees.

For details of the NEOs’ retirement benefits, see “Compensation Tables — Pension Benefits at 2020 Fiscal Year-End.”

Other Benefits for Named Executive Officers

Non-Qualified Deferred Savings Plan for U.S. Employees

Effective January 1, 2017, the Towers Watson Non-Qualified Deferred Savings Plan was changed to the Willis Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees (the “WTW Deferred Savings Plan”) and was amended to allow for participation by certain colleagues from legacy Willis Group. Messrs. Haley, Burwell, Hess and Wickes and Ms. Gebauer all participated in the WTW Deferred Savings Plan in 2020. It is an unfunded deferred compensation plan for select management and other highly compensated associates. The purpose of the WTW Deferred Savings Plan is to provide a select group of associates who contribute significantly to the future success of the Company with a means to defer receipt of a portion of their compensation, and potentially to receive a discretionary matching contribution from the Company. All associate deferrals and all Company matches are credited in the form of Company share units and will be paid in Company shares under the 2012 Plan. As a result, the value of the notional account is aligned with the value of the Company’s shares. Payments will be made on the first business day of the month following the date that is six months after the participant’s separation from service. Note that Mr. Haley’s deferred compensation contributions under his Amended Agreement have different terms and distribution provisions, as outlined in the Amended Agreement.

Pursuant to his employment agreement, Mr. Haley received a $1 million deferred compensation contribution on January 1, 2020 and a fully vested $520,000 deferred compensation contribution on December 31, 2020, under the WTW Deferred Savings Plan. Interest at an annual rate of 4.5% will be credited to each of the contributions. The deferred compensation contributions were provided in recognition that, as part of his continued service as CEO, Mr. Haley will need to continue to delay the payment of significant retirement benefits which he has already earned and which he would otherwise be fully eligible to receive based on his age and service with the Company. These benefits do not accrue interest or receive other returns, resulting in a loss in value to Mr. Haley by deferring their payment. The additional deferred compensation arrangements are designed to compensate Mr. Haley for this loss in value on his pension benefits and are only paid to Mr. Haley in aggregate upon his continued service through the end of the new contract period.

For information regarding 162(m)-related amendments to the WTW Deferred Savings Plan, see “— Plan Amendments Related to Section 162(m)” below.

Employee Welfare Benefit Plans

Our NEOs are eligible to participate in the medical, life insurance and other welfare benefits available to all other colleagues. There are no special medical plans or other welfare plans for our NEOs.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Perquisites

The Compensation Committee does not believe that providing generous executive perquisites is necessary to attract and retain executive talent or consistent with its pay-for-performance philosophy. In 2020, we did not provide perquisites to the NEOs, other than as described in the “Summary Compensation Table” or in modest amounts, less than $10,000 and not required to be itemized under applicable SEC rules.

Compensation Recoupment Policy

Effective November 15, 2017, the Board expanded the existing compensation recoupment policy beyond certain financial restatement situations to cover certain types of detrimental conduct that are likely to cause or have caused material financial, operational or reputational harm to the Company. Under the compensation recoupment policy, the Board, or if delegated by the Board, any of its committees or sub-committees, may to the extent permitted by applicable law, recoup any incentive compensation received by a Section 16 officer, as designated by the Company, in the event of a financial restatement or due to detrimental conduct, as described below.

In the case of a financial restatement, the Board may recover up to the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Board determines a financial restatement is required if, in the Board’s judgment and determination, the person engaged in fraud, negligence or other misconduct that contributed to the need for the financial restatement.

In the case of detrimental conduct that, in the sole discretion of the Board, is likely to cause or has caused material financial, operational, or reputational harm to the Company, the Board may recover incentive compensation received by the person during and after the period in which such detrimental conduct occurred. Detrimental conduct consists of:

i.	the commission of an act of fraud, misappropriation or embezzlement in the course of employment;

ii.

the commission of a criminal act, whether or not in the workplace, that in the Board’s sole discretion, constitutes a felony or crime of comparable magnitude that could subject the Company to reputational harm;

iii.	the material violation of a non-compete, non-solicitation, or confidentiality agreement;

iv.

the willful and material breach of a covered person’s obligations under the Company’s Code of Conduct relating to compliance with law or regulations that would give rise to dismissal under the Code of Conduct or termination for cause; or

v.	any act or omission involving willful misconduct that resulted in such covered person’s termination for cause.

The Company will comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC’s rules are finalized. The current version of the recoupment policy is posted on the Company’s website under “Investor Relations — Corporate Governance.”

Executive Officer Share Ownership Guidelines

The executive share ownership guidelines are as follows:

Position	Multiple

CEO	6.0x Base Salary

Other Executive Officers	3.0x Base Salary

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Executive Compensation: Compensation Discussion and Analysis (continued)

For purposes of meeting the executive officer share ownership guidelines, the related value, based on the average daily share price over the last 30 business days of the Company’s fiscal year of the following shares will be counted: shares owned outright or in a trust for benefit (including shares acquired from equity awards or from share market purchases); shares or units held in broad-based share purchase plans (i.e., the Employee Stock Purchase Plan, U.K. Sharesave); shares held in a 401(k) self-directed brokerage account; shares deemed held in the WTW Deferred Savings Plan; unvested and vested restricted shares or RSUs that are subject to time-based vesting; and unvested earned PSUs. Unvested or vested/unexercised share options and unvested/unearned PSUs are not counted as shares owned for purposes of the guidelines. Executives are required to retain at least 50% of the net shares received under equity award programs granted following adoption of the policy until the ownership guidelines are met.

Under the guidelines, executives are encouraged to comply with their applicable guideline as soon as practical given their individual circumstances and within five years from the later of (i) February 7, 2017 (the date of adoption of the policy) or (ii) the date of the executive’s hiring or promotion. The failure to comply with or make reasonable progress towards meeting the share ownership guidelines in a timely fashion would result in the executive being required to retain all of the net shares received upon (i) the vesting of RSUs; (ii) the vesting of PSUs, and may impact future grants; and (iii) the exercise of options to purchase Willis Towers Watson shares. Once an executive accumulates sufficient shares to meet his or her individual requirement, the executive is not required to retain shares above the threshold. If, as a result of a share price decline subsequent to an executive meeting his or her ownership requirement, the executive no longer satisfies the ownership requirement as of the Company’s fiscal year-end, the executive is not required to buy additional shares to meet the ownership requirement. However, the executive is required to retain the number of shares that originally were acquired to reach the share ownership threshold until such time as he or she is once again above the threshold. The Compensation Committee has interpreted “reasonable progress” for purposes of measuring compliance as looking at an executive’s ownership levels (calculated under the guidelines) compared to ownership levels that would be expected at the relevant stage of the five-year transition period (e.g., 1/5 per year after the first year).

The NEOs have either satisfied the minimum required share ownership requirements or have made reasonable progress to achieve the ownership guidelines within the prescribed period.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits directors and executive officers from pledging any Company shares, including by entering into margin accounts, and prohibits directors and all employees from engaging in hedging transactions with respect to ownership in the Company’s securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds).

Share Award Policy

The Board has a policy governing the granting of options and other share-based awards under the Company’s equity plans.

It is the Company’s policy not to backdate option grants or other share-based awards to take advantage of a lower share price or to schedule grants of options or other share-based awards before or after specific events to take advantage of anticipated movements in the price of our shares.

It is also the Company’s policy that, if it grants options (which have not been awarded since before January 2016), it would grant options with an exercise price no less than the closing sales price as quoted on the NASDAQ on the date of grant, except in the case of any sharesave sub-plans adopted by the Company for non-U.S. employees, for which the exercise price of the option was set at a 5% or 10% discount off the closing sales price on the date before employees are invited to participate. In addition, none of the Company’s share-based plans permit the re-pricing of options without obtaining shareholder approval.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Under this policy, annual share-based awards for executive officers are authorized by the Compensation Committee and the grant date is on the date of that meeting or a date specified by the Compensation Committee no later than 90 days following that meeting. Except as directed by the Compensation Committee, share-based awards granted in connection with a new hire, a promotion or the assignment of additional responsibilities to an existing employee or for retention purposes will be considered granted on March 3rd, May 13th, August 13th, November 13th or December 1st (or if the applicable grant date was not a trading day, the next trading day) on the date most closely following the date on which such recipient’s employment or promotion or assignment of new responsibilities commenced and such award was approved.

Tax Implications

Prior to the amendments to Section 162(m) of the Internal Revenue Code (the “Code”) made under the Tax Cuts and Jobs Act of 2017 (“TCJA”), Code Section 162(m) generally limited the deductibility of the compensation payable to certain executive officers covered by Code Section 162(m), including the NEOs (other than the CFO), to $1 million, except to the extent the compensation met the requirements of “qualified performance-based compensation.” For taxable years prior to the end of 2017, the Company granted STI awards and certain of its stock-based awards in a manner that would allow the Company to maximize the tax deductibility to the Company of compensation under available exceptions to the application of Code Section 162(m) to the extent the Compensation Committee determined it appropriate, when weighing, among other considerations, the Company’s need to provide competitive compensation to achieve the Company’s business goals. However, the exemption from Section 162(m)’s deduction limit for qualified performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

While our general policy has been to preserve the tax deductibility of compensation paid to executive officers to the extent the tax laws have accommodated an opportunity to do so, the repeal of the qualified performance-based compensation exception from the Section 162(m) deductibility limitations will restrict our ability to pay compensation that is fully deductible. Moreover, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes that such payments are appropriate and in the best interests of the Company, taking into consideration changing business conditions, the need to provide competitive compensation and retain the services of its executive officers, and the performance of its executive officers.

Plan Amendments Related to Section 162(m)

On December 7, 2020, the Compensation Committee approved amendments to the WTW Deferred Savings Plan and the WTW Stable Value Excess Plan (collectively, the “Plans”). The amendments are intended to take advantage of certain transitional relief provided under IRS guidance based on changes to Section 162(m) of the Code made as a result of the TCJA.

Both Plans are non-qualified deferred compensation plans and provide, in relevant part, for the automatic deferral of compensation payable to participants who are “covered employees” within the meaning of Code Section 162(m) that is non-deductible to the Company under Code Section 162(m) until such time that the compensation would become deductible under Code Section 162(m). Because “covered employee” status effectively ceased upon a covered employee’s termination of employment under the Code Section 162(m) rules that applied prior to the changes made by the TCJA, the automatic deferral feature in the Plans effectively meant that the deferred compensation that was automatically deferred would become payable in the year a covered employee terminated employment. However, after the TCJA, a covered employee in any year remains a covered employee for all subsequent taxable years (including beyond employment

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Executive Compensation: Compensation Discussion and Analysis (continued)

termination), resulting in the potential delay of payments under the automatic deferral provision until a significant period beyond the covered employee’s employment termination.

The transition relief provided under the TCJA permitted amendments to non-qualified deferred compensation plans that are subject to Code Section 409A to eliminate a Code Section 162(m) automatic deferral provision, such as the one contained in the Plans, and for the distribution of the automatically deferred compensation to such time when it would have become payable under the pre-TCJA Section 162(m) provisions, without violating Code Section 409A, provided these amendments were made by December 31, 2020.

Upon reliance on this transition relief, the Plans were amended to eliminate the Code Section 162(m) automatic deferral provision contained in the Plans and to provide for the distribution generally to the date that is six months following the termination of the applicable NEO’s employment. As of December 31, 2020, the values of post-TCJA automatic deferrals impacted by the foregoing amendments were $1,098,082, $139,991 and $163,078, which had been deferred by Mr. Haley, Ms. Gebauer and Mr. Wickes, respectively, pursuant to the Code Section 162(m) automatic deferral provisions contained in the Plans.

Payments on Change of Control and Termination

The Compensation Committee believes that severance benefits are a necessary component of a competitive compensation program because they minimize distraction and ensure continuity during times of uncertainty or transition, including during a change of control. In certain cases, such benefits are consideration for an executive’s agreement not to compete. Set forth below is a summary of the NEOs’ termination arrangements as of December 31, 2020. The NEOs do not receive any form of tax gross-ups, significant perquisites or automatic payments in connection with a change of control of the Company.

With the exception of Mr. Haley, all NEOs are participants of the new executive severance plans adopted on March 8, 2020 described further below. For additional details on payments that may be due to the NEOs in certain termination scenarios, see “Compensation Tables — Potential Payments to Named Executive Officers Upon Termination and/or Change of Control.”

Mr. Haley (CEO)

Mr. Haley’s employment agreement, as amended from time to time, provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” and a termination of employment due to his death or disability (as such terms may be defined in the employment contract), Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target STI award, payable in a lump sum, (ii) the full amount of his STI award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards, and (vi) vesting of the deferred compensation contributions granted under the Amended Agreement prior to his termination. Pursuant to his employment agreement, if Mr. Haley’s employment is terminated by the Company without “cause” or by Mr. Haley for “good reason” in 2021, then Mr. Haley’s severance payment will not include any entitlement to the balance of the 2021 annual bonus for the period following the date of termination.

Other Named Executive Officers

Each of the NEOs other than Mr. Haley participates in the Willis Towers Watson Public Limited Company Severance and Change in Control Pay Plan for U.S. Executives (the “U.S. Executive Severance Plan”) and the Willis Towers Watson Severance and Change in Control Pay Plan for Non-U.S. Executives (the

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Executive Compensation: Compensation Discussion and Analysis (continued)

“Non-U.S. Executive Severance Plan,” and together, the “Executive Severance Plans”). The Executive Severance Plans replaced the severance benefits payable under the participant’s employment agreements, offer letters or the Company’s general severance pay plan, as applicable, and, therefore, participation in the Executive Severance Plans was contingent on the participant’s waiver of severance benefits under the applicable employment agreement, offer letter or plan. The Executive Severance Plans provide for the payment of severance benefits if a participant’s employment is involuntarily terminated without “cause” (and other than due to the participant’s death or permanent disability) (an “involuntary termination” under the plans) and also if a participant resigns for “good reason” in connection with a “change in control” (an involuntary termination or resignation for good reason in connection with a change in control, a “qualifying termination” under the plans). Under the U.S. Executive Severance Plan:

●

If a participant experiences an involuntary termination, that occurs prior to the 6-month period preceding a “change in control” or after the 24-month period following a “change in control,” the participant is eligible to receive the following upon execution and delivery of a general release of liability against the Company: (i) monthly cash installments during a 12-month period equal to the sum of the participant’s annual base salary and target STI, and (ii) payment of the cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the participant’s termination.

●

If a participant experiences a qualifying termination during the period commencing 6 months prior to a “change in control” and ending 24 months following a “change in control,” the participant is entitled to receive: (i) a lump sum cash payment equal to the sum of 24 months of base salary plus two times the participant’s target STI, (ii) a pro-rata portion of the annual STI payable for the year of termination based on the period the participant is employed during the year, and (iii) payment of the cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the participant’s termination.

Under the Executive Severance Plans, if any payments and benefits constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the payments and benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Additional information on the Executive Severance Plans, as well as the plan documents, can be found in our Form 8-K filed with the SEC on March 11, 2020.

Compensation Decision Process and Methodology

Role of the Compensation Committee

The Compensation Committee is responsible for evaluating the compensation levels for each of the NEOs and for administering the Company’s executive compensation program. The Compensation Committee reviews and approves all components of executive compensation for the NEOs, including the CEO whose compensation is ratified by the other independent directors. In addition, each year, the Compensation Committee reviews and approves the corporate goals and key objectives related to the NEOs’ compensation, evaluates their performance in light of those goals and objectives and determines and approves their compensation, including for the CEO, whose compensation must be approved by the Compensation Committee and ratified by the other independent directors. Each year the Committee also reviews, among other things, compliance with share ownership guidelines, proxy season trends, shareholder feedback and the compensation risk assessment. The Committee also reviews talent, culture, inclusion and diversity initiatives; as well as its Charter, responsibilities, and annual calendar. With respect to assessing culture, the Company implements a multi-dimensional strategy to gather feedback from

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	55

Executive Compensation: Compensation Discussion and Analysis (continued)

colleagues, which includes among other things, an all-colleague engagement survey and other surveys that may be distributed from time to time.

Compensation Risk Analysis

In reviewing the Company’s pay programs, the Compensation Committee considers whether the programs encourage unnecessary or excessive risk taking that might have an adverse impact on the Company. At the request of the Compensation Committee, the Company’s internal compensation consultants (the “WTW consultants”) completed a 2020 risk assessment of the Company’s compensation programs with the review and concurrence of Semler Brossy Consulting Group LLC (“SBCG”), the Compensation Committee’s independent compensation consultant. The 2020 risk assessment included a review of the design and features of the Company’s incentive compensation programs in place, as well as an evaluation of program structure and philosophy, design characteristics, performance management and governance practices relative to compensation risk factors. The 2020 compensation risk assessment led SBCG and the Compensation Committee to agree that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Role of External Compensation Committee Consultant

The Compensation Committee has the independent authority to hire external consultants as well as the sole authority to retain and terminate the services of its consultant. In 2020, the Compensation Committee engaged SBCG as its independent consultant.

During the course of 2020, SBCG worked directly under the guidance of the Company’s Compensation Committee, in cooperation with management, to assist the Committee with executing its executive compensation-related responsibilities. In such role, the Compensation Committee’s consultant served as an objective third-party advisor in assessing the reasonableness of compensation levels and the appropriateness of the design of the evolving compensation program structure in supporting the current and future business strategy and human resource objectives. SBCG attended all of the formal meetings of the Company’s Compensation Committee during 2020.

During 2020, SBCG supported the Company’s Compensation Committee by assisting with the design and administration of the Company’s executive compensation pay practices, including:

●	reviewing and providing input on the peer group used to benchmark executive pay;

●	assessing the market pay data used to inform 2020 pay decisions;

●	providing input on the pay decisions for the Company’s executive officers, including pay mix and levels;

●	reviewing and providing input on the Company’s annual and long-term incentive plan designs;

●	reviewing the Company’s Compensation Risk Assessment;

●	reviewing and providing input on the Company’s Executive Severance Plans;

●	reviewing compensation disclosures, including the CD&A;

●	providing a review and recommendation for non-employee director compensation; and

●	keeping the Compensation Committee informed of changes in the regulatory or governance environment for executive compensation issues.

The Compensation Committee was also provided compensation market data and inputs from WTW consultants. The Compensation Committee along with SBCG used the data and analysis provided by the WTW consultants to ensure that the compensation practices were consistent with the compensation

56	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

philosophy and objectives for both the amount and composition of executive compensation, including that of Mr. Haley. Based on the data and analysis provided by the WTW consultants as reviewed by SBCG as well as information from management and SBCG, the Compensation Committee applied business judgment in recommending compensation awards, taking into account the dynamic nature of the brokerage and consulting businesses internationally and the adaptability and response required by the senior leadership to manage significant changes that arose during the course of the year.

Other than serving as the consultant to the Willis Towers Watson Compensation Committee, SBCG provides no other services to the Company. The Willis Towers Watson Compensation Committee determined that, based on the factors specified in the exchange listing rules, SBCG’s services produced no conflicts of interest. The Willis Towers Watson consultants work for the Company and are therefore by definition not independent advisors, although they do provide professional advice, data and guidance to the Compensation Committee with the concurrence of SBCG.

Role of the CEO and Management

The CEO does not participate in the Compensation Committee’s determination of his own compensation. However, he makes recommendations to the Compensation Committee for each of the other NEOs. The CEO bases these recommendations on his holistic assessment of each executive’s individual performance, as well as overall Company financial goals for the fiscal year as described above. The Compensation Committee reviews and considers the CEO’s recommendations, makes adjustments as it determines appropriate, and approves compensation in its sole discretion.

Use of Peer Company Data

In making its determinations for fiscal year 2020, the Compensation Committee considered publicly available information of a select group of peer companies as well as survey data from the Company’s compensation surveys to inform the pay levels and structures for the senior executive team. All compensation data used was reviewed and supported by SBCG as the Compensation Committee’s independent compensation consultant.

The peer group was selected by the Compensation Committee based on the recommendations of the WTW consultants and SBCG based on input from management on the comparability of the business operations of potential peer group companies, including reasonably comparable size (based on revenue and market capitalization) and industry. Information about the peer group companies was used to inform decisions regarding pay levels and mix and program design.

For conducting a competitive assessment of the compensation levels for the Company’s executives for fiscal year 2020, the Compensation Committee approved the below peer group of 17 companies. There were no changes to the 2020 peer group from the prior year.

●  Marsh & McLennan Companies, Inc.

●  Aon

●  Robert Half International Inc.

●  The Hartford Financial Services Group, Inc.

●  Conduent Incorporated

●  Cognizant Technologies Solutions Corp.

●  Principal Financial Group Inc.

●  Automatic Data Processing, Inc.

●  Unum Group

●  Fidelity National Information Services, Inc.

●  Fidelity National Financial, Inc.

●  Nielsen Holdings plc

●  S&P Global Inc.

●  Arthur J. Gallagher & Co.

●  Booz Allen Hamilton Holding Corporation

●  Fiserv, Inc.

●  First American Financial Corporation

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Executive Compensation: Compensation Discussion and Analysis (continued)

At the time the peer group was approved by the Compensation Committee in 2020, Willis Towers Watson was at the 47th percentile in terms of total revenue and the 59th percentile in terms of market capitalization among this peer group.

Although the Compensation Committee references target pay for all of the companies listed in the peer group, particular attention was given to the pay practices of Aon and Marsh & McLennan Companies, Inc. as these two companies represent our most direct competitors.

58	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Committee Report

This report is submitted to the shareholders of Willis Towers Watson Public Limited Company by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee consists solely of non-executive directors who are independent, as determined by the Board in accordance with the Company’s guidelines and NASDAQ listing standards.

The Compensation Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis contained in this Proxy Statement, and based on this review and discussion, recommended to the Board that it be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of Willis Towers Watson Wendy E. Lane (Chairman), Victor F. Ganzi, Jaymin B. Patel and Linda D. Rabbitt

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	59

Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation earned for services rendered in 2020 by John Haley (CEO), Michael Burwell (CFO) and the Company’s three other most highly compensated executive officers, collectively our NEOs, for the fiscal year ended December 31, 2020.

A	B	C	D	E	F	G	H
Name and Principal Position	Year	Salary ($)	Share Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John Haley	2020	1,200,000	13,821,838	3,110,400	187,555	2,412,212	20,732,005
CEO	2019	1,200,000	12,544,351	2,839,200	181,015	1,927,165	18,691,731
	2018	1,200,000	—	2,983,680	—	808,148	4,991,828

Michael Burwell CFO	2020	750,000	2,347,182	1,215,000	32,664	165,735	4,510,581
	2019	750,000	2,442,815	975,938	27,888	167,666	4,364,307
	2018	750,000	1,918,210	1,056,938	19,606	162,802	3,907,556

Julie Gebauer	2020	650,000	1,525,847	726,570	1,133,761	187,728	4,223,906
Head of Human Capital & Benefits

Carl Hess Head of Investment, Risk & Reinsurance	2020	650,000	1,525,847	758,160	809,732	197,839	3,941,578
	2019	643,750	1,519,030	681,876	532,742	169,132	3,546,530

Gene Wickes	2020	650,000	1,525,847	673,920	174,259	273,234	3,297,260
Head of Benefits Delivery & Administration	2019	650,000	1,624,852	755,248	183,306	267,879	3,481,285
	2018	650,000	1,246,826	728,208	—	231,745	2,856,779

Salary (Column C)

The amounts shown in column C reflect base salaries earned by each NEO during the listed year.

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Compensation Tables (continued)

Share Awards (Column D)

The amounts shown in column D reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 18-Share-based Compensation” to our Fiscal Year 2020 Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal Year 2020 filed with the SEC on February 23, 2021. For awards shown in column D that are subject to market conditions, the amount included in the table is the full fair value of the award at the grant date consistent with the recognition criteria in FASB ASC Topic 718. For the 2020 PSU awards (which are subject only to market conditions), the full fair value at the grant date takes into account all possible outcomes of the market condition. Therefore, the grant date fair value will not change if the maximum awards are paid out pursuant to FASB ASC Topic 718. Additional details regarding the 2020 amounts shown in column D for the NEOs are as follows:

					Column D
Name	Award	Grant Date	PSU Award Aggregate Grant Date Fair Value ($)	RSU Award Aggregate Grant Date Fair Value ($)	Total Share Award Aggregate Grant Date Fair Value ($)
John Haley	2020 LTI Award	25-Feb-2020	13,821,838	—	13,821,838
Michael Burwell	2020 LTI Award	20-Jul-2020	2,347,182	—	2,347,182
Julie Gebauer	2020 LTI Award	20-Jul-2020	1,525,847	—	1,525,847
Carl Hess	2020 LTI Award	20-Jul-2020	1,525,847	—	1,525,847
Gene Wickes	2020 LTI Award	20-Jul-2020	1,525,847	—	1,525,847

For more information regarding the equity awards, see the “Grants of Plan-Based Awards” table, the “Outstanding Equity Awards at Fiscal Year-End” table and the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2020 Compensation — Long-Term Incentive Compensation — 2020 LTI Program.”

Non-Equity Incentive Plan Compensation (Column E)

The amounts shown in column E reflect the NEOs’ 2020 STI awards, which were paid 100% in cash in March 2021.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column F)

This column reflects any aggregate increase in actuarial present values of accumulated benefits during the relevant fiscal year for the NEOs under the Willis Towers Watson Pension Plan and the Towers Watson SERP (through July 1, 2017, when it was frozen). Any increase in actuarial present value was determined using assumptions that are the same as those used in the Company’s financial statements for the fiscal year ended December 31, 2020, except that retirement is assumed to occur at the earliest unreduced retirement age for the NEOs and no pre-retirement terminations or deaths are assumed to occur.

The earliest unreduced retirement ages for each of the NEOs is as follows:

●	Messrs. Haley and Wickes – Current age because they are over the plans’ unreduced early retirement ages at the end of the fiscal year.

●	Mr. Burwell – Age 65.

●

Ms. Gebauer – Age 60 under the Legacy Towers Perrin benefit formula; Age 62 under the pre-July 1, 2017 stable value benefit formula; Age 65 under the post-July 1, 2017 stable value benefit formula. Age 60 was assumed for Ms. Gebauer because the majority of her benefit value is unreduced at age 60.

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Compensation Tables (continued)

●

Mr. Hess – Age 62 under the Legacy Watson Wyatt and pre-July 1, 2017 stable value formulas; Age 65 under the post-July 1, 2017 stable value formula. Age 62 was assumed for Mr. Hess because the majority of his benefit value is unreduced at age 62.

The pension values for each of the NEOs increased during the year. The increases in the actuarial present values for the NEOs for fiscal year 2020 were $187,555 for Mr. Haley, $32,664 for Mr. Burwell, $1,133,761 for Ms. Gebauer, $809,732 for Mr. Hess and $174,259 for Mr. Wickes. These increases are attributable to a number of factors. The discount rates used to value benefits decreased during fiscal 2020 from 3.31% to 2.54% for benefits from the Willis Towers Watson Pension Plan and 2.72% to 1.63% for the Towers Watson SERP. The assumed lump sum interest rate to determine the value of benefits under the Towers Watson SERP decreased from 2.00% to 0.75% for Ms. Gebauer and from 3.00% to 1.75% for Mr. Hess. In addition, the mortality assumption for the Willis Towers Watson Pension Plan was updated as a result of an experience study completed in 2020. The assumption changes described above increased the actuarial present value amounts by $212,890 for Mr. Haley, $4,588 for Mr. Burwell, $886,965 for Ms. Gebauer, $492,950 for Mr. Hess and $137,720 for Mr. Wickes. The actuarial present value from the Willis Towers Watson Pension Plan also decreased for Messrs. Haley and Wickes due the passage of time by $75,409 and $13,582, respectively, since they are beyond their unreduced early retirement age. The passage of time increased the actuarial present value of benefits by $1,580 for Mr. Burwell, $206,264 for Ms. Gebauer and $276,482 for Mr. Hess. The NEOs accrued additional benefits in the Willis Towers Watson Pension Plan during 2020, which increased the present values by $50,074 for Mr. Haley, $26,496 for Mr. Burwell, $40,532 for Ms. Gebauer, $40,300 for Mr. Hess and $50,120 for Mr. Wickes.

All Other Compensation (Column G)

The amounts shown in column G reflect the aggregate dollar amount of perquisites and other personal benefits and Company contributions to Company-sponsored retirement plans for each NEO during 2020. Additional details are shown below:

Name	Perquisites and Other Personal Benefits ($) (1)	Company Contributions to Company-Sponsored Retirement Plans ($) (2)	2020 All Other Compensation Total ($)
John Haley	—	2,412,212	2,412,212
Michael Burwell	—	165,735	165,735
Julie Gebauer	—	187,728	187,728
Carl Hess	—	197,839	197,839
Gene Wickes	—	273,234	273,234

(1)	During 2020, the NEOs did not receive any perquisites or other personal benefits.

(2)	The amounts in this column reflect Company contributions to Company-sponsored retirement plans for the NEOs during 2020:

●

For Mr. Haley, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,975, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $131,397, (iii) the deferred compensation contribution (pursuant to Mr. Haley’s Amended Agreement) made by the Company on January 1, 2020 to the WTW Deferred Savings Plan in the amount of $1,000,000, (iv) the deferred compensation contribution (pursuant to Mr. Haley’s Amended Agreement) made by the Company on December 31, 2020 to the WTW Deferred Savings Plan in the amount of $520,000, and (v) the value of Company-provided quarterly allocations of fully vested RSUs under the WTW Stable Value Excess Plan in the amount of $750,840.

●

For Mr. Burwell, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,975, (ii) Company matching contributions made in the form of RSUs to the WTW Deferred Savings Plan in the amount of $50,433, and (iii) the value of Company-provided quarterly allocations of RSUs under the WTW Stable Value Excess Plan in the amount of $105,327.

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Compensation Tables (continued)

●

For Ms. Gebauer, (i) the Company’s contribution to her 401(k) Plan in the amount of $9,975, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $34,171, and (iii) the value of Company-provided quarterly allocations of fully vested RSUs under the WTW Stable Value Excess Plan in the amount of $143,582.

●

For Mr. Hess, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,975, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $36,641, and (iii) the value of Company-provided quarterly allocations of fully vested RSUs under the WTW Stable Value Excess Plan in the amount of $151,223.

●

For Mr. Wickes, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,975, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $39,209, and (iii) the value of Company-provided quarterly allocations of fully vested RSUs under the WTW Stable Value Excess Plan in the amount of $224,050.

Total (Column H)

The amounts shown in column H reflect the sum of columns C through G for each NEO.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made to the NEOs during 2020. Amounts shown in columns C through E relate to the STI award opportunities in respect of 2020. The terms and conditions of these awards are described in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2020 Compensation — Short-Term Incentive Compensation.” The remaining columns relate to equity awards granted under the 2020 LTI Program (which consisted of PSUs).

A	B	C	D	E	F	G	H	I	J	K	L
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units #	All Other Options Awards: Number of Securities Underlying Units #	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Haley	—	—	2,400,000	4,200,000	—	—	—	—	—	—	—
	2/25/2020	—	—	—	23,687	47,374	94,748	—	—	—	13,821,838
Michael Burwell	—	—	937,500	1,640,625	—	—	—	—	—	—	—
	7/20/2020	—	—	—	3,607	7,213	14,426	—	—	—	2,347,182
Julie Gebauer	—	—	585,000	1,023,750	—	—	—	—	—	—	—
	7/20/2020	—	—	—	2,345	4,689	9,378	—	—	—	1,525,847
Carl Hess	—	—	585,000	1,023,750	—	—	—	—	—	—	—
	7/20/2020	—	—	—	2,345	4,689	9,378	—	—	—	1,525,847
Gene Wickes	—	—	520,000	910,000	—	—	—	—	—	—	—
	7/20/2020	—	—	—	2,345	4,689	9,378	—	—	—	1,525,847

(1)

The amounts shown in columns C through E reflect threshold, target and maximum performance for the STI awards granted to each NEO who participated in 2020 STI. The threshold payout for each NEO reflects the minimum possible payout of $0. The maximum payout for each NEO reflects the maximum STI award opportunity of 175% of 2020 STI target (and for Mr. Haley, it also reflects 350% of his base salary which is his maximum STI award opportunity pursuant to his employment agreement). The actual 2020 STI awards granted are shown in column E of the Summary Compensation Table and further analyzed in the table entitled “Summary of 2020 STI Awards for NEOs” in the Compensation Discussion and Analysis above.

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Compensation Tables (continued)

(2)

The amounts shown in columns F through H reflect threshold, target and maximum performance for the PSUs granted to the NEOs pursuant to the 2020 LTI Program. PSUs granted under the 2020 LTI Program to Mr. Haley on February 25, 2020 (per terms of his Amended Agreement) and to all other NEOs on July 20, 2020 have the same performance and payout terms. Earned PSUs will be determined based on the achievement of the applicable performance target relating to the Company’s TSR over the performance period (from January 1, 2020 through December 31, 2022) measured as a CAGR relative to the TSR of the S&P 500 constituents as of the last day of the performance period. PSUs are eligible to vest based on the target award and the TSR CAGR percentile rank relative to the S&P 500 as set forth in the table in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2020 Compensation — Long-Term Incentive Compensation — 2020 LTI Program.”

The earned PSUs will vest on February 25, 2023 for Mr. Haley and on July 20, 2023 for all other NEOs, subject to the continued employment of the participant during the vesting period, unless eligible for retirement under the terms of the program (as Mr. Haley, Ms. Gebauer, Mr. Hess and Mr. Wickes are). Dividend equivalents in the form of additional shares will accrue on the PSUs but are only paid to the same extent and at the same time as the underlying shares vest.

(3)

The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. For awards subject to market conditions, the full fair value at the grant date takes into account all possible outcomes of the market condition.

64	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the options and share-based awards held by the NEOs as of December 31, 2020.

	Option Awards					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
John Haley	150,235(2)	—	—	110.58	9/10/2022	—	—	—	—
	—	—	—	—	—	—	—	55,475(3)	11,687,473
	—	—	—	—	—	—	—	48,019(4)	10,116,643
Michael Burwell	—	—	—	—	—	—	—	9,734(5)	2,050,759
	—	—	—	—	—	—	—	7,813(3)	1,646,043
	—	—	—	—	—	—	—	7,261(4)	1,529,747
Julie Gebauer	42,010(2)	—	—	110.58	9/10/2022	—	—	—	—
	—	—	—	—	—	—	—	6,327(5)	1,332,972
	—	—	—	—	—	—	—	5,078(3)	1,069,833
	—	—	—	—	—	—	—	4,720(4)	994,410
Carl Hess	43,119(2)	—	—	110.58	9/10/2022	—	—	—	—
	—	—	—	—	—	—	—	6,084(5)	1,281,777
	—	—	—	—	—	—	—	5,078(3)	1,069,833
	—	—	—	—	—	—	—	4,720(4)	994,410
Gene Wickes	47,910(2)	—	—	110.58	9/10/2022	—	—	—	—
	—	—	—	—	—	—	—	6,327(5)	1,332,972
	—	—	—	—	—	—	—	5,078(3)	1,069,833
	—	—	—	—	—	—	—	4,720(4)	994,410

(1)

The market value of shares or units that have not vested has been calculated using the closing price of the Company’s shares on December 31, 2020, as quoted on the NASDAQ ($210.68), the last business day of the year.

(2)

The time-based options were granted on September 11, 2015. The options are fully exercisable. The exercise price on date of grant was $120.58; however, this exercise price was adjusted to $110.58 to reflect the special dividend declared and paid by legacy Towers Watson on December 29, 2015.

(3)

The PSUs were granted to Mr. Haley on February 26, 2019 and to Mr. Burwell, Ms. Gebauer, Mr. Hess and Mr. Wickes on July 20, 2019 pursuant to the 2019 LTI Program with a performance period from January 1, 2019 to December 31, 2021. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2020.

(4)

The PSUs were granted to Mr. Haley on February 25, 2020 and to Mr. Burwell, Ms. Gebauer, Mr. Hess and Mr. Wickes on July 20, 2020 pursuant to the 2020 LTI Program with a performance period from January 1, 2020 to December 31, 2022. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2020 as discussed further in “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Long-Term Incentive Compensation — 2020 LTI Program.”

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 65

Compensation Tables (continued)

(5)

The PSUs were granted to Mr. Burwell, Ms. Gebauer, Mr. Hess and Mr. Wickes on July 20, 2018 pursuant to the 2018 LTI Program with a performance period from January 1, 2018 to December 31, 2020. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2020. Following the end of the performance period, earned PSUs were determined based on the Company’s achievement of the performance targets established for the 2018 LTI Program as set forth in the following table:

Performance Level	WLTW’s TSR CAGR Percentile Rank Relative to the S&P 500	Payout (as % of Target # of PSUs Granted)

Maximum	75th Percentile	200%

Target	50th Percentile	100%

Threshold	25th Percentile	50%

< Threshold	< 25th Percentile	0%

The Company achieved an annualized TSR over the three year performance period of 13.3% which resulted in a percentile ranking of 58.0% relative to the S&P 500. Based on the interpolation of the above sliding scale, the Company’s percentile ranking produced a payout of 132.0% of the target number of shares granted under the PSU award. As a result, the earned shares shown below are expected to vest in July 2021 for each executive. Note that the earned shares shown below include dividend equivalents in the form of additional shares accrued on the PSUs through December 31, 2020, but the actual earned shares to vest in July 2021 will include additional dividend equivalents accrued through the vesting date.

Mr. Burwell	12,848
Ms. Gebauer	8,351
Mr. Hess	8,030
Mr. Wickes	8,351

Option Exercises and Shares Vested

The following table sets forth the share option exercises by the NEOs and the vesting of RSUs and PSUs during 2020.

	Option Awards		Share-Based Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized On Vesting ($) (3)
John Haley	—	—	—	—
Michael Burwell	—	—	21,187	4,417,490
Julie Gebauer	—	—	13,815	2,879,457
Carl Hess	—	—	13,282	2,768,362
Gene Wickes	—	—	13,815	2,879,457

(1)	Reflects the aggregate difference between the exercise price of the option and the share closing price, as quoted on the NASDAQ, on the date of exercise.

(2)	Number of shares acquired on vesting reflects PSUs earned under the 2017 LTI Program that vested in July 2020.

(3)

The value realized in respect of vested RSUs and PSUs is calculated using the share closing price, as quoted on the NASDAQ, on the date such RSUs and PSUs became vested. For any vesting date that did not fall on a trading day, the value realized is calculated using the share closing price, as quoted on the NASDAQ, on the last trading day prior to such vesting date.

66	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Pension Benefits at 2020 Fiscal Year-End

Messrs. Haley, Burwell, Hess, and Wickes and Ms. Gebauer had accrued a pension benefit in one or more of the defined benefit pension plans maintained by the Company as of December 31, 2020. With respect to the NEOs eligible for pension benefits, the table below provides information as of December 31, 2020 regarding the number of years of credited service and the present value of accumulated benefits payable at the earliest unreduced retirement age with respect to the Willis Towers Watson Pension Plan and the Towers Watson SERP.

Mr. Wickes received distributions of $31,827 from the Willis Towers Watson Pension Plan during fiscal year 2020 for a prior period of service with legacy Towers Perrin. Mr. Hess received distributions of $10,624 from the Towers Watson SERP during fiscal year 2020 to pay a portion of the Social Security tax for benefits earned under the plan.

Name	Plan	Pension Benefits
		Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (1)	Payments During the Twelve Months Ended December 31, 2020 ($)
John Haley	Willis Towers Watson Pension Plan	43.67		2,525,785	—
	Towers Watson SERP	40.17		19,885,595	—
	Total			22,411,380	—
Michael Burwell	Willis Towers Watson Pension Plan	2.33		80,158	—
	Total			80,158	—
Julie Gebauer	Willis Towers Watson Pension Plan	34.17		2,109,880	—
	Towers Watson SERP	30.67		7,150,433	—
	Total			9,260,313	—
Carl Hess	Willis Towers Watson Pension Plan	31.50		2,002,163	—
	Towers Watson SERP	28.00		3,590,029	10,624
	Total			5,592,192	10,624
Gene Wickes	Willis Towers Watson Pension Plan	42.00	(2)	1,982,926	31,827
	Towers Watson SERP	38.50	(2)	5,568,032	—
	Total			7,550,958	31,827

(1)

The assumptions and methodology used in calculating the estimated present values shown in this column are the same as those used and disclosed in Note 12, “Retirement Benefits,” to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K, except the NEOs are assumed to retire at their earliest unreduced retirement age and no pre-retirement terminations or deaths are assumed to occur. Also, no additional compensation or benefit service is assumed beyond the December 31, 2020 calculation date. The specific relevant assumptions include a discount rate of 2.54% for the Willis Towers Watson Pension Plan and 1.63% for Towers Watson SERP. The mortality assumption for the Willis Towers Watson Pension Plan is the PRI-2012 white collar, non-disabled table with no improvements for 3 years and beginning in 2024 future improvements based on MP-2020 grading down to 0% linearly over 10 years.

The Towers Watson SERP was frozen as of July 1, 2017. Accruals for compensation over the IRS statutory compensation limit after July 1, 2017 are now earned in the WTW Stable Value Excess Plan and are credited as notional shares of WTW stock each quarter.

Effective December 31, 2011, benefit accruals were frozen under the qualified and non-qualified defined benefit plans that had been maintained by legacy Towers Perrin and legacy Watson Wyatt for U.S. colleagues, and benefits began to accrue under the stable value pension design for service rendered on or after January 1, 2012. Effective July 1, 2017 the stable value formula was changed for existing participants in the Willis Towers Watson Pension Plan and other employees who previously did not participate became eligible to earn accruals under this plan.

(2)	Includes 18 years of service with legacy Towers Perrin before joining legacy Watson Wyatt.

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Willis Towers Watson Pension Plan

The Willis Towers Watson Pension Plan is a broad-based, tax-qualified defined benefit pension plan that provides a benefit to eligible associates of the Company. In general, all U.S. salaried and hourly associates are eligible to participate after completing one year of service.

The Willis Towers Watson Pension Plan provides benefits using two stable value formulas. Participants eligible for benefit accruals as of December 31, 2016 in general earn benefits under the non-contributory stable value formula (“Non-Contributory Participants”). Under the non-contributory formula eligible participants will earn a lump sum benefit at the participant’s normal retirement age (65) equal to:

(i)

11.5% of each year’s covered pay up to the Social Security wage base for the first 10 years of credited service, 13.0% of each year’s covered pay up to the Social Security wage base for the next 10 years of credited service, and 15.0% of each year’s covered pay up to the Social Security wage base for 20 or more years of credited service; plus

(ii)

16.5% of each year’s covered pay over the Social Security wage base for the first 10 years of credited service, 18.0% of each year’s covered pay over the Social Security wage base for the next 10 years of credited service, and 20.0% of each year’s covered pay over the Social Security wage base for 20 or more years of credited service.

Messrs. Haley, Hess and Wickes and Ms. Gebauer earned benefits under the non-contributory formula.

Participants who were not eligible for benefit accruals as of December 31, 2016 earn benefits under the contributory stable value formula (“Contributory Participants”). Under the contributory formula, employees must contribute 2% of covered pay to the plan in order to participate. Beginning July 1, 2017 participants covered by the contributory formula will earn a lump sum benefit payable at the participant’s normal retirement age (65) equal to:

(i)

9.5% of each year’s covered pay up to the Social Security wage base for the first 10 years of credited service after January 1, 2017, 11.0% of each year’s covered pay up to the Social Security wage base for the next 10 years of credited service after January 1, 2017, and 12.5% of each year’s covered pay up to the Social Security wage base for 20 or more years of credited service after January 1, 2017; plus

(ii)

14.5% of each year’s covered pay over the Social Security wage base for the first 10 years of credited service, 16.0% of each year’s covered pay over the Social Security wage base for the next 10 years of credited service, and 17.5% of each year’s covered pay over the Social Security wage base for 20 or more years of credited service after January 1, 2017.

Mr. Burwell earned benefits under the contributory formula.

For this purpose, covered pay consists of salary, bonus and any overtime. The lump sum is reduced for commencement prior to age 65 at a compounding rate of 5% per year.

Prior to July 1, 2017 under the stable value formula, each eligible participant earned a lump sum benefit at the participant’s normal retirement age (65) equal to 15% of each covered year’s pay up to the Social Security wage base, and 20% of each covered year’s pay in excess of the wage base, with pay for this purpose consisting of salary, bonus and, for non-executives, any overtime. The lump sum is unreduced at age 62 and for commencement prior to age 62, it is reduced at a compounding rate of 5% per year.

Under the stable value formulas, participants may choose to receive the value of their lump sum benefit as an actuarial equivalent annuity at the time of retirement. The standard form of benefit payment for benefits earned under the stable value provisions is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of either 50% or 75% or a certain and continuous annuity with either 5 or 10 years of guaranteed payments. A single lump sum benefit is also available.

Benefits earned prior to December 31, 2011 are specified in the legacy formulas as outlined below.

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Compensation Tables (continued)

Legacy Watson Wyatt Formulas

Benefit accruals earned under these formulas ceased on December 31, 2011. Defined benefit plan accruals after December 31, 2011 are earned under the stable value provisions described above.

Benefits earned under the legacy Watson Wyatt Pension formulas by participants who were employed by legacy Watson Wyatt prior to the Towers Perrin/Watson Wyatt Merger or who were hired into a legacy Watson Wyatt office prior to January 1, 2011 were based upon combined years of service with legacy Watson Wyatt and legacy Towers Watson through the earlier of date of termination and December 31, 2011 and the highest consecutive 60-month average of total compensation (base pay, overtime and bonus) through the earlier of date of termination and December 31, 2011.

The standard form of benefit payment is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity benefit for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of 50%, 75% or 100%, or a certain and continuous annuity benefit with 5 or 10 years of guaranteed payments, subject to the plan provisions and statutory limits. The payout option must be elected by the participant before benefit payments begin.

The monthly benefit at normal retirement (age 65) is equal to 1.7% times the participant’s average monthly compensation for the 60 consecutive months with the highest compensation plus 0.4% times the average monthly compensation for the 60 consecutive months with the highest compensation that exceeds the Social Security Covered Compensation (as defined in the plan), all times the number of completed years and months of continuous service up to 25 years. Mr. Haley’s benefits are based on the maximum 25 years of credited service. As of December 31, 2019, Messrs. Haley and Wickes are beyond their normal retirement date, while Mr. Hess is eligible for early retirement benefits, but not yet eligible for unreduced early retirement benefits.

Associates who were employed by legacy Watson Wyatt on June 30, 2003 were grandfathered into prior pension plan provisions for five years, or until June 30, 2008. During the 5-year grandfathering period, eligible associates continued to accrue benefits under the legacy Watson Wyatt provisions in effect before July 1, 2003, except that the 5-year certain and continuous annuity form of payment was not grandfathered. Under these provisions, the same formula described above is used except that an associate’s average pay is determined to be the highest average 36 consecutive months of total pay. In addition, the benefit can never be less than the June 30, 2003 accrued benefit indexed by 3% each year.

Benefits accrued under the grandfathered formulas were frozen on the earlier of June 30, 2008 or termination of employment, except for the formula that indexes the June 30, 2003 accrued benefit which was frozen at December 31, 2011. At retirement or termination, whether before or after June 30, 2008, an associate’s accrued benefit will not be less than the frozen grandfathered benefit. If the associate terminates employment after age 50, the frozen grandfathered benefit will be reduced by 5% per year for commencement before age 60. For termination before age 50, this benefit will be actuarially reduced from age 65. Grandfathered associates who attain age 50 with 10 years of service will be eligible for early retirement. Messrs. Haley, Hess and Wickes currently qualify for the grandfathered provisions and are eligible for retirement under those provisions.

Legacy Towers Perrin Formulas

Benefit accruals earned under these formulas ceased on December 31, 2011. Defined benefit plan accruals after December 31, 2011 are earned under the stable value provisions described above.

In general, all U.S. associates who were employed by legacy Towers Perrin prior to the Towers Perrin/Watson Wyatt Merger or who were hired into a legacy Towers Perrin office prior to January 1, 2011, with the exception of those associates paid on a bi-weekly basis, were eligible for benefits under these provisions. Participants earned benefits under two formulas. Under the first formula, benefits were based

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Compensation Tables (continued)

upon final average plan compensation as of the earlier of the date of the participant’s termination of employment or December 31, 2007, for which plan compensation included base pay and both the bonus paid under the individual bonus program and the bonus paid under the Principal bonus program for the year in which they were earned. Under the second formula, benefits were determined using a cash balance methodology, for which plan compensation included base pay, the bonus paid under the individual bonus program and other incentive bonuses when paid, but did not include the bonus paid under the Principal bonus program. The normal retirement age under these provisions is the later of (i) age 65 and (ii) the earlier of (a) three years of service under the plan or (b) the fifth anniversary of employment.

Active associates as of January 1, 2003 accrued benefits under both the final average earnings formula and the cash balance formula until December 31, 2007. Upon termination of employment, the values of the benefits under both of these formulas are compared, with the participant receiving the greater of the two. Participants hired (or rehired) on or after January 1, 2003, but prior to January 1, 2011, earned benefits solely under the cash balance formula. Beginning January 1, 2008 through December 31, 2011, benefits were earned only under the cash balance formula. Ms. Gebauer earned benefits under both the final average earnings formula and the cash balance formula and is eligible to retire with reduced benefits as described below. Mr. Wickes earned benefits under the final average earnings formula described below.

Final Average Earnings Formula

Benefits earned under the final average earnings formula are equal to 2 percent of the final five-year average of plan compensation (subject to the IRS statutory maximum) as of the earlier of termination of employment or December 31, 2007, multiplied by credited service as of December 31, 2007, subject to a maximum of 20 years. Under this formula, participants may retire as early as age 50 with 5 years of service and receive a reduced benefit. A participant may retire early with an unreduced benefit after the later of age 60 or 3 years of service. This is the participant’s unreduced early retirement date. Reduction factors are based upon either 5 percent per year or actuarial equivalent reductions based on the specified assumptions in Code Section 417(e)(3) from age 60, whichever produces the greater benefit.

Prior to October 1, 2008, the accrued benefit for participants terminating prior to eligibility for early retirement was equal to 2 percent of the final five-year average of plan compensation (subject to the IRS statutory maximum) multiplied by credited service projected to unreduced early retirement date (maximum of 20 years) multiplied by the ratio of credited service as of the earlier of date of termination or December 31, 2007 divided by projected credited service as of the unreduced early retirement date. Participants terminating after October 1, 2008 are not subject to such projection and proration.

Participants earning benefits under the final average earnings formula are also entitled to a Social Security supplemental benefit. This benefit is equal to $9,600 per year multiplied by the ratio of the participant’s credited service at the earlier of date of termination or December 31, 2007 to the participant’s projected service at unreduced early retirement date. This amount is payable from the later of the participant’s unreduced early retirement date or actual retirement date to the date the participant attains age 62.

Participants with service prior to December 31, 1993 are entitled to a subsidized joint and survivor spousal annuity, provided that they terminate employment after attaining age 50. The subsidized percentage equals 100 percent multiplied by the ratio of credited service as of December 31, 1993 divided by credited service at the earlier of date of termination or December 31, 2007, both subject to a maximum of 20 years.

Mr. Wickes terminated his employment in 1996 prior to his early retirement eligibility. His benefit earned prior to his termination date is subject to the projection and proration described above.

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Compensation Tables (continued)

Cash Balance Formula

Benefits earned under the cash balance formula are expressed in the form of a notional account balance. Each month a participant’s cash balance account was increased by (1) pay credits based on the participant’s plan compensation for that month and (2) interest credits based on the participant’s hypothetical account balance at the end of the prior month. As of December 31, 2011, pay credits were frozen, but interest credits continue. Pay credits were 5 percent of plan compensation up to the Social Security taxable wage base and 10 percent of pay over the Social Security taxable wage base, subject to the IRS statutory maximum on plan compensation. Interest credits are based on 10-year Treasury bond yields.

An opening cash balance account was established for all active plan participants as of January 1, 2003. This opening account balance was equal to the present value of the final average earnings accrued benefit and Social Security supplemental benefit payable at the participant’s unreduced early retirement date.

Participants with benefits under both the final average earnings formula and the cash balance formula may elect to receive their entire benefit as an annuity with the Social Security supplement or receive their cash balance formula benefit as a lump sum with the remaining benefit value distributed as an annuity.

Towers Watson SERP

The Towers Watson SERP was designed to restore benefits to plan participants whose qualified plan compensation or benefit levels are impacted by IRC maximums. For service rendered after December 31, 2011 and prior to July 1, 2017, benefits were earned under the stable value formula set forth in the Willis Towers Watson Pension Plan, where the participant would accrue a lump sum payable at normal retirement age (65) equal to 20% of plan compensation for the Towers Watson SERP. For purposes of the Towers Watson SERP, plan compensation is the same as the qualified plan, but only amounts over the IRC limit were considered in determining the Towers Watson SERP benefit. A participant will receive a lump sum distribution six months after termination of employment equal to his or her stable value account with reductions for payments made prior to age 62 of a compounding 5% per year. Other than the timing and form of payment, all other stable value provisions are the same as those described in the Willis Towers Watson Pension Plan in effect prior to July 1, 2017.

Benefits earned prior to December 31, 2011 are specified in the legacy formulas as outlined below.

Legacy Watson Wyatt Formulas

The legacy Watson Wyatt Excess Benefit and legacy Watson Wyatt Excess Compensation formulas were designed to restore to eligible associates the reductions to their pension benefit imposed by IRC limitations. When the excess formula benefits are added to the benefit provided by the legacy Watson Wyatt qualified plan formula, eligible associates will receive a total benefit equal to the benefit that would have been provided by the Watson Wyatt Pension Plan formula had the limitations not existed. The form of benefit payment provided under the excess plans for retirement eligible individuals is a lump sum generally payable six months following the termination of employment for the executive. The portion of the vested benefit earned before January 1, 2005 is payable immediately at the end of the month following the retirement date. For associates that are not retirement eligible, the benefit accrued prior to June 30, 2003 is paid as a lump sum with the accrued benefit earned after June 30, 2003 paid as a life annuity at age 65.

On August 16, 2013, the Committee recommended, and the Board (with Mr. Haley recusing himself) approved, freezing the portion of the lump sum benefit payable to Mr. Haley upon his retirement attributable to his accrued benefit under the legacy Watson Wyatt formula at $17,597,266, its value as of June 30, 2013. The Committee recommended this change as a retention tool, because, otherwise, Mr. Haley could have been incentivized to retire if he believed interest rates would increase (which would cause the lump sum value of his benefit to decline). This benefit is subject to applicable tax withholding.

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Compensation Tables (continued)

On February 4, 2016, the lump sum benefit of $4,622,616 payable to Mr. Wickes attributable to his accrued benefit under the legacy Watson Wyatt formula of the Towers Watson SERP was frozen. The lump sum was based upon interest rates in effect for terminations as of June 30, 2015.

Messrs. Haley, Hess and Wickes will also continue to be entitled to any benefits earned under the Towers Watson SERP attributable to their service after January 1, 2012 through June 30, 2017.

Legacy Towers Perrin Formulas

The benefits provided under the Towers Perrin Restoration formula will be approximately equal to the difference between the benefits provided under the legacy Towers Perrin qualified formula and benefits that would have been provided under such formula if not for the limitations applicable to qualified plans under the Code, except that participants with service prior to December 31, 1993 are entitled to a subsidized joint and survivor spousal annuity, provided that they terminate employment after attaining age 50. The subsidized percentage on the total benefit equals 60 percent multiplied by the ratio of credited service as of December 31, 1993 divided by credited service at the earlier of the date of termination or December 31, 2007, both subject to a maximum of 20 years.

Benefits earned under this formula are distributed in four approximately equal annual installments, beginning six months after separation from service.

Ms. Gebauer will also continue to be entitled to any benefits earned from the Towers Watson SERP attributable to her service after January 1, 2012 through June 30, 2017.

Non-Qualified Deferred Compensation for the Fiscal Year Ended December 31, 2020

The following table provides information as of December 31, 2020 concerning the legacy Watson Wyatt non-qualified deferred compensation plans assumed by legacy Towers Watson in connection with the Towers Perrin/Watson Wyatt Merger, in which Messrs. Haley, Hess and Wickes are participants. In connection with approval of the stable value pension plan amendments discussed above, legacy Watson Wyatt also froze contributions under the Watson Wyatt Deferred Savings Plan (“WW Deferred Savings Plan”) effective immediately following the date that contributions were made for the short plan year ended December 31, 2011.

The table also provides information as of December 31, 2020 concerning the WTW Deferred Savings Plan, as well as for the WTW Stable Value Excess Plan effective July 1, 2017.

The Towers Watson SERP was frozen effective July 1, 2017 and participants ceased to accrue further benefits in the Towers Watson SERP. In place of the Towers Watson SERP, the Company adopted the WTW Stable Value Excess Plan. The WTW Stable Value Excess Plan is an unfunded deferred compensation plan for select management and other highly compensated associates, including the Company’s executive officers. The purpose of the WTW Stable Value Excess Plan is to provide participants with supplemental and deferred compensation benefits through the accrual of a contributory or non-contributory stable value benefit. Non-Contributory Participants in the Willis Towers Watson Pension Plan who have eligible salary and bonus compensation that is in excess of the limit under IRC Section 401(a)(17) (“Eligible Compensation”) during a plan year were automatically enrolled in the WTW Stable Value Excess Plan, and accrue a stable value benefit equal to a percentage of Eligible Compensation determined under the following formula: 16.5% of Eligible Compensation for the first 10 years of vesting service (from the date of hire); 18% of Eligible Compensation for the next 10 years of vesting service; 20% of Eligible Compensation for over 20 years of vesting service. The benefit accrued during a plan year is subject to a 5% compound reduction for each year by which the date of accrual precedes age 65. Mr. Haley, Ms. Gebauer, Mr. Hess and Mr. Wickes were Non-Contributory Participants in 2020.

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Compensation Tables (continued)

Under the WTW Stable Value Excess Plan, certain employees who meet eligibility requirements and are Contributory Participants in the Willis Towers Watson Pension Plan are permitted to enroll in the WTW Stable Value Excess Plan. Each plan year, Contributory Participants will defer 2% of Eligible Compensation, and will accrue a stable value benefit equal to the excess of a percentage of Eligible Compensation over the amount deferred, determined pursuant to the following formula: 14.5% of Eligible Compensation for the first 10 years of vesting service from January 1, 2017 (or date of hire, if later); 16% of Eligible Compensation for the next 10 years of vesting service; and 17.5% of Eligible Compensation for over 20 years of vesting service. The benefit accrued during a plan year is subject to a 5% compound reduction for each year by which the date of accrual precedes age 65. Mr. Burwell was a Contributory Participant in 2020.

The amount accrued during a plan year will vest three years after such plan year, provided that all accruals will vest in full when the employee reaches age 55 if he or she has at least 10 years of service, or age 65 if he or she has at least five years of service. Contributory Participants will be vested at all times in the 2% of Eligible Compensation deferred.

All accruals in the WTW Stable Value Excess Plan are credited in the form of Company share units under the Company’s 2012 Plan, will accrue dividend equivalents and will be paid in Company shares; as a result, the value of the notional account will be aligned with the value of the Company’s underlying shares. To comply with IRC Section 409A, payments will be made on the first business day of the month following the date that is six months after the participant’s separation from service.

Name	Non-Qualified Deferred Compensation Plan	Executive Contributions for the Fiscal Year Ended December 31, 2020 ($)	Registrant Contributions for the Fiscal Year Ended December 31, 2020 ($)	Aggregate Earnings for the Fiscal Year Ended December 31, 2020 ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2020 ($) (5)

John Haley	WW Deferred Savings Plan (1)	—	—	39,022	(3)	—	842,804

	WTW Deferred Savings Plan (2)	225,252	1,651,397	1,343,675	(4)	—	26,337,585

	WTW Stable Value Excess Plan	—	750,840	204,198	(4)	—	2,856,854

Michael Burwell	WTW Deferred Savings Plan (2)	86,456	50,433	40,703	(4)	—	597,860

	WTW Stable Value Excess Plan	28,819	104,427	22,736	(4)	—	292,154

Julie Gebauer	WTW Deferred Savings Plan (2)	58,580	34,171	234,492	(4)	—	4,259,422

	WTW Stable Value Excess Plan	—	142,356	34,502	(4)	—	538,523

Carl Hess	WW Deferred Savings Plan (1)	—	—	5,546	(3)	—	119,777

	WTW Deferred Savings Plan (2)	62,813	36,641	54,206	(4)	—	912,370

	WTW Stable Value Excess Plan	—	150,018	33,757	(4)	—	509,260

Gene Wickes	WW Deferred Savings Plan (1)	—	—	15,225	(3)	—	328,829

	WTW Deferred Savings Plan (2)	67,215	39,209	275,421	(4)	—	4,984,142

	WTW Stable Value Excess Plan	—	224,050	54,855	(4)	—	828,292

(1)

The WW Deferred Savings Plan was established to supplement the benefits of those participants in the Watson Wyatt & Company Savings Plan for U.S. employees whose company matching contributions to the savings plan are limited by the compensation and elective deferral limitations, or the nondiscrimination requirements, imposed by the IRC. The WW Deferred Savings Plan does not allow for associate contributions. Participants generally vest in their account after three years of service. Messrs. Haley, Hess and Wickes are fully vested in their account balances in the WW Deferred Savings Plan. Participants are eligible for payment of their vested account balance upon termination of employment or retirement.

(2)

The WTW Deferred Savings Plan is an unfunded deferred compensation plan for select management and other highly compensated associates who contribute significantly to the future success of the Company, including the Company’s executive officers. The purpose of the WTW Deferred Savings Plan is to provide this group with a means to defer receipt of a portion of their compensation, and

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Compensation Tables (continued)

potentially to receive a discretionary matching contribution from the Company. Further, pursuant to Mr. Haley’s Amended Agreement, a deferred compensation contribution was made effective January 1, 2020 in the amount of $1 million into the WTW Deferred Savings Plan and a deferred compensation contribution was made effective December 31, 2020 in the amount of $520,000 into the WTW Deferred Savings Plan. For additional details on the deferred compensation contributions under Mr. Haley’s Amended Agreement, see the section entitled “Executive Compensation: Compensation Discussion and Analysis — Executive Compensation Overview — 2020 Compensation Program Summary — 2020 Compensation Action Highlights” and the section entitled “— Named Executive Officers’ Employment Agreements.”

With the exception of Mr. Haley’s deferred compensation contributions pursuant to his Amended Agreement ($1 million contribution made in 2019 and a $1 million contribution and a $520,000 contribution made in 2020), all associate deferrals and all Company matches are credited in the form of Company share units and will be paid in Company shares under the Company’s 2012 Plan. As a result, the value of the notional account set forth in the “Aggregate Balance at December 31, 2020” column is based on the value of the Company’s underlying shares on such date, plus the value of deferred salary and the deferred compensation contributions (and interest earned thereon) for Mr. Haley. Payments will be made from this plan on the first business day of the month following the date that is six months after the participant’s separation from service (with the exception of Mr. Haley’s deferred salary and deferred compensation contribution which follow different distribution provisions as outlined in Mr. Haley’s Amended Agreement).

(3)

Represents interest earned during the fiscal year ended December 31, 2020 on the account balance in the WW Deferred Savings Plan. Interest under the WW Deferred Savings Plan is calculated using the prime rate of interest as reported by Willis Towers Watson’s primary bank, determined as of the first day of the calendar year.

(4)

Represents the increase (decrease) in value during fiscal year 2020 of Company share units credited to an associate’s account from associate deferrals and discretionary Company matching contributions, calculated using the prime rate of interest as reported by Willis Towers Watson’s primary bank, determined as of the first day of the calendar year, as well as quarterly dividends and Company share price appreciation (depreciation). Additionally, for Mr. Haley, this reflects the value of interest earned on the deferred compensation contributions made to him on January 1, 2019, January 1, 2020 and December 31, 2020, which are credited at an annual rate of 4.5% from the date of the contribution until the date of payment as specified in his Amended Agreement.

(5)

Other than registrant contributions of $5,118,125 for Mr. Haley, $452,606 for Mr. Burwell, $176,527 for Ms. Gebauer, $344,010 for Mr. Hess and $743,458 for Mr. Wickes, no portion of the amounts shown has been reported in the Company’s Summary Compensation Table for the fiscal year ended December 31, 2020 or in prior fiscal years.

The balances reported for the WTW Deferred Savings Plan and the WTW Stable Value Excess Plan reflect the value of Company share units credited to an associate’s account from associate deferrals and discretionary Company matching contributions as calculated based on the closing price of the Company’s shares on December 31, 2020 of $210.68 per share, plus the value of deferred salary and the deferred compensation contributions made on January 1, 2019, January 1, 2020 and December 31, 2020 (and interest earned thereon) for Mr. Haley.

Named Executive Officers’ Employment Agreements

The material terms of the existing employment agreements, for the NEOs who have them, are described below.

In addition, the award agreements for the long-term equity awards granted to each of the NEOs (other than Mr. Haley, whose award agreements expressly reference certain terms and restrictions under his employment agreement) provide that, unless otherwise set forth in the individual’s employment agreement

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Compensation Tables (continued)

or required by law, the executive is subject to certain non-competition, non-solicitation and non-disparagement restrictions for a period of up to 24 months following his termination, depending upon his jurisdiction, and confidentiality restrictions for an unlimited period following his termination.

Further information regarding the values of the change of control and severance provisions in our NEOs’ employment agreements are contained in the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control.”

John Haley — CEO

The Company entered into an employment agreement with Mr. Haley, effective March 1, 2016, with a term through December 31, 2018, which was amended on July 18, 2018 and further amended on May 20, 2019, to extend Mr. Haley’s term of employment through December 31, 2020 (the “Employment Agreement”). As described above in the section entitled ”Executive Compensation Overview – 2020 Compensation Program Summary – 2020 Compensation Action Highlights,” in connection with the pending transaction with Aon the Board determined to extend Mr. Haley’s term of employment through the “effective date” of the pending transaction with Aon (as such term is defined under the Business Combination Agreement with Aon) or such later time as may be agreed (but not later than December 31, 2021) and make other certain changes to the Employment Agreement, pursuant to an amendment dated as of June 12, 2020 (the Employment Agreement as amended to date, the “Amended Agreement”).

The Amended Agreement provides for the same annual base salary and target STI award opportunity as under the original Employment Agreement, except that the target STI award will vest monthly during 2021 and be paid not later than March 15, 2022. Mr. Haley receives (i) an annual base salary of $1.2 million and (ii) a target STI award opportunity equal to 200% of his annual base salary (with a maximum opportunity equal to 350% of his annual base salary). Mr. Haley received a PSU award in February 2019 with a target value of $9.2 million on the date of grant and a PSU award in February 2020 with a target value of $9.6 million on the date of grant, in each case under the 2012 Plan. Under the Amended Agreement, Mr. Haley received a PSU award in January 2021 with a target value of $9.6 million, which shall vest monthly as to 1/12 of the target number of PSUs (each 1/12 with a grant date value of $800,000) for each full and partial calendar month of Mr. Haley’s continued employment during 2021, subject to the attainment of the specified performance criteria under the award agreement. Mr. Haley’s LTI awards are subject to all of the same terms and conditions as the awards made to other senior executives of the Company for the respective fiscal year, unless otherwise agreed by Mr. Haley and the Company, including pursuant to the Amended Agreement. See below for further discussion of the vesting of the 2019 LTI award and the 2020 LTI award.

Pursuant to the Amended Agreement, Mr. Haley is entitled to annual $1 million deferred compensation contributions, one of which was contributed on January 1, 2019 and the other contributed on January 1, 2020, both of which vested one year following the contribution. Mr. Haley is also entitled to a final fully vested $520,000 deferred compensation contribution which was made on December 31, 2020. Each contribution will be credited interest at an annual rate of 4.5% and will be paid to Mr. Haley on August 31, 2021 under the WTW Deferred Savings Plan. The additional deferred compensation arrangements were designed to compensate Mr. Haley for loss in value on his pension benefits in connection with his expected retirement.

The Employment Agreement provided that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” (as such terms are defined in the Employment Agreement) and a termination of employment due to his death or disability, Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target STI award, payable in a lump sum, (ii) the full amount of his STI award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, (v) the waiver of service requirements under any retention policy applicable

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Compensation Tables (continued)

to Mr. Haley’s prior cash incentive compensation awards, and (vi) vesting of the deferred compensation contributions granted under the Amended Agreement prior to his termination. In addition, Mr. Haley will be subject to non-competition and non-solicitation covenants for a period of two years following any termination of his employment from the Company. In the event that any of the foregoing payments and benefits are provided in connection with a change of control of the Company and would result in the imposition of excise taxes to Mr. Haley, the payments and benefits will be reduced so as to avoid triggering such excise taxes, but only if such reduction would result in a greater after-tax payment to Mr. Haley than if no reduction was made. Pursuant to the Amended Agreement, Mr. Haley is entitled to the same payments upon termination, except that Mr. Haley will no longer be entitled to the full amount of his STI award for the year of termination.

Mr. Haley’s 2019 LTI award and 2020 LTI award are each scheduled to vest on the third anniversary of the respective grant date and both awards would be eligible for retirement treatment. Per terms of the applicable award agreement, in the event of the executive’s termination of service on or after December 31, 2019 (for the 2019 LTI award) and on or after December 31, 2020 (for the 2020 LTI award) and prior to the vesting date due to a qualifying retirement (which is defined as a voluntary termination of service by the colleague after the colleague’s attainment of the age of 55 and the colleague’s completion of 15 years of service with the Company, a subsidiary or designated associate company thereof or a legacy company, provided that the Committee has not determined that a basis exists for the colleague’s termination of service for cause at the time of such termination of service), the earned PSUs shall vest on the vesting date, subject to the executive’s compliance with the restrictive covenants and other obligations contemplated in the respective award agreement. As such, when Mr. Haley retires, his 2019 and 2020 LTI grants would vest on the third anniversary of the respective grant dates (i.e., February 26, 2022 and February 25, 2023), subject to attainment of the applicable performance criteria.

The Employment Agreement and the Amended Agreement define the terms “cause” and “good reason” as follows:

●

“Cause” means (i) indictment for, conviction of or plea of no contest or guilty to, a misdemeanor involving sexual misconduct or to a felony under U.S. federal or state law; (ii) willful misconduct with regard to his material duties and responsibilities with the Company, including any willful failure to abide by any material, written employment policies of the Company; (iii) willful breach of material obligations under the employment agreement (including any repeated willful failure to abide by the reasonable, legal, written directives presented by the Board); (iv) drug addiction or habitual intoxication that adversely effects job performance or the reputation or best interests of the Company or its affiliates; or (v) commission of material fraud, embezzlement or misappropriation of funds, willful breach of fiduciary duty or willfully engaging in a material act of dishonesty against the Company or its affiliates.

●

“Good reason” means the occurrence of any of the following events at any time during the term of the employment agreement: (i) any reduction in annual base salary or target annual STI percentage; (ii) any adverse change in Mr. Haley’s title such that he is not the CEO; (iii) Mr. Haley ceases for any reason to report solely and directly to the Board; (iv) any material adverse change in Mr. Haley’s duties, responsibilities or authorities, or the assignment to him of any duties that are materially inconsistent with his position as the CEO of the Company, in each case without his prior written consent (including, without limitation, the appointment of any other executive officer as the leader of the Company’s Operating Committee or any successor committee thereto); (v) the Board, or the Compensation Committee, enters into or modifies, or authorizes the Company to enter into or modify, any employment agreement with any executive officer of the Company without prior consultation with Mr. Haley; (vi) any required relocation of the principal location where Mr. Haley performs services by more than 50 miles from his principal location prior to the Effective Date (or such other principal location as the Company and Mr. Haley may agree in a signed writing) without Mr. Haley’s prior written consent; or (vii) any material breach by the Company of the employment agreement or any equity incentive award agreements.

76	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Pursuant to Mr. Haley’s Amended Agreement, the Business Combination Agreement’s effective date and resulting change in Mr. Haley’s position as contemplated by the Business Combination Agreement will be deemed to constitute good reason for Mr. Haley to terminate his employment. If Mr. Haley terminates his employment for good reason, or his employment is terminated by the Company without Cause, he will be entitled to the severance payments and benefits provided under his Employment Agreement. During the term of his employment and for a period of two years following the termination of his employment, Mr. Haley is or will be subject to certain non-competition and non-solicitation restrictions as provided under his employment agreement.

Michael Burwell — CFO

Mr. Burwell’s offer letter, dated August 17, 2017, sets forth the terms of his employment, effective as of October 2, 2017. The offer letter provides for (i) an annual base salary of $750,000; (ii) an STI target of 125% of base salary; and (iii) an annual LTI award of 200% of base salary.

Prior to March 8, 2020, Mr. Burwell was eligible for severance benefits provided under his offer letter. On March 8, 2020, the Board approved the U.S. Executive Severance Plan and Mr. Burwell was selected to participate in the plan. The U.S. Executive Severance Plan replaced the severance benefits payable under Mr. Burwell’s offer letter. For additional details on severance benefits provided under the U.S. Executive Severance Plan, refer to the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control.”

Mr. Burwell is also subject to certain non-competition and non-solicitation restrictions as provided under a separate Confidentiality and Non-Solicitation Agreement. The offer letter provides that Mr. Burwell’s employment is at will and may be terminated by Mr. Burwell at any time or by the Company at any time for any reason, with or without cause or advance notice.

Julie Gebauer — Head of Human Capital & Benefits

Ms. Gebauer is not party to an employment agreement.

Carl Hess — Head of Investment, Risk & Reinsurance

Mr. Hess is not party to an employment agreement.

Gene Wickes — Head of Benefits Delivery & Administration

Mr. Wickes is not party to an employment agreement.

Potential Payments to Named Executive Officers Upon Termination and/or Change of Control

The table appearing immediately below sets forth the estimated payments and benefits that the Company’s NEOs would have received assuming termination and/or a change of control had occurred on December 31, 2020. The definitions of “cause,” “change of control” and “good reason,” as set forth in the NEOs’ employment agreements, are contained in the section entitled “— Named Executive Officers’ Employment Agreements.”

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Compensation Tables (continued)

General Severance Payments

The Committee believes that severance benefits are a necessary component of a competitive compensation program; in certain cases, such benefits are consideration for an executive’s agreement not to compete. With the exclusion of Mr. Haley (who has severance terms included in his employment agreement), the NEOs are eligible for severance under the U.S. Executive Severance Plan that was approved by the Board on March 8, 2020 and is further described below. The Company does not provide any form of tax gross-ups, significant perquisites or automatic payments in connection with a change of control of the Company. No NEO receives cash severance upon a single-trigger change of control.

Mr. Haley

Mr. Haley’s employment agreement provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” and a termination of employment due to his death or disability (as such terms are defined in his employment agreement), Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target STI award, payable in a lump sum, (ii) the full amount of his STI award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards, and (vi) vesting of the deferred compensation contributions granted under the Amended Agreement prior to his termination.

Other Named Executive Officers

Each of the NEOs other than Mr. Haley participates in the U.S. Executive Severance Plan. The U.S. Executive Severance Plan replaced the severance benefits payable under the participant’s employment agreements, offer letters or the Company’s general severance pay plan, as applicable, and, therefore, participation in the U.S. Executive Severance Plan was contingent on the participant’s waiver of severance benefits under the applicable employment agreement, offer letter or plan. The U.S. Executive Severance Plan provides for the payment of severance benefits if a participant’s employment is involuntarily terminated without “cause” (and other than due to the participant’s death or permanent disability) (an “involuntary termination” under the plan) and also if a participant resigns for “good reason” in connection with a “change in control” (an involuntary termination or resignation for good reason in connection with a change in control, a “qualifying termination” under the plan). Under the U.S. Executive Severance Plan:

●

If a participant experiences an involuntary termination, that occurs prior to the 6-month period preceding a “change in control” or after the 24-month period following a “change in control,” the participant is eligible to receive the following upon execution and delivery of a general release of liability against the Company: (i) monthly cash installments during a 12-month period equal to the sum of the participant’s annual base salary and target STI, and (ii) payment of the cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the participant’s termination.

●

If a participant experiences a qualifying termination during the period commencing 6 months prior to a “change in control” and ending 24 months following a “change in control,” the participant is entitled to receive: (i) a lump sum cash payment equal to the sum of two times base salary plus two times the participant’s target STI, (ii) a pro-rata portion of the annual STI payable for the year of termination based on the period the participant is employed during the year, and (iii) payment of the cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the participant’s termination.

Equity award vesting acceleration treatment is not included in the U.S. Executive Severance Plan and will be addressed separately on an annual basis and set forth in executive’s equity award agreements.

78	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Under the Executive Severance Plans, if any payments and benefits constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the payments and benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Additional information on the Executive Severance Plans, as well as the plan documents, can be found in our Form 8-K filed with the SEC on March 11, 2020.

Potential Payments as of December 31, 2020

The below table reflects the severance benefits that Mr. Haley would have been entitled to receive under his employment agreement and that the other NEOs would have been eligible to receive under the U.S. Executive Severance Plan, in each case, in each termination scenario, as of December 31, 2020.

		Termination Scenarios

		A	B	C	D	E

Name	Form of Compensation	Without Cause / Good Reason Resignation ($)	Without Cause / Good Reason Resignation Following a Change of Control* ($)	Retirement ($)	Death or Disability ($)	Cause / Without Good Reason** ($)
John Haley	Cash Severance Payment (1)	10,310,400	10,310,400	—	10,310,400	—
	Perquisites / Benefits (2)	400,164	400,164	—	400,164	—
	Accelerated Vesting of Equity Awards (3)	—	24,328,484	21,804,116	—	—
	Total	10,710,564	35,039,048	21,804,116	10,710,564	—
Michael Burwell	Cash Severance Payment (1)	1,687,500	4,590,000	—	—	—
	Perquisites / Benefits (2)	31,983	31,983	—	—	—
	Accelerated Vesting of Equity Awards (3)	—	6,238,024	—	—	—
	Total	1,719,483	10,860,007	—	—	—
Julie Gebauer	Cash Severance Payment (1)	1,235,000	3,196,570	—	—	—
	Perquisites / Benefits (2)	36,300	36,300	—	—	—
	Accelerated Vesting of Equity Awards (3)	—	4,054,747	3,823,631	—	—
	Total	1,271,300	7,287,617	3,823,631	—	—
Carl Hess	Cash Severance Payment (1)	1,235,000	3,228,160	—	—	—
	Perquisites / Benefits (2)	24,240	24,240	—	—	—
	Accelerated Vesting of Equity Awards (3)	—	3,987,119	3,756,003	—	—
	Total	1,259,240	7,239,519	3,756,003	—	—
Gene Wickes	Cash Severance Payment (1)	1,170,000	3,013,920	—	—	—
	Perquisites / Benefits (2)	24,843	24,843	—	—	—
	Accelerated Vesting of Equity Awards (3)	—	4,054,747	3,823,631	—	—
	Total	1,194,843	7,093,510	3,823,631	—	—

*	Reflects termination by the Company without cause or resignation by the executive with good reason within 24 months following a change of control.

**	For Mr. Haley, this assumed that no 2020 STI award would have been awarded based on the conclusion that it did not accrue due to his termination prior to completing the full fiscal year.

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Compensation Tables (continued)

(1) Cash Severance Payment

The components of the Cash Severance Payment that could be payable to the NEOs in certain termination scenarios include: (i) severance payment consisting of a multiple of the executive’s annual base salary and target STI award; and (ii) pro rata or full STI award for the year of termination, based on actual performance, and payable at the same time that STI awards are payable generally. In the event of termination by the Company without cause or resignation by the officer with good reason or such termination following a change of control, the severance amount due to the executive would be reduced by any salary paid to him between the date the Company provided him with notice of termination and the termination date.

A breakdown of the Cash Severance Payment amounts shown above for each NEO is shown in the following table with additional details described below.

		Termination Scenarios

		A	B	C	D	E

Name	Breakdown of Cash Severance Payment	Without Cause / Good Reason Resignation ($)	Without Cause / Good Reason Resignation Following a Change of Control ($)	Retirement ($)	Death or Disability ($)	Cause / Without Good Reason ($)
John Haley	Severance Multiplier	2	2	—	2	—
	Severance Payment	7,200,000	7,200,000	—	7,200,000	—
	Pro Rata STI for Year of Termination	3,110,400	3,110,400	—	3,110,400	—
	Cash Severance Payment	10,310,400	10,310,400	—	10,310,400	—
Michael Burwell	Severance Multiplier	1	2	—	—	—
	Severance Payment	1,687,500	3,375,000	—	—	—
	Pro Rata STI for Year of Termination	—	1,215,000	—	—	—
	Cash Severance Payment	1,687,500	4,590,000	—	—	—
Julie Gebauer	Severance Multiplier	1	2	—	—	—
	Severance Payment	1,235,000	2,470,000	—	—	—
	Pro Rata STI for Year of Termination	—	726,570	—	—	—
	Cash Severance Payment	1,235,000	3,196,570	—	—	—
Carl Hess	Severance Multiplier	1	2	—	—	—
	Severance Payment	1,235,000	2,470,000	—	—	—
	Pro Rata STI for Year of Termination	—	758,160	—	—	—
	Cash Severance Payment	1,235,000	3,228,160	—	—	—
Gene Wickes	Severance Multiplier	1	2	—	—	—
	Severance Payment	1,170,000	2,340,000	—	—	—
	Pro Rata STI for Year of Termination	—	673,920	—	—	—
	Cash Severance Payment	1,170,000	3,013,920	—	—	—

●

Mr. Haley — The Cash Severance Payment amounts shown above reflect: (i) a lump sum cash severance payment of $7,200,000 (equal to two times the sum of his annual base salary and target STI award) and (ii) the full amount of his STI award for the year of termination based on actual performance in the amount of $3,110,400.

●	Mr. Burwell, Ms. Gebauer, Mr. Hess and Mr. Wickes

O

The Cash Severance Payment amounts shown above for termination by the Company without cause/resignation with good reason (column A) reflect the cash severance that each executive would be eligible to receive under the U.S Executive Severance Plan for an involuntary termination by the Company of the executive’s employment (for reasons other than cause, death, permanent disability or good reason resignation, as such terms are defined in the plan), which is equal to the sum of each NEO’s annual base salary and target STI award (payable in installments over 12 months).

O

The Cash Severance Payment amounts shown above for termination by the Company without cause/resignation with good reason following a change of control (column B) reflect the cash severance that each executive would be eligible to receive under the U.S Executive

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Compensation Tables (continued)

Severance Plan for an involuntary termination by the Company of the executive’s employment (for reasons other than cause, death or permanent disability) or for resignation by the executive for good reason, each occurring during the period commencing 6 months prior to a change in control and ending 24 months following a change of control (as such terms are defined in the plan), which includes: (i) cash severance equal to the sum of two times each NEO’s annual base salary and two times each NEO’s target STI award (payable in lump sum) and (ii) a pro-rata portion of each NEO’s STI award for the year of termination based on actual performance.

(2) Perquisites/Benefits

The Perquisites/Benefits amounts shown above for Mr. Haley reflect the value of payments with respect to continued health benefits. Mr. Haley’s employment agreement provides for up to 18 months of continued health benefits (a maximum benefit of $23,291). The Perquisites/Benefits amounts shown above for Mr. Burwell, Ms. Gebauer, Mr. Hess and Mr. Wickes reflect the value of continued health benefits that each executive would be eligible to receive under the U.S Executive Severance Plan. Under the plan, (i) for an involuntary termination by the Company of the executive’s employment (for reasons other than cause, death, permanent disability or good reason resignation, as such terms are defined in the plan) or (ii) for an involuntary termination by the Company of the executive’s employment (for reasons other than cause, death or permanent disability) or for resignation by the executive for good reason, each occurring during the period commencing 6 months prior to a change in control and ending 24 months following a change of control (as such terms are defined in the plan), each executive would be eligible to receive up to 18 months of continued medical and dental coverage through COBRA.

In addition, upon any termination of employment, Messrs. Haley, Burwell, Hess and Wickes and Ms. Gebauer may be entitled to benefits that are provided generally by the Company to salaried associates, including distributions under the Company’s 401(k) plan, health care benefits, disability benefits and accrued vacation pay. Mr. Haley, in addition to accruing annual vacation during the fiscal year ended December 31, 2020, has a frozen vacation balance from prior years which, if unused, will be paid out to him upon termination of employment at his then current rate of hourly base salary. The Perquisites/Benefits amounts shown above for Mr. Haley also reflect the Company’s liability for his frozen vacation pay in the amount of $376,873.

(3) Accelerated Vesting of Equity Awards

The amounts above reflect the intrinsic value of any unvested option, RSU and PSU awards held by each NEO that would have received automatic accelerated vesting treatment in each termination scenario as described below pursuant to the applicable employment/award agreement, based on the Company’s closing share price of $210.68, as quoted on the NASDAQ on the last business day of the fiscal year (December 31, 2020). For awards that would not have received automatic accelerated vesting treatment but are subject to acceleration at the Committee’s discretion, we have assumed these were not accelerated and have been forfeited. For more information on the NEOs’ outstanding equity awards at December 31, 2020 considered for these calculations, refer to the section entitled “— Outstanding Equity Awards at Fiscal Year-End.”

●

Without Cause / Good Reason Following a Change of Control (Column B) — The amounts shown for each NEO in connection with a termination by the Company without cause/resignation with good reason following a change of control reflect the value of outstanding PSUs that would automatically vest upon a “double-trigger” based on the following assumptions: (i) for the 2020 LTI Program awards (granted to Mr. Haley on February 25, 2020 and to the other NEOs on July 20, 2020), target performance for the 2020 LTI PSUs; (ii) for the 2019 LTI Program (granted to Mr. Haley on February 26, 2019 and to the other NEOs on July 20, 2019), actual performance based on a prorated performance period ending on December 31, 2020 for the 2019 LTI PSUs; and (iii) for the 2018 LTI Program (granted to all NEOs excluding Mr. Haley on July 20, 2018), actual

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Compensation Tables (continued)

performance determined for the 2018 LTI PSUs (as detailed in the section entitled “— Outstanding Equity Awards at Fiscal Year-End”). The foregoing assumptions are consistent with the treatment approved by the Compensation Committee with respect to the pending Business Combination with Aon (per terms of the Business Combination Agreement between Aon and the Company dated March 9, 2020).

●

Retirement (Column C) — Mr. Haley, Ms. Gebauer, Mr. Hess and Mr. Wickes would be eligible for retirement treatment of their outstanding equity awards (2020 LTI PSUs and 2019 LTI PSUs for Mr. Haley and 2020 LTI PSUs, 2019 LTI PSUs and 2018 LTI PSUs for Ms. Gebauer and Messrs. Hess and Wickes), per terms of the respective programs. In the event of the executive’s termination of service on December 31, 2020 and prior to the vesting date due to a qualifying retirement (as defined in the applicable award agreements), the earned PSUs under each award shall vest on the respective vesting date, subject to the executive’s compliance with the restrictive covenants and other obligations contemplated in the applicable award agreement. The amounts shown in column C of the above table are intended to reflect the potential value of outstanding equity awards that each NEO could receive on the respective vesting date for each award, in accordance with retirement treatment, and are based on the following assumptions: (i) target performance for the 2020 LTI PSUs and 2019 LTI PSUs and (ii) actual performance determined for the 2018 LTI PSUs (as detailed in the section entitled “— Outstanding Equity Awards at Fiscal Year-End”). Note that while the values related to 2020 LTI PSUs and 2019 LTI PSUs have been estimated at target for purposes of the above table, the actual number of PSUs earned under each of these awards may differ and would be determined following the end of the respective performance period based on the applicable program performance criteria.

●

All Other Termination Scenarios — In all other termination scenarios, outstanding PSUs granted under the 2020 LTI Program, the 2019 LTI Program and the 2018 LTI Program would not receive automatic vesting acceleration per the terms of the applicable award agreements*.

*

Awards granted under the 2012 Plan will vest based on the participant’s continued service. However, in the event of a participant’s termination of employment due to death or permanent disability, the Committee has the discretion to deem the performance conditions relating to all or a portion of the unvested PSUs to be attained up to the target level (i.e., 100%) and accelerate the time-based vesting of all or a portion of the earned performance shares. The Committee may also apply this same discretion in connection with a participant’s termination for any other reason except during the first year of vesting for awards that are subject to the minimum one-year vesting requirement.

Impact on Present Value of Accumulated Pension Benefits Payable in Certain Termination Scenarios

The account values payable to the NEOs through the Non-Qualified Deferred Compensation Plans are shown in the table in the section entitled “— Non-Qualified Deferred Compensation for the Fiscal Year Ended December 31, 2020” above and would not change based on early retirement, death, disability or a change in control of the Company. The value of benefits payable to the NEOs under the Willis Towers Watson Pension Plan and the Towers Watson SERP outlined above may increase (or decrease) in the event of the early retirement, pre-retirement death or disability of the NEO. Benefits do not become payable under the Willis Towers Watson Pension Plan or the Towers Watson SERP as a result of a change in control of the Company. Using the assumptions employed in the table in the section entitled “— Pension Benefits at 2020 Fiscal Year-End” (the “Pension Benefits Table”), the present value of the pension and disability benefit (as applicable) payable to the NEOs as of December 31, 2020 in the event of early retirement, death or disability is shown in the following table.

82	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Total Present Value as of December 31, 2020 in case of:

Name	Plan	Early Retirement ($) (1)	Increase / (Decrease) from Pension Benefits Table ($)	Pre- Retirement Death ($) (2)	Increase / (Decrease) from Pension Benefits Table ($)	Disability ($) (3)	Increase / (Decrease) from Pension Benefits Table ($)
John Haley	Willis Towers Watson Pension Plan	2,525,785	—	2,268,105	(257,680)	2,525,785	—
	Towers Watson SERP	19,885,595	—	19,885,595	—	19,885,595	—
	Disability	N/A	N/A	N/A	N/A	N/A	N/A
	Total	22,411,380	—	22,153,700	(257,680)	22,411,380	—
Michael Burwell	Willis Towers Watson Pension Plan	16,925	(63,233)	63,786	(16,372)	311,822	231,664
	Disability	N/A	N/A	N/A	N/A	2,663,929	2,663,929
	Total	16,925	(63,233)	63,786	(16,372)	2,975,751	2,895,593
Julie Gebauer	Willis Towers Watson Pension Plan	2,094,023	(15,857)	1,130,993	(978,887)	1,964,099	(145,781)
	Towers Watson SERP	6,681,114	(469,319)	6,681,114	(469,319)	4,759,042	(2,391,391)
	Disability	N/A	N/A	N/A	N/A	1,867,410	1,867,410
	Total	8,775,137	(485,176)	7,812,107	(1,448,206)	8,590,551	(669,762)
Carl Hess	Willis Towers Watson Pension Plan	1,818,756	(183,407)	1,480,526	(521,637)	2,009,836	7,673
	Towers Watson SERP	3,772,637	182,608	3,772,637	182,608	2,786,709	(803,320)
	Disability	N/A	N/A	N/A	N/A	1,967,169	1,967,169
	Total	5,591,393	(799)	5,253,163	(339,029)	6,763,714	1,171,522
Gene Wickes	Willis Towers Watson Pension Plan	1,982,926	—	1,783,815	(199,111)	1,982,926	—
	Towers Watson SERP	5,568,032	—	5,568,032	—	5,568,032	—
	Disability	N/A	N/A	N/A	N/A	N/A	N/A
	Total	7,550,958	—	7,351,847	(199,111)	7,550,958	—

(1)

The decrease for early retirement compared to the Pension Benefits Table for the Willis Towers Watson Pension Plan for Mr. Burwell is because he is not yet vested in the employer provided accrued benefit. Currently, upon termination, he is only eligible to receive a refund of his employee contributions with interest. The decrease for early retirement compared to the Pension Benefits Table for Ms. Gebauer in the Willis Towers Watson Pension Plan is because the discount rate used to discount payments under the Pension Benefits Table is less than the early retirement factors at which benefits are reduced to the early retirement age. The decrease for early retirement compared to the Pension Benefits Table for Ms. Gebauer in the Towers Watson SERP is due to the use of a higher lump sum rate which is in effect for current terminations than the assumed lump sum rate used for when she is assumed to retire for the Pension Benefits Table. The decrease for early retirement compared to the Pension Benefits Table for Mr. Hess in the Willis Towers Watson Pension Plan is because the discount rate used to discount payments under the Pension Benefits Table is less than the early retirement factors at which benefits are reduced to the early retirement age. The increase for early retirement compared to the Pension Benefits Table for Mr. Hess in the Towers Watson SERP is due to the use of a lower lump sum rate which is in effect for current terminations than the assumed lump sum rate used for when he assumed to retire for the Pension Benefits Table. There are no changes for Messrs. Haley and Wickes as they have attained their unreduced retirement age and are assumed to retire immediately for the Pension Benefits Table and the lump sum on their final average pay benefit has been frozen.

The Willis Towers Watson Pension Plan benefit attributable to the stable value formulas is assumed payable to the NEOs in the same forms of benefit used in determining benefit obligations under ASC-715 at retirement. 50% of the benefit is assumed payable as a lump sum, 26% of the benefit is assumed to be paid as a 100% joint and survivor annuity, 22% of the benefit is assumed to be paid a single life annuity and 2% of the benefit is assumed to be paid as a 10-year certain and continuous annuity. The assumed forms of payment for the Willis Towers Watson Pension Plan benefit payable to Messrs. Haley, Hess and Wickes attributable to the legacy Watson Wyatt formula is 50% as a 100% joint and survivor annuity, 45% as a single life annuity and 5% as a 10-year certain and continuous annuity. The assumed forms of payment for benefits from the Willis Towers Watson Plan benefit attributable to the legacy Towers Perrin formulas payable to Ms. Gebauer is 50% as a lump sum with a residual annuity, 25% as a 100% joint and survivor annuity, 22% as a single life annuity and 3% as a 10-year certain and continuous annuity. The stable value and Legacy Watson Wyatt benefits under the

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	83

Compensation Tables (continued)

Towers Watson SERP are payable as a lump sum six months after retirement. The Legacy Towers Perrin benefits under the Towers Watson SERP are paid in four approximately equal annual installments beginning six months after retirement. Messrs. Haley, Hess and Wickes and Ms. Gebauer are currently eligible for early retirement under the terms of the Willis Towers Watson Pension Plan and the Towers Watson SERP. Mr. Burwell is not vested in the Willis Towers Watson Pension Plan. However, he is vested in the employee contributions he has made to the plan.

(2)

In case of death, the stable value benefits earned by all executives from the Willis Towers Watson Pension Plan and Towers Watson SERP become vested and are immediately payable to the NEO’s surviving spouse or beneficiary (six month delay for benefits from the Towers Watson SERP). 80% of the Willis Towers Watson Pension Plan benefit is assumed to be paid as a lump sum and 20% is assumed to be paid as a single life annuity to the NEO’s surviving spouse or beneficiary. 100% of the Towers Watson SERP benefit is paid as a lump sum.

For Messrs. Haley, Hess and Wickes, the legacy Watson Wyatt qualified formula provides a death benefit to the executive’s spouse assuming the executive retired on the date of his death, elected the 100% joint and contingent benefit form and died the next day. The legacy Watson Wyatt formula in the Towers Watson SERP provides a death benefit to the participant’s spouse, or the designated beneficiary of an unmarried participant, payable in a lump sum equal to the amount that would have been payable to the participant if the participant had retired on the date of the participant’s death. This benefit is provided if the participant is early retirement eligible at death and is available to all plan participants with a legacy Watson Wyatt formula benefit. The death benefit is paid six months after death.

For Ms. Gebauer, the legacy Towers Perrin qualified formula provides a death benefit equal to the greater of her cash balance account through December 31, 2007 and the value of the survivor portion of her final average earnings benefit, plus her cash balance account earned from January 1, 2008 through December 31, 2011. The assumed form of payment for the death benefit attributable to the legacy Towers Perrin formulas is 80% as a lump sum and 20% as a single life annuity to the NEO’s surviving spouse or beneficiary. The Towers Watson SERP benefit attributable to the legacy Towers Perrin formulas provides benefits payable upon death equal to the amount that would have been received if terminating employment on the date of death. The Towers Watson SERP death benefit is paid in four approximately equal annual installments beginning six months after the date of death.

Decreases in the Willis Towers Watson Pension Plan benefit value as compared to the amounts shown in the Pension Benefits Table are due to the payment of benefits related to the survivor portion of the final average earnings benefit only. The decrease in the Towers Watson SERP benefits for Ms. Gebauer is attributable to the use of a higher lump sum rate which is in effect for current terminations than the assumed lump sum rate used when she is assumed to retire for the Pension Benefits Table. The increase in the Towers Watson SERP benefits for Mr. Hess is attributable to the use of a lower lump sum rate which is in effect for current terminations than the assumed lump sum rate used for when he is assumed to retire for the Pension Benefits Table.

(3)

In case of disability, all executives are eligible for a disability benefit equal to 60% of base salary plus target bonus, subject to a maximum monthly benefit of $30,000. This benefit is payable until age 65 or for at least 12 months, assuming the participant continues to meet the definition of disability. The table shows the value of the temporary disability benefit that would be payable to age 65 along with the pension benefits payable at age 65. Since Messrs. Haley and Wickes are assumed to retire immediately, no temporary disability income benefit is provided. Participants also receive continued benefit accruals for pension purposes while on disability. The continued benefit accruals are provided as additional stable value accruals under the plans at the same base pay level prior to their disability. Since the Towers Watson SERP was frozen effective July 1, 2017, future accruals are payable from the WTW Stable Value Excess Plan. Those accruals will be credited as notional shares on a quarterly basis.

84	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

The change in present value under the Willis Towers Watson Pension Plan is attributable to continued benefit accruals to age 65, offset by the delay in payment until age 65. Decreases in pension values in the Towers Watson SERP are due to the deferral in payment to age 65 and an increase in the lump sum rate used to calculate benefits compared to the rates used in the Pension Benefits Table.

CEO Pay Ratio

Under the SEC rules adopted pursuant to the Dodd-Frank Act of 2010, the Company is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to the Company’s CEO. The discussion below describes our methodology for how we determined our new median employee for 2020.

Determining Our Median Employee

We identified our median employee based on our colleagues as of December 31, 2020. As is permitted under SEC rules, we used “base pay” as our consistently applied compensation measure. We calculated annual base pay based on a reasonable estimate of hours worked during 2020 for hourly workers and salary levels for the remaining employees (including a valid statistical sampling methodology for a small portion of our employee population) and we annualized base pay for those who commenced work during 2020.

The total number of colleagues employed by Willis Towers Watson as of December 31, 2020 was 46,796 (16,460 – U.S. and 30,336 non-U.S.). As permitted by SEC rules, we excluded our employees in 21 jurisdictions, as indicated in the table below, which represented 4.74% (2,220 non-U.S. employees) of our employees. After applying this exclusion, our employee total was 44,576 as of December 31, 2020.

Excluded (4.74% of workers)

Cambodia (4)	Cameroon (91)	Costa Rica (89)	Egypt (136)

El Salvador (81)	Ghana (13)	Guatemala (93)	Honduras (67)

Hungary (15)	Kazakhstan (10)	Nicaragua (20)	Panama (179)

Peru (279)	Poland (627)	Republic of Congo (51)	Romania (32)

Senegal (49)	Turkey (95)	Ukraine (16)	Uruguay (64)

Venezuela (209)

Methodology and Pay Ratio

We then used a valid statistical sampling methodology to determine employees within 5% of the median. From that group, we selected as our median employee a reasonably representative colleague who had relatively consistent total compensation history.

For 2020, we calculated our median employee’s total annual compensation including all elements of compensation required to be included in the Summary Compensation Table. Our estimated median employee’s Summary Compensation Table total compensation was $69,718. Our CEO’s compensation as reported in the Summary Compensation Table was $20,732,005. Therefore, our estimate of CEO pay to median employee pay is 297:1. The calculation of the ratio should be considered an estimate; however, we believe the ratio is a reasonable estimate calculated in a manner consistent with SEC rules (Item 402(u) of Regulation S-K). We caution shareholders and other readers against comparing our ratio to those of other companies. The SEC has stated that it did not believe a purpose of the pay ratio rule was to facilitate comparisons among companies, and in adopting the rule, the SEC stated its belief that comparability of the ratio across registrants has significant limits, due to the variety of factors that could influence the ratio.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	85

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information, as of December 31, 2020 about the securities authorized for issuance under the Company’s equity compensation plans and is categorized according to whether or not the equity plan was previously approved by shareholders.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants And Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Shares Remaining Available for Future Issuance (3)

Equity Compensation Plans Approved by Security Holders	1,094,373	(2)	$113.44 $110.58	6,304,716

Equity Compensation Plans Not Approved by Security Holders	5,031	(4)	—	—

Total	1,099,404		$113.44 $110.58	6,304,716

(1)

The weighted-average exercise price set forth in this column is calculated excluding RSUs or other awards for which recipients are not required to pay an exercise price to receive the shares subject to the awards. The $113.44 is related to time-based options and the $110.58 is related to performance-based options.

(2)	Includes options and RSUs outstanding under the Towers Watson & Co. 2009 Long-Term Incentive Plan and the 2012 Plan. The Company intends to only grant future awards under the 2012 Plan.

(3)	Represents shares available for issuance pursuant to awards that may be granted under the 2012 Plan (5,247,115 shares) and the 2010 North American Employee Stock Purchase Plan (1,057,601 shares).

(4)

Includes incentive stock options outstanding under the Extend Health, Inc. 2007 Equity Incentive Plan and the Liazon Corporation 2011 Equity Incentive Plan. The Company does not plan to grant future awards under these plans.

86	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 4: Renew the Board’s Existing Authority to Issue Shares under Irish Law

As a matter of Irish company law, the directors of a company may not issue new ordinary or preferred shares unless approved by shareholders. Our current authorization, approved by shareholders at our 2020 Annual General Meeting of Shareholders, will expire on December 10, 2021. We are presenting this Proposal No. 4 to renew the Board’s authority to issue our authorized shares on the terms set forth below.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to 42,560,632 ordinary shares (being equivalent to approximately 33% of the Company’s issued ordinary share capital as of March 11, 2021 (the latest practicable date before this Proxy Statement)) for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. It is important for the Company to be able to issue shares in order to pursue its growth strategy. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NASDAQ-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of NASDAQ and the SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NASDAQ with whom we compete.

The authority, if renewed, would apply to issues of shares and instruments convertible into shares, such as warrants and options. Under Irish law, an ordinary resolution requires the approval of over 50% of the votes of the shareholders cast at a general meeting.

The text of the resolution in respect of this proposal, which is an ordinary resolution, is as follows:

“RESOLVED, that, subject to applicable rules and listing standards of NASDAQ and to applicable rules and regulations of the U.S. Securities and Exchange Commission, the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all the powers of the Company to allot relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $12,965.46 (42,560,632 ordinary shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 11, 2021 (the latest practicable date before this Proxy Statement)). The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by the Company in general meeting and provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s existing authority to issue new ordinary or preferred shares for issuances up to 33% of the Company’s outstanding share capital.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	87

Proposal No. 5: Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to its existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). As our current authority will expire on December 10, 2021, we are presenting this Proposal No. 5 to renew the Board’s authority to opt out of the pre-emption right on the terms set forth below.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to waive (or “opt out of”) their statutory pre-emption rights in the event of (i) the issuance of shares for cash in connection with any rights issue; and (ii) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital (with the possibility of issuing an additional 5% of the company’s issued ordinary share capital provided the company uses it only in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding six-month period and is disclosed in the announcement of the issue) bringing the total acceptable limit to 10% of the company’s issued ordinary share capital. It is also customary practice for such waiver (or opt-out) to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice for listed companies in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked.

Similar to the authorization sought for Proposal No. 4, granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner originally permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Renewal of this authority would not exempt the Company from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances, generally at or greater than 20%.

As required under Irish law, the resolution is a special resolution that requires the affirmative vote of at least 75% of the votes cast.

The text of the resolution in respect of this proposal is as follows:

“RESOLVED, that, as a special resolution, subject to the passing of the resolution in respect of Proposal No. 4 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal No. 4 as if sub-section (1) of section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

88	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 5: Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law (continued)

(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $3,928.93 (12,897,161 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 11, 2021 (the latest practicable date before this Proxy Statement)) provided that, with respect to 6,448,581 of such shares, (being equivalent to approximately 5% of the issued ordinary share capital), such allotment must be for the purposes referred to in the proxy statement;

and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s existing authority to opt out of statutory pre-emption rights under Irish law.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	89

Additional Information

Security Ownership of Certain Beneficial Owners and Management

The following tables show the number of shares beneficially owned:

●	by each shareholder who is known to beneficially own 5% or more of our outstanding shares;

●	by each of our current directors and director nominees;

●	by each NEO listed in the Summary Compensation Table; and

●	by each of our current directors, director nominees and executive officers as a group.

The amounts and percentages of our shares beneficially owned are reported in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days following March 11, 2021 (i.e., May 10, 2021). Also, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

5% Beneficial Owners

Name and Address	Number of Shares Beneficially Owned	Percent Beneficially Owned (1)

The Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	13,511,594	10.48%

BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	8,970,969	6.96%

(1)	Percentage is based on the number of Company shares outstanding as of March 11, 2021.

(2)

The number of shares beneficially owned as of December 31, 2020 is based solely on the Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group. The amount beneficially owned includes: 212,184 shares over which there is shared voting power; 12,948,578 shares over which there is sole dispositive power; and 563,016 shares over which there is shared dispositive power.

(3)

The number of shares beneficially owned as of December 31, 2020 is based solely on the Schedule 13G/A filed with the SEC on February 5, 2021 by BlackRock, Inc. The amount beneficially owned includes 7,771,420 shares over which there is sole voting power and 8,970,969 shares over which there is sole dispositive power.

90	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

Directors, Director Nominees, Named Executive Officers and Other Executive Officers

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percent Beneficially Owned

Anna C. Catalano	5,244	*

Victor F. Ganzi	19,251	*

John J. Haley (3)	549,296	*

Wendy E. Lane	6,916	*

Brendan R. O’Neill	12,309	*

Jaymin B. Patel	4,697	*

Linda D. Rabbitt	12,996	*

Paul D. Thomas	10,222	*

Wilhelm Zeller	7,726	*

Michael Burwell	15,485	*

Julie Gebauer (4)	136,057	*

Carl Hess (5)	83,054	*

Gene Wickes (6)	118,374	*

All of our Current Directors, Director Nominees, Named Executive Officers and Other Executive Officers (19 persons) (7)	1,101,528	.85%

*	Less than 1%.

(1)	The address of each of the listed persons is c/o Willis Towers Watson Public Limited Company, Elm Park, Merrion Road, Dublin 4, Ireland.

(2)

The number of shares for which the directors and executive officers are deemed to have a beneficial interest includes shares underlying options that will be exercisable and/or RSUs that will vest on or before May 10, 2021 as indicated in the following notes. These shares, however, are not deemed outstanding for purposes of computing percentage of beneficial ownership of any other person.

(3)

Mr. Haley’s beneficially owned shares include 150,235 options to purchase ordinary shares. Mr. Haley’s beneficial ownership amount does not include the payout under his 2016 front-loaded equity award because it will be settled on the date his employment is terminated, subject to the terms of the award agreements.

(4)	Ms. Gebauer’s beneficially owned shares include 42,010 options to purchase ordinary shares and 1,068 ordinary shares indirectly held through irrevocable family trusts.

(5)	Mr. Hess’ beneficially owned shares include 43,119 options to purchase ordinary shares.

(6)	Mr. Wickes’ beneficially owned shares include 47,910 options to purchase ordinary shares and 4,165 ordinary shares indirectly held through irrevocable family trusts.

(7)

Includes 295,845 ordinary shares that all named executive officers and other executive officers as a group have or will have the right to acquire pursuant to presently exercisable share options, share options that will become exercisable or share awards that will become vested within 60 days following March 11, 2021 (i.e., May 10, 2021).

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	91

Additional Information (continued)

Section 16 Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC and NASDAQ. Executive officers, directors and such security holders are required by SEC regulation to furnish the Company with copies of all such forms which they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and information provided by the reporting persons, all of the Company’s directors and executive officers and the Controller made all required filings on time during 2020, with the exception of two reports on Form 4, each with one transaction to be reported, for each of Nicolas Aubert, Anne Bodnar, Michael Burwell, Matthew Furman, Adam Garrard, Julie Gebauer, Joseph Gunn, Carl Hess, Anne Pullum and Gene Wickes. The reports were late due to administrative error and pertained to dividend equivalents accrued on earned PSUs.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report,” to the extent permitted by SEC rules shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

Information about the Proxy Materials and the 2021 Annual General Meeting of Shareholders

Why am I receiving these materials?

We are making this Proxy Statement available to you on or around March 24, 2021 because the Board is soliciting your proxy to vote at Willis Towers Watson’s 2021 Annual General Meeting of Shareholders on May 11, 2021. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals described herein.

This Proxy Statement and the below documents are available at www.proxyvote.com and on the Company’s website at www.willistowerswatson.com. You may access the proxy materials and voting instructions via the Internet by following the instructions in the Notice of Internet Availability.

●	Our Notice of Annual General Meeting of Shareholders and Notice of Internet Availability of Proxy Materials;

●	Our Annual Report on Form 10-K, which includes financial statements for the fiscal year ended December 31, 2020; and

●	Our Irish Statutory Accounts for the period ended December 31, 2020, and the reports of the directors and auditors thereon.

You have the right to request paper copies of the proxy materials, free of charge, regardless of whether you are a record or beneficial owner of shares. Shareholders of record may request paper copies by contacting the Company Secretary or by following the instructions contained in the notice. If you hold shares through brokers, banks or other nominees, you should receive written instructions on how to request paper copies of the proxy materials if you so desire. We recommend that you contact your broker, bank or other nominee if you do not receive these instructions along with the Company’s proxy materials.

92	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

Why are there two sets of financial statements covering the same period?

Under applicable U.S. securities laws, we are required to send to you our financial statements for the fiscal year ended December 31, 2020. Under Irish company law, we are also required to provide you with our Irish Statutory Accounts for the year ended December 31, 2020, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. Both sets of financial statements are available at www.proxyvote.com and on the Company’s website at www.willistowerswatson.com and, if you request, a copy will be delivered to you. The Irish Statutory Accounts will also be presented at the 2021 Annual General Meeting of Shareholders.

Does the Company “household” delivery of proxy materials?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials for those shareholders receiving the proxy materials by mail. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the proxy materials to you if you send a request to the Company Secretary at corporatesecretary@willistowerswatson.com. If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company Secretary at corporatesecretary@willistowerswatson.com.

Who is entitled to vote?

Holders of our shares, as recorded in our share register on March 11, 2021, may vote at the meeting. As of March 11, 2021, the latest practicable date, there were 128,971,611 shares outstanding and entitled to vote. Holders are entitled to one vote per share.

How do proxies work?

The Company’s Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any postponement or adjournment of the meeting, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some or none of the directors seeking election.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares for all proposals in accordance with the recommendations made by the Board.

If your shares are held in an account with a broker, bank or other nominee, this institution is considered the shareholder of record and you are considered the “beneficial shareholder” of those shares. In this case, your broker or bank (or its agent) or other nominee has forwarded the proxy materials and separate voting instructions to you. Because you are not the shareholder of record, you may not vote your shares in person at the Annual General Meeting of Shareholders unless you obtain a valid proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares in person at the meeting. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions provided to you with the proxy materials.

Under relevant NASDAQ rules, if you do not instruct your broker how to vote, your broker will only be able to vote your shares with respect to “routine” matters. The only routine matters are the ratification of the appointment of the Company’s independent auditors (Proposal No. 2) and, under Irish law, the renewal of the Board’s authority to issue shares (Proposal No. 4) and to opt out of statutory pre-emption rights (Proposal No. 5). Broker discretionary voting is not permitted for any of the other proposals because they are “non-routine” matters.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	93

Additional Information (continued)

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, your proxy gives the person or persons named in the proxy the authority to vote on the matter in accordance with the recommendation of our Board.

How do I vote?

We recommend that you vote in advance of the Annual General Meeting of Shareholders even if you expect to attend in person.

If you are a registered shareholder (i.e., a shareholder who holds shares directly with our transfer agent, Computershare), you can vote through the following ways:

●

Via the Internet: To vote by Internet, go to www.proxyvote.com and use the control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.

●

By Mail: If you received a paper copy of the proxy materials in the mail, you may mark, sign, date and mail your proxy card to c/o Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, before the commencement of the meeting. You may also e-mail a copy of your proxy card to the Company Secretary at corporatesecretary@willistowerswatson.com. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

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In Person: Attend the Annual General Meeting of Shareholders in Miami, Florida or Dublin, Ireland, or send a personal representative with an appropriate proxy to vote by poll card at the meeting. For information on how to attend the Annual General Meeting of Shareholders, please see “What do I need in order to be admitted to the Annual General Meeting of Shareholders?” below.

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order to vote your shares. If you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares, and bring it, or other evidence of share ownership, with you to the meeting. For further information on how to attend the Annual General Meeting, please see “What do I need in order to be admitted to the Annual General Meeting of Shareholders?” below.

If I vote and then want to change or revoke my vote, may I?

If you are a registered shareholder (i.e., a shareholder who holds shares directly with our transfer agent, Computershare), you may revoke your proxy at any time before the meeting by submitting a new proxy with a later date, by a later telephone or Internet vote, by voting in person at the meeting, or by notifying our Company Secretary. Mere attendance at the meeting will not revoke a proxy which was previously submitted to the Company. Written revocations to the Company Secretary should be received by 11:59 p.m. EDT on May 10, 2021 and should be directed to corporatesecretary@willistowerswatson.com.

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares “in street name”), follow the voting instructions provided to you with this Proxy Statement to determine how you may change your vote. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated.

94	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

What do I need in order to be admitted to the Annual General Meeting of Shareholders?

Only the Company’s shareholders, their proxy holders, the Company’s directors, the Company’s auditors and the Company’s guests may attend the meeting.

All shareholders of record on March 11, 2021 may attend the Annual General Meeting of Shareholders in person even if such shareholders have already submitted a proxy. For admission to the meeting, shareholders of record must bring proof of identification and address. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should bring account statements or letters from their banks, brokers or other nominee showing that they owned Willis Towers Watson shares as of March 11, 2021.

The Annual General Meeting of Shareholders will be held at Willis Towers Watson Public Limited Company, 1450 Brickell Avenue, Suite 1600, Miami, Florida 33131. Additionally, shareholders may participate in the meeting in Ireland by technological means which will be available at the offices of Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the time of the meeting (and such participation shall constitute presence in person at the Annual General Meeting of Shareholders).

Registration in Miami, Florida will begin at 8:30 a.m. EDT on Tuesday, May 11, 2021 and the meeting will begin at 9:00 a.m. EDT.

We understand that Irish law requires companies to hold shareholder meetings at a physical location. Depending on concerns about and developments relating to the outbreak of COVID-19, novel coronavirus, the Board could determine to change the date, time and/or format of the meeting, subject to Irish law requirements. The Company would publicly announce any such changes and how to participate in the meeting by press release and additional proxy materials filed with the SEC as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with Irish law and SEC rules and requirements.

Are any special measures being taken at the Annual General Meeting of Shareholders as a result of the COVID-19 outbreak?

Irish law requires the Company to hold a physical meeting for its 2021 Annual General Meeting of Shareholders. In light of COVID-19, we encourage our shareholders to vote by proxy prior to 11:59 p.m. EDT on May 10, 2021. With respect to shares held through a Company employee share plan, shareholders must vote by proxy prior to 11:59 p.m. EDT on May 6, 2021. Shareholders who are unable to attend the Annual General Meeting due to COVID-19 restrictions, but would like to ask questions they would have otherwise asked, are encouraged to reach out through other ordinary course channels, including reaching out to the Head of Investor Relations or the Company Secretary. If a shareholder does attend the physical meeting, in view of the current and rapidly evolving COVID-19 outbreak, the Company asks that, in considering whether to attend the Annual General Meeting of Shareholders in person, shareholders follow the public health guidelines applicable to Miami, Florida or Dublin, Ireland, as applicable, with respect to COVID-19. The Company also strongly encourages shareholders not to attend the meeting in person if they are experiencing any of the described COVID-19 symptoms. Shareholders attending the Annual General Meeting are also requested to follow the hygiene instructions consistent with applicable public health guidelines, including washing or disinfecting hands upon arrival at the Annual General Meeting. The Company may take additional precautionary measures in relation to the Annual General Meeting in response to further developments in the COVID-19 outbreak. The Company will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the meeting. The Company also intends to comply with any public health guidelines applicable to Miami, Florida or Dublin, Ireland, which may impact the meeting.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	95

Additional Information (continued)

What is the recommendation of the Board on each proposal scheduled to be voted on at the meeting? How do the Board and executive officers intend to vote with respect to the agenda items?

The Company’s Board recommends that you vote FOR each of the proposals scheduled to be voted on at the meeting and our directors and executive officers have indicated that they intend to vote their shares in accordance with the Board’s recommendations.

Who is paying the costs of soliciting this proxy?

The cost of this proxy solicitation is borne directly by the Company. Morrow Sodali LLC has been retained to assist in the proxy solicitation at a base fee of approximately $15,000 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company’s directors, officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request that brokers and other nominees forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

What is the quorum required for the Annual General Meeting?

In order to carry on the business of the meeting, we must have a quorum. Under our Articles of Association, a quorum is reached when shareholders holding at least 50% of our issued and outstanding shares are present in person or by proxy and entitled to vote.

What vote is required for approval of each proposal and what is the effect of broker non-votes and abstentions?

The voting standards applicable to the Annual General Meeting are as follows:

Proposal		Vote Requirement

1.	To elect nine persons named in the accompanying proxy statement to serve as directors for a one-year term	Majority of votes cast

2.	Ratify the Appointment of the Independent Auditors in an Advisory (Non-binding) Vote and Fix the Independent Auditors’ Remuneration in a Binding Vote	Majority of votes cast

3.	Approve Named Executive Officer Compensation in an Advisory (Non-binding) Vote	Majority of votes cast

4.	Renew the Board’s Existing Authority to Issue Shares under Irish Law	Majority of votes cast

5.	Renew the Board’s Existing Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	75% of the votes cast

Abstentions and broker non-votes, though counted for the purposes of determining that a quorum is present, will not be counted as votes cast and therefore will have no effect. A broker non-vote is a proxy submitted by a broker where the broker fails to vote on behalf of a client on a particular matter because the broker was not instructed by the beneficial owner when such instruction is required by NASDAQ with respect to such matter.

Who will count the votes and certify the results?

American Election Services has been appointed as the independent Inspector of Election and will count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots and certify the results of the voting.

96	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

Who is your transfer agent?

Our transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares and similar issues, can be handled by calling toll-free (800) 522-6645 (U.S.) or (201) 680-6578 (outside the U.S.) or by accessing the website at www.computershare.com/investor.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	97

Shareholder and Other Proposals for the 2022 Annual General Meeting

Deadline for nominations for election to the Board under the Company’s advance notice or proxy access provision:	Between October 25, 2021 and November 24, 2021

Deadline for shareholder proposals under Rule 14a-8 under the Exchange Act for inclusion in the Proxy Statement:	November 24, 2021

Date beyond which the Company is able to confer discretionary authority to vote on shareholder proposals outside of Rule 14a-8 on its appointees:	February 7, 2022

When a shareholder wants to nominate a person for election to the Board at the Company’s Annual General Meeting, the shareholder must provide advance notice to the Company in accordance with our Articles of Association. Notice of shareholder nominations for election at the 2022 Annual General Meeting of Shareholders (whether to be included or not in the Company’s proxy materials for the meeting) must be received by the Company Secretary no earlier than October 25, 2021 and no later than November 24, 2021. Shareholders should consult our Articles of Association for the various procedural, informational and other requirements applicable to such nominations.

A copy of the Company’s Memorandum and Articles of Association can be obtained from the Company Secretary on request or can be found in the “Investor Relations — Corporate Governance” section of our website at www.willistowerswatson.com. A shareholder may also propose an individual to the Governance Committee for its consideration as a nominee for election to the Board by writing to the Company Secretary at corporatesecretary@willistowerswatson.com.

The Governance Committee will consider the shareholder’s nominee proposal in accordance with the selection process and specific qualification standards as set out in the Company’s Corporate Governance Guidelines.

Shareholders who wish to present a proposal under Rule 14a-8 under the Exchange Act and have it considered for inclusion in the Company’s proxy materials for the 2022 Annual General Meeting of Shareholders must submit such proposal in writing to the Secretary of the Company on or before November 24, 2021.

Shareholders who wish to present a proposal at the 2022 Annual General Meeting that has not been included in the Company’s proxy materials must submit such proposal (other than a nomination for election discussed above) in writing to the Company Secretary. If such notice is received by the Secretary on or after February 7, 2022, SEC rules permit the Company to confer discretionary authority to vote on such proposals on persons appointed as proxies on behalf of the Company.

The Company’s Articles of Association and the 2014 Act contain further requirements relating to the timing and content of the notice which shareholders must provide to the Company for any nomination or matter to be properly presented at a shareholders’ meeting.

98	WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Disclaimer Regarding Forward-Looking Statements

We have included in this document “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, ongoing working capital efforts, future share repurchases, financial results (including our revenue), the impact of changes to tax laws on our financial results, existing and evolving business strategies and planned acquisitions and dispositions, the impact of the COVID-19 pandemic on our business, our pending business combination with Aon, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully manage ongoing organizational and technology changes, including investments in improving systems and processes, and plans and references to future successes, including our future financial and operating results, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

A number of risks and uncertainties that could cause actual results to differ materially from the results reflected in these forward-looking statements are identified under Risk Factors in Item 1A of our Annual Report on Form 10-K and in our subsequent filings. These statements are based on assumptions that may not come true and are subject to significant risks and uncertainties.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and updated subsequent filings, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY	99

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

200 LIBERTY STREET

NEW YORK, NEW YORK 10281

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on May 10, 2021, or until 11:59 P.M. EDT on May 6, 2021 with respect to shares held through a Company employee share plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on May 10, 2021, or until 11:59 P.M. EDT on May 6, 2021 with respect to shares held through a Company employee share plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D38495-P50070	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

The Board of Directors recommends you vote
FOR the following proposals:

1. Elect directors.	For	Against	Abstain

1a. Anna C. Catalano	☐	☐	☐

1b. Victor F. Ganzi	☐	☐	☐

1c. John J. Haley	☐	☐	☐

1d. Wendy E. Lane	☐	☐	☐

1e. Brendan R. O’Neill	☐	☐	☐

1f. Jaymin B. Patel	☐	☐	☐

1g. Linda D. Rabbitt	☐	☐	☐

1h. Paul D. Thomas	☐	☐	☐

1i. Wilhelm Zeller	☐	☐	☐

	For	Against	Abstain

2.  Ratify, on an advisory basis, the appointment of (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte Ireland LLP to audit our Irish Statutory Accounts, and authorize, in a binding vote, the Board, acting through the Audit Committee, to fix the independent auditors’ remuneration.

	☐	☐	☐
3. Approve, on an advisory basis, the named executive officer compensation.	☐	☐	☐

4. Renew the Board’s existing authority to issue shares under Irish law.	☐	☐	☐

5. Renew the Board’s existing authority to opt out of statutory pre-emption rights under Irish law.	☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Annual Report on Form 10-K, Notice and Proxy Statement and Irish Statutory Accounts are available at www.proxyvote.com.

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D38496-P50070

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY FOR THE

2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS ON MAY 11, 2021

The undersigned being a shareholder of Willis Towers Watson Public Limited Company (the “Company”) hereby appoints Mr. John Haley and, if Mr. Haley is not present, any member of the Board of Directors (the “Board”) and, if a member of the Board is not present, any member of senior management of the Company nominated by the Board, with full power of substitution, for and in the name of the undersigned, to vote all ordinary shares, nominal value U.S. $0.000304635 per share, of the Company, that the undersigned would be entitled to vote if personally present at the 2021 Annual General Meeting of Shareholders, to be held in Miami, Florida with participation by technological means facilitated from Dublin, Ireland and at any adjournment or postponement thereof, upon the matters described in the Notice of 2021 Annual General Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS.

Continued and to be signed on reverse side